                                                       REGISTRATION NO. 333-1837
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 4
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                     FIRST BANK CORPORATE CARD MASTER TRUST
                   (Issuer with respect to the Certificates)
                         ------------------------------

                           FIRST BANK OF SOUTH DAKOTA
                             (NATIONAL ASSOCIATION)
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

              UNITED STATES                                    6021                                     46-0168855
     (State or other jurisdiction of               (Primary Standard Industrial                       (IRS Employer
      incorporation or organization)                 Classification Code No.)                      Identification No.)

                             141 NORTH MAIN AVENUE
                        SIOUX FALLS, SOUTH DAKOTA 57117
                                 (605) 339-8600
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------
                                  LEE R. MITAU
                    CORPORATE SECRETARY AND GENERAL COUNSEL
                            FIRST BANK SYSTEM, INC.
                            601 SECOND AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 973-0363
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

              CHARLES F. SAWYER, ESQ.                               SUSAN M. CURTIS, ESQ.
               DORSEY & WHITNEY LLP                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
              220 SOUTH SIXTH STREET                                  919 THIRD AVENUE
           MINNEAPOLIS, MINNESOTA 55402                           NEW YORK, NEW YORK 10022

                            ------------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                   AMOUNT          PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
          TITLE OF EACH CLASS OF                   TO BE            OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED           PER UNIT(1)             PRICE(1)               FEE(2)
Class A Asset Backed Certificates..........     $394,800,000             100%               $394,800,000          $119,657.26
Class B Asset Backed Certificates..........      $6,300,000              100%                $6,300,000            $1,929.99
TOTAL......................................     $401,100,000             100%               $401,100,000          $121,587.25

(1) Estimated solely for the purpose of calculating the registration fee.

(2) $344.83 of which was previously paid with respect to $1,000,000 of the Certificates, at the then applicable rate of 1/29 of 1%.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 Subject to Completion, dated February 17, 1997

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prospectus


First Bank Corporate Card Master Trust


$394,800,000 CLASS A  % ASSET BACKED CERTIFICATES, SERIES 1997-1



$6,300,000 CLASS B  % ASSET BACKED CERTIFICATES, SERIES 1997-1


First Bank of South Dakota (National Association)
TRANSFEROR

FBS Card Services, Inc.
SERVICER


Each Class A   % Asset Backed Certificate, Series 1997-1 (collectively, the
"Class A Certificates") and each Class B   % Asset Backed Certificate, Series
1997-1 (collectively, the "Class B Certificates" and, together with the Class A Certificates, the "Certificates") will represent an undivided interest in the First Bank Corporate Card Master Trust (the "Trust") governed by a Pooling and Servicing Agreement among First Bank of South Dakota (National Association), as transferor, FBS Card Services, Inc., as servicer, and Citibank, N.A., as trustee. In addition, a Collateral Investor Interest (as defined herein) having an initial principal balance of $18,900,000 will be issued as part of Series 1997-1, and will be subordinated to the Certificates as described
herein.                                      (COVER CONTINUED ON FOLLOWING PAGE)



There currently is no secondary market for the Certificates, and there is no assurance that one will develop. Potential investors should consider, among other things, the information set forth in "Risk Factors" on page 24.


THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION), FIRST BANK SYSTEM, INC., FBS CARD SERVICES, INC. OR ANY AFFILIATE THEREOF. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------


                                                                                               Proceeds to
                                   Initial             Price to            Underwriting        the Transferor
                                   Principal Balance   Public (1)          Discount            (1)(2)
-----------------------------------------------------------------------------------------------------------------
Class A Certificates               $394,800,000        %                   %                   %
------------------------------------------------------------------------------------------------
Class B Certificates               $6,300,000          %                   %                   %
------------------------------------------------------------------------------------------------
Total                              $401,100,000        $                   $                   $
------------------------------------------------------------------------------------------------



(1) Plus accrued interest, if any, calculated from February  , 1997.



(2) Before deducting expenses estimated to be $675,000.



The Certificates are offered by the Underwriters when, as, and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. The Underwriters reserve the right to withdraw, cancel or modify such offer. It is expected that the Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about February , 1997 against payment therefor in immediately available funds.


                    Underwriters of the Class A Certificates

J.P. Morgan & Co.

                  Bear, Stearns & Co. Inc.


                                                             MorganStanley & Co.



       Incorporated


                    Underwriter of the Class B Certificates


J.P. Morgan & Co.


February  , 1997

    The Collateral Investor Interest is not offered hereby. The property of the Trust will include receivables (the "Receivables") generated from time to time in a portfolio of designated VISA-Registered Trademark- charge card accounts originated under First Bank's Corporate Card or Purchasing Card programs (the "Accounts"), all monies due in payment of the Receivables, all proceeds of the Receivables, any Enhancement (as defined herein), all monies on deposit in certain bank accounts of the Trust and the right to receive certain amounts of Net Interchange (as defined herein) allocable to the Certificates, as described herein. Certain capitalized terms used herein are defined elsewhere in this Prospectus. A listing of the pages on which such terms are defined is found in the "Index of Terms" on page 96. First Bank initially will own the remaining undivided interest in the Trust not represented by the Certificates, by the Collateral Investor Interest, by other investor certificates issued by the Trust and by the interests of Enhancement providers, if any. Series 1997-1 is the first Series issued by the Trust. First Bank may from time to time offer and sell other Series that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Certificates.



    Interest will accrue on the Class A Certificates at the rate of    % per
annum. Interest will accrue on the Class B Certificates at the rate of    % per
annum. Interest will accrue on the Certificates from February   , 1997 and is
payable semi-annually on February 15 and August 15 (or, if any such day is not a business day, on the next succeeding business day) commencing August 15, 1997 and, with respect to each Class, on the Expected Final Payment Date for such Class, or in the event an Early Amortization Event shall have occurred, monthly on or about the 15th day of each month. Principal on the Class A Certificates and the Class B Certificates is scheduled to be distributed on the February 2002 Distribution Date, but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations."


    The Class B Certificates will be subordinated to the Class A Certificates to the extent necessary to fund payments on the Class A Certificates as described herein. The Collateral Investor Interest will be subordinated to the Class A Certificates and the Class B Certificates as described herein.

                             AVAILABLE INFORMATION

    This Prospectus (the "Prospectus"), which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). For further information, reference is made to the Registration Statement (including any amendments thereof and exhibits thereto), which is available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which the Registration Statement (including any amendments thereof and exhibits thereto) may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Transferor or any agent or Underwriter. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Transferor or the Receivables or the Accounts since the date hereof or that the information contained herein is correct as of any time subsequent to its date.



    UNTIL MAY   , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR OR HIS OR HER REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE, AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS, OR A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.


                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Available Information..........................     2
Reports to Certificateholders..................     3
Summary........................................     5
Risk Factors...................................    24
The Trust......................................    29
First Bank's Corporate Card and Purchasing Card
  Programs.....................................    29
The Receivables................................    36
Maturity Considerations........................    42
Use of Proceeds................................    43
First Bank of South Dakota (National
  Association) and First Bank System, Inc......    43

                                                 PAGE
                                                 ----
Description of the Certificates................    43
Certain Legal Aspects of the Receivables.......    84
Federal Income Tax Consequences................    87
State and Local Tax Consequences...............    92
ERISA Considerations...........................    92
Underwriting...................................    94
Legal Matters..................................    95
Index of Terms.................................    96
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures.....................   A-1


                         REPORTS TO CERTIFICATEHOLDERS


    Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates, pursuant to the Agreement. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Certificates ("Certificate Owners"). The Servicer will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder so long as the Certificates are outstanding.

                    [This Page is Intentionally Left Blank]

                                    SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. A LISTING OF THE PAGES ON WHICH SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF TERMS" BEGINNING ON PAGE 96.



TYPE OF SECURITIES................  Class A    % Asset Backed Certificates, Series 1997-1
                                    (the "Class A Certificates") and Class B    % Asset
                                      Backed Certificates, Series 1997-1 (the "Class B
                                      Certificates," and together with the Class A
                                      Certificates, the "Certificates").

OVERVIEW OF THE TRANSACTION.......  The First Bank Corporate Card Master Trust (the "Trust")
                                    was formed for the purpose of holding the Receivables
                                      and issuing the Certificates and other similar
                                      securities. Each Certificate will represent the right
                                      to receive a portion of the collections on the
                                      Receivables. Such collections will be used to pay
                                      interest and principal due on such Certificate on the
                                      applicable payment date. The Class A Certificates will
                                      also have the benefits of certain excess collections
                                      and amounts available from the Overconcentration
                                      Account, and the subordination of the Class B
                                      Certificates and the Collateral Investor Interest. The
                                      Class B Certificates will also have the benefits of
                                      certain excess collections and amounts available from
                                      the Overconcentration Account not needed to cover
                                      shortfalls in respect of the Class A Certificates, and
                                      the subordination of the Collateral Investor Interest
                                      not used for the benefit of the Class A Certificates.
                                      The Class B Certificates therefore bear a greater risk
                                      of loss of principal and of shortfalls in payments of
                                      interest than the Class A Certificates. Accordingly,
                                      the Class A Certificates will receive a higher credit
                                      rating than the Class B Certificates. See
                                      "Summary--Certificate Rating." For a description of
                                      the subordination of the Class B Certificates, see
                                      "Summary--Subordination of the Class B Certificates
                                      and the Collateral Investor Interest" and "Risk
                                      Factors--Effect of Subordination."

                                    Both the Class A Certificates and the Class B
                                      Certificates are subject to repayment earlier than
                                      expected if certain events called Early Amortization
                                      Events occur. See "Description of the
                                      Certificates--Early Amortization Events." Both the
                                      Class A Certificates and the Class B Certificates are
                                      also subject to potential delayed repayment if the
                                      payment rate on the Receivables decreases. See "Risk
                                      Factors--Timing of Payments and Maturity" and
                                      "Maturity Considerations." In no event, however, will
                                      principal be paid on the Class B Certificates prior to
                                      the payment in full of the Class A Invested Amount.

                                    For a discussion of other risk factors applicable to the
                                      Certificates, see "Risk Factors."

TRUST.............................  The Trust will be governed by a pooling and servicing agreement (the "Agreement"), among First Bank of South
                                      Dakota (National Association) ("First Bank" or the
                                      "Bank"), as transferor, FBS Card Services, Inc., as
                                      servicer, and Citibank, N.A., as trustee (the
                                      "Trustee"). The Trust was created as a master trust
                                      under which one or more series (each, a "Series") may
                                      be issued pursuant to a series supplement to the
                                      Agreement (each, a "Series Supplement"). The
                                      Certificates will be issued pursuant to the Agreement,
                                      as supplemented by the Series Supplement relating to
                                      the Certificates (the "Series 1997-1 Supplement") (the
                                      term "Agreement," unless the context requires
                                      otherwise, refers to the Agreement as supplemented by
                                      the Series 1997-1 Supplement). An interest referred to
                                      as the "Collateral Investor Interest" and deemed to be
                                      a class of investor certificates will also be issued
                                      as part of Series 1997-1 and will be subordinated to
                                      the Certificates as described herein. The Collateral
                                      Investor Interest is not offered hereby. As used in
                                      this Prospectus, the term "Certificateholders" refers
                                      to holders of the Certificates, the term "Class A
                                      Certificateholders" refers to holders of the Class A
                                      Certificates, the term "Class B Certificateholders"
                                      refers to holders of the Class B Certificates, the
                                      term "Collateral Interest Holder" refers to the holder
                                      of the Collateral Investor Interest and the term
                                      "Series 1997-1" refers to the Series issued pursuant
                                      to the Agreement, as supplemented by the Series 1997-1
                                      Supplement. The Collateral Interest Holder will not be
                                      an affiliate of First Bank.

                                    Series 1997-1 is the first Series to be issued by the
                                      Trust. Additional Series consisting of one or more
                                      classes of certificates (each, a "Class") may be
                                      issued from time to time by the Trust.

THE TRANSFEROR....................  First Bank of South Dakota (National Association) (the
                                    "Transferor"), a national banking association organized
                                      under the laws of the United States and a wholly-owned
                                      subsidiary of First Bank System, Inc., a Delaware
                                      corporation. The principal offices of the Transferor
                                      are located at 141 North Main Avenue, Sioux Falls,
                                      South Dakota 57117, and its telephone number is (605)
                                      339-8600.

THE SERVICER......................  FBS Card Services, Inc. (the "Servicer"), a Minnesota
                                    corporation, and a wholly-owned subsidiary of First Bank
                                      System, Inc.

THE TRUSTEE.......................  Citibank, N.A., a national banking association.

TRUST ASSETS......................  The assets of the Trust will include (i) receivables
                                    (the "Receivables") arising under certain
                                      VISA-Registered Trademark-* charge card accounts (the
                                      "Accounts"), including any Additional Accounts follow-
                                      ing their designation, originated under the Bank's
                                      Corporate Card or Purchasing Card programs and
                                      selected from the portfolio of VISA accounts in such
                                      programs owned by the

---------

* VISA-Registered Trademark- is a federally registered servicemark of VISA USA, Inc.

                                      Bank (the "Bank Portfolio"), (ii) all monies due in
                                      payment of the Receivables (including recoveries on
                                      charged-off Receivables and amounts, if any, paid by
                                      corporate clients as co-obligors under the Corporate
                                      Card program), (iii) all proceeds of the Receivables,
                                      (iv) the right to receive certain amounts of Net
                                      Interchange allocable to the Certificates (which right
                                      may not be afforded to other Series issued by the
                                      Trust), (v) all monies on deposit in certain bank
                                      accounts of the Trust (other than investment earnings
                                      on such amounts, except as otherwise specified herein)
                                      and (vi) any Enhancement with respect to any
                                      particular Series or Class as described herein. The
                                      Certificateholders will not be entitled to the
                                      benefits of any Enhancement issued with respect to any
                                      Series other than Series 1997-1, and the holders of
                                      certificates of other Series will not be entitled to
                                      the benefits of any Enhancement issued with respect to
                                      Series 1997-1.

                                    On February   , 1997 (the "Closing Date"), the
                                      Transferor will convey to the Trustee for the benefit
                                      of the Trust all Receivables existing under certain
                                      Accounts that will be selected from the Bank Portfolio
                                      based on criteria provided in the Agreement as applied
                                      on November 30, 1996 (the "Cut-Off Date") and will
                                      convey to the Trustee all Receivables arising under
                                      the Accounts from time to time thereafter until the
                                      termination of the Trust. In addition, pursuant to the
                                      Agreement, the Transferor may or may be obligated to
                                      (subject to certain limitations and conditions)
                                      designate Additional Accounts for inclusion in the
                                      Trust. See "The Receivables" and "Description of the
                                      Certificates--Addition of Accounts."

INTEREST AND PRINCIPAL............  Each of the Certificates offered hereby represents the right to receive certain payments from the assets of the
                                      Trust. The Trust's assets will be allocated among the
                                      Class A Certificateholders (the "Class A Investor
                                      Interest"), the Class B Certificateholders (the "Class
                                      B Investor Interest"), the Collateral Interest Holder
                                      (the "Collateral Investor Interest," and together with
                                      the Class A Investor Interest and the Class B Investor
                                      Interest, the "Investor Interest"), the holders of
                                      other undivided interests in the Trust issued pursuant
                                      to the Agreement and applicable Series Supplements,
                                      and the Transferor (the "Transferor Interest"), as
                                      described below. The Collateral Investor Interest
                                      constitutes Enhancement for the Certificates.
                                      Allocations will be made to the Collateral Investor
                                      Interest, and the Collateral Interest Holder will have
                                      voting and certain other rights, as if the Collateral
                                      Investor Interest were a subordinated Class of
                                      Certificates. The Transferor Interest will represent
                                      the right to the assets of the Trust not allocated to
                                      the Class A Investor Interest, the Class B Investor
                                      Interest, the Collateral Investor Interest or the
                                      holders of other undivided interests in the Trust. The
                                      principal balance of the Transferor Interest will
                                      fluctuate as the amount of Receivables in the Trust
                                      changes from time to time.

                                    Each Class A Certificate represents the right to receive
                                      from the assets of the Trust allocated to the Class A
                                      Certificates payments of (i) interest at the rate of
                                         % per annum (the "Class A Certificate Rate"),
                                      accruing from the Closing Date and (ii) principal on
                                      the February 2002 Distribution Date (the "Class A
                                      Expected Final Payment Date") or, under certain
                                      limited circumstances, during the Early Amortization
                                      Period, funded from a percentage of the payments
                                      received with respect to the Receivables and certain
                                      other funds (including, under the circumstances
                                      specified herein, funds, if any, on deposit in the
                                      Principal Funding Account), as described herein.

                                    Each Class B Certificate represents the right to receive
                                      from the assets of the Trust allocated to the Class B
                                      Certificates payments of (i) interest at the rate of
                                         % per annum (the "Class B Certificate Rate"),
                                      accruing from the Closing Date and (ii) principal on
                                      the February 2002 Distribution Date (the "Class B
                                      Expected Final Payment Date") or, under certain
                                      limited circumstances, during the Early Amortization
                                      Period, funded from a percentage of the payments
                                      received with respect to the Receivables and certain
                                      other funds, as described herein. No principal will be
                                      distributed on the Class B Certificates until the
                                      Class A Invested Amount has been paid in full. See
                                      "Description of the Certificates--Subordination of the
                                      Class B Certificates and the Collateral Investor
                                      Interest."

                                    The interest in the Trust represented by the Class A
                                      Certificates (the "Class A Invested Amount") initially
                                      will equal $394,800,000 (the "Class A Initial Invested
                                      Amount") and will decline as principal with respect to
                                      the Class A Certificates is paid to the Class A
                                      Certificateholders or as Investor Charge-Offs
                                      allocable to the Class A Certificates occur.

                                    The interest in the Trust represented by the Class B
                                      Certificates (the "Class B Invested Amount") initially
                                      will equal $6,300,000 (the "Class B Initial Invested
                                      Amount") and will decline as principal with respect to
                                      the Class B Certificates is paid to the Class B
                                      Certificateholders, as Principal Collections allocable
                                      to the Class B Certificates are reallocated for the
                                      benefit of the Class A Certificates, as Investor
                                      Charge-Offs allocable to the Class B Certificates
                                      occur or as certain Investor Default Amounts otherwise
                                      allocable to the Class A Certificates are allocated to
                                      the Class B Certificates when the Collateral Invested
                                      Amount is zero.

                                    The interest in the Trust represented by the Collateral
                                      Investor Interest (the "Collateral Invested Amount"
                                      and, together with the Class A Invested Amount and the
                                      Class B Invested Amount, the "Invested Amount")
                                      initially will equal $18,900,000 (the "Collateral
                                      Initial Invested Amount" and, together with the Class
                                      A Initial Invested Amount and the

                                      Class B Initial Invested Amount, the "Initial Invested
                                      Amount") and will decline as principal with respect to
                                      the Collateral Investor Interest is paid to the
                                      Collateral Interest Holder, as Principal Collections
                                      allocable to the Collateral Investor Interest are
                                      reallocated for the benefit of the Class A
                                      Certificates and the Class B Certificates, as Investor
                                      Charge-Offs allocable to the Collateral Investor
                                      Interest occur or as certain Investor Default Amounts
                                      otherwise allocable to the Class A Certificates and
                                      the Class B Certificates are allocated to the
                                      Collateral Investor Interest.

                                    During the Accumulation Period, for the sole purpose of
                                      allocating Yield Collections and the amount of
                                      Defaulted Receivables with respect to each Collection
                                      Period, an amount equal to the amount on deposit in
                                      the Principal Funding Account from time to time will
                                      be subtracted from the Class A Invested Amount (as so
                                      reduced, the "Class A Adjusted Invested Amount" and
                                      together with the Class B Invested Amount and the
                                      Collateral Invested Amount, the "Adjusted Invested
                                      Amount").

                                    The Transferor Interest will initially be held by the
                                      Transferor.

                                    The final payment of principal and interest on the
                                      Certificates will be made no later than the February
                                      2003 Distribution Date. Series 1997-1 will terminate
                                      on the earliest to occur of (a) the Distribution Date
                                      on which the Invested Amount is paid in full, (b) the
                                      February 2003 Distribution Date or (c) the Trust
                                      Termination Date (such earliest to occur, the "Series
                                      1997-1 Termination Date"). After the Series 1997-1
                                      Termination Date, the Trust will have no further
                                      obligation to pay principal or interest on the
                                      Certificates.

                                    The Class A Certificates, the Class B Certificates and
                                      the Collateral Investor Interest will each include the
                                      right to receive (but only to the extent needed to
                                      make required payments under the Agreement) varying
                                      percentages of Yield Collections and Principal
                                      Collections and will be allocated varying percentages
                                      of the amount of Defaulted Receivables during each
                                      calendar month (each, a "Collection Period"). Yield
                                      Collections and the amount of Defaulted Receivables at
                                      all times, and Principal Collections during the
                                      Revolving Period, will be allocated to the Class A
                                      Investor Interest, the Class B Investor Interest and
                                      the Collateral Investor Interest based on the Class A
                                      Floating Percentage, the Class B Floating Percentage
                                      and the Collateral Floating Percentage, respectively,
                                      applicable during the related Collection Period.
                                      Principal Collections during the Accumulation Period
                                      and the Early Amortization Period will be allocated to
                                      the Class A Investor Interest, the Class B Investor
                                      Interest and the Collateral Investor Interest based on
                                      the Class A Fixed Percentage, the Class B
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                                      Fixed Percentage and the Collateral Fixed Percentage,
                                      respectively. See "Description of the
                                      Certificates--Allocation Percentages" and "--Early
                                      Amortization Events."

RECEIVABLES.......................  The Receivables arise in Accounts that have been selected from the Bank Portfolio based on criteria
                                      provided in the Agreement as applied on the Cut-Off
                                      Date and, with respect to certain Additional Accounts,
                                      if any, on subsequent dates. The Receivables consist
                                      of amounts charged by cardholders for goods and
                                      services and cash advances plus the related amounts
                                      billed to the Accounts in respect of cash advance
                                      fees, annual cardholder fees, late fees, and other
                                      fees and charges. In addition, certain amounts of Net
                                      Interchange attributed to cardholder charges for goods
                                      and services in the Accounts will be allocated to the
                                      Certificates and treated as Yield Collections. See
                                      "First Bank's Corporate Card and Purchasing Card
                                      Programs--Interchange."

                                    The aggregate amount of Receivables in the Accounts as
                                      of the end of the day on the Cut-Off Date was
                                      $555,691,966.42. During the term of the Trust, all new
                                      Receivables arising in the Accounts will be
                                      transferred automatically to the Trust by the
                                      Transferor. The total amount of Receivables in the
                                      Trust will fluctuate from day to day, because the
                                      amount of new Receivables arising in the Accounts and
                                      the amount of payments collected on existing
                                      Receivables usually differ each day. The Trustee is
                                      not required nor expected to make any initial or
                                      periodic general examination of the Receivables or any
                                      records relating to the Receivables for the presence
                                      or absence of defects, compliance with the
                                      Transferor's representations and warranties or for any
                                      other purpose.

                                    Pursuant to the Agreement, the Transferor will have the
                                      right (subject to certain limitations and conditions),
                                      and in some circumstances, will be obligated, to
                                      designate additional eligible VISA charge card
                                      accounts originated under the Bank's Corporate Card or
                                      Purchasing Card programs (the "Additional Accounts")
                                      and to convey to the Trust all of the Receivables in
                                      the Additional Accounts, whether such Receivables are
                                      then existing or thereafter created. In addition, the
                                      Transferor will have the right (subject to certain
                                      limitations and conditions) to designate certain
                                      Accounts and to accept the reconveyance of all the
                                      Receivables in such Accounts (the "Removed Accounts").
                                      See "The Receivables" and "Description of the
                                      Certificates--Addition of Accounts" and "--Removal of
                                      Accounts."

YIELD FACTOR; COLLECTIONS.........  The Receivables originated under the Accounts are not subject to a monthly finance charge, and therefore, a
                                      portion of the collections on the Receivables received
                                      during the preceding Collection Period will be treated
                                      as "yield" to the Trust. The "Yield Collections" for
                                      any Collection Period will equal the
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                                      sum of (i) the aggregate amount of collections on the
                                      Receivables during such Collection Period (other than
                                      recoveries on charged-off Receivables and Net
                                      Interchange, if any) multiplied by the Yield Factor,
                                      (ii) certain amounts of Net Interchange attributed to
                                      cardholder charges in the Accounts with respect to
                                      such Collection Period and (iii) any earnings (net of
                                      losses and investment expenses) on funds on deposit in
                                      the Excess Funding Account during such Collection
                                      Period. The remainder of the aggregate amount of
                                      collections on the Receivables during any Collection
                                      Period will be treated as "Principal Collections." The
                                      "Yield Factor" of the Trust is equal to 2.00%, and is
                                      a means of allocating collections on the Receivables
                                      to the payment of interest and principal on the
                                      Certificates which does not change the aggregate cash
                                      flow available to the Trust. "Net Interchange"
                                      consists of certain fees received by the Transferor
                                      from VISA as partial compensation for taking credit
                                      risk, absorbing fraud losses and funding receivables
                                      for a limited period prior to initial billing, net of
                                      VISA dues and rebates to corporate customers and
                                      travel agencies. See "First Bank's Corporate Card and
                                      Purchasing Card Programs--Interchange."

EXCHANGES.........................  The Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of certificates
                                      that will be transferable and have the characteristics
                                      described below and (ii) a certificate that evidences
                                      the Transferor Interest (the "Exchangeable Transferor
                                      Certificate"), which initially will be held by the
                                      Transferor and which generally will be retained by the
                                      Transferor. Pursuant to any one or more Series Supple-
                                      ments to the Agreement, the holder of the Exchangeable
                                      Transferor Certificate may tender the Exchangeable
                                      Transferor Certificate or, if provided in the relevant
                                      Series Supplement, 100% of the certificates
                                      representing any Series issued by the Trust and the
                                      Exchangeable Transferor Certificate, to the Trustee in
                                      exchange for one or more new Series and a reissued
                                      Exchangeable Transferor Certificate (any such tender,
                                      an "Exchange"). Any such Series may be offered to the
                                      public or other investors under a prospectus or other
                                      disclosure document (a "Disclosure Document") in
                                      transactions either registered under the Securities
                                      Act of 1933, as amended (the "Securities Act"), or
                                      exempt from registration thereunder, directly or
                                      through one or more underwriters or placement agents,
                                      in fixed-price offerings or in negotiated transactions
                                      or otherwise. The Transferor's ability to make an
                                      Exchange is subject to certain conditions precedent,
                                      including the requirement that each Rating Agency that
                                      has rated any outstanding Series confirm that the
                                      Exchange will not result in the reduction or
                                      withdrawal of its rating on any outstanding Series.
                                      See "Description of the Certificates--Exchanges."
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DENOMINATIONS.....................  Beneficial interests in the Certificates will be offered for purchase in denominations of $1,000 and integral
                                      multiples thereof.

REGISTRATION OF CERTIFICATES......  The Certificates initially will be represented by
                                    Certificates registered in the name of Cede, as the
                                      nominee of DTC. No Certificate Owner will be entitled
                                      to receive a Definitive Certificate, except under the
                                      limited circumstances described herein.
                                      Certificateholders may elect to hold their
                                      Certificates through DTC (in the United States) or
                                      Cedel or Euroclear (in Europe). Transfers will be made
                                      in accordance with the rules and operating procedures
                                      described herein. See "Description of the
                                      Certificates--Definitive Certificates."

SERVICING FEE.....................  The Servicer will receive a monthly fee as servicing compensation from the Trust equal to one-twelfth of the
                                      product of 2.0% per annum and the Adjusted Invested
                                      Amount as of the last day of the second preceding
                                      Collection Period (the "Monthly Investor Servicing
                                      Fee"). So long as FBS Card Services, Inc., Citibank,
                                      N.A. or any of their respective affiliates is acting
                                      as Servicer under the Agreement, a portion of the
                                      Monthly Investor Servicing Fee equal to one-twelfth of
                                      the product of 1.0% per annum and the Adjusted
                                      Invested Amount as of the last day of the second
                                      preceding Collection Period will be payable solely
                                      from Net Interchange. See "Description of the
                                      Certificates--Servicing Compensation and Payment of
                                      Expenses."

INTEREST PAYMENTS.................  Interest will accrue on the unpaid principal balance of the Class A Certificates at a per annum rate equal to
                                      the Class A Certificate Rate and will accrue on the
                                      unpaid principal balance of the Class B Certificates
                                      at a per annum rate equal to the Class B Certificate
                                      Rate. Except as otherwise provided herein, interest
                                      will be paid to Certificateholders semi-annually on
                                      February 15 and August 15 (or, if any such day is not
                                      a business day, on the next succeeding business day)
                                      and on the Class A Expected Final Payment Date with
                                      respect to the Class A Certificates and on the Class B
                                      Expected Final Payment Date with respect to the Class
                                      B Certificates (each, an "Interest Payment Date"). If
                                      an Early Amortization Period commences, then
                                      thereafter interest will be distributed to the
                                      Certificateholders monthly on each Special Payment
                                      Date. Interest for any Interest Payment Date or
                                      Special Payment Date due but not paid on such Interest
                                      Payment Date or Special Payment Date will be payable
                                      on the next succeeding Interest Payment Date or
                                      Special Payment Date, together with additional
                                      interest on such amount at the applicable Certificate
                                      Rate. Interest will be calculated on the basis of a
                                      360-day year comprised of twelve 30-day months.

                                    Interest payments on each Interest Payment Date or
                                      Special Payment Date will be funded from the portion
                                      of Yield
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                                      Collections collected during the Collection Period or
                                      Collection Periods since the later of the Closing Date
                                      or the last date on which a payment of interest on the
                                      Certificates was made and certain other available
                                      amounts (a) with respect to the Class A Certificates,
                                      allocated to the Class A Investor Interest, and, if
                                      necessary, from Excess Spread, Shared Excess Yield
                                      Collections, amounts available from the Overconcentra-
                                      tion Account and Reallocated Principal Collections (to
                                      the extent available), (b) with respect to the Class B
                                      Certificates, allocated to the Class B Investor
                                      Interest and, if necessary, from Excess Spread, Shared
                                      Excess Yield Collections, amounts available from the
                                      Overconcentration Account and Reallocated Collateral
                                      Principal Collections (to the extent available) and
                                      (c) with respect to the Collateral Investor Interest,
                                      from Excess Spread, Shared Excess Yield Collections
                                      and amounts available from the Overconcentration
                                      Account. See "Description of the
                                      Certificates--Overconcentration Account,"
                                      "--Reallocation of Cash Flows" and "--Application of
                                      Collections--Payment of Interest, Fees and Other
                                      Items."

                                    If payments of interest on the Certificates occur less
                                      frequently than monthly, amounts allocable to interest
                                      on the Certificates will be deposited in one or more
                                      trust accounts and will generally be invested in
                                      certain Eligible Investments pending distribution to
                                      Certificateholders. See "Description of the
                                      Certificates--Interest Payments."

PRINCIPAL PAYMENTS................  Principal on the Class A Certificates is scheduled to be paid on the February 2002 Distribution Date (the "Class
                                      A Expected Final Payment Date"). Principal on the
                                      Class B Certificates is scheduled to be paid on the
                                      February 2002 Distribution Date (the "Class B Expected
                                      Final Payment Date"). No principal will be distributed
                                      on the Class B Certificates until the Class A Invested
                                      Amount has been paid in full. Distributions of princi-
                                      pal with respect to the Class A Certificates or the
                                      Class B Certificates may commence earlier than the
                                      Expected Final Payment Date for such Class, and the
                                      final distribution of principal with respect to the
                                      Class A Certificates or the Class B Certificates may
                                      be made later than the Expected Final Payment Date for
                                      such Class, if an Early Amortization Event occurs and
                                      the Early Amortization Period commences or under
                                      certain other circumstances described herein. See
                                      "Description of the Certificates--Principal Payments"
                                      and "Maturity Considerations."

RECORD DATE.......................  The last business day of the month immediately preceding an Interest Payment Date or Special Payment Date.

REVOLVING PERIOD..................  No principal will be payable to the Class A
                                    Certificateholders until the Class A Expected Final
                                      Payment Date or, upon the occurrence of an Early
                                      Amortization Event as described herein, the first
                                      Special Payment Date with respect to the
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                                      Early Amortization Period. No principal will be
                                      payable to the Class B Certificateholders until the
                                      Class A Invested Amount has been paid in full. For the
                                      period beginning on the Closing Date and ending with
                                      the earlier of the commencement of the Accumulation
                                      Period or the Early Amortization Period (the
                                      "Revolving Period"), Principal Collections otherwise
                                      allocable to the Certificateholders and the Collateral
                                      Interest Holder (other than Principal Collections
                                      allocated to the Class B Certificateholders and the
                                      Collateral Interest Holder that are used to pay any
                                      deficiency in the Class A Required Amount or the Class
                                      B Required Amount ("Reallocated Principal Collec-
                                      tions")) will, subject to certain limitations, be
                                      treated as Shared Principal Collections and applied to
                                      cover principal payments due to or for the benefit of
                                      certificateholders of other Series, if so specified in
                                      the Series Supplements for such other Series, or,
                                      subject to certain limitations, paid to the Transferor
                                      as holder of the Exchangeable Transferor Certificate
                                      or deposited into the Excess Funding Account or, in
                                      certain circumstances, be paid to the Collateral
                                      Interest Holder. See "Description of the
                                      Certificates--Early Amortization Events" for a
                                      discussion of the events which might lead to the
                                      termination of the Revolving Period prior to the com-
                                      mencement of the Accumulation Period.

ACCUMULATION PERIOD...............  Unless an Early Amortization Event has occurred, the
                                    Revolving Period with respect to the Certificates is
                                      scheduled to end and the principal accumulation period
                                      with respect to the Certificates (the "Accumulation
                                      Period") is scheduled to commence at the opening of
                                      business on the first day of the December 2001
                                      Collection Period. Subject to the conditions set forth
                                      under "Description of the Certificates--Postponement
                                      of Accumulation Period," the day on which the
                                      Revolving Period ends and the Accumulation Period
                                      begins may be delayed to no later than the opening of
                                      business on the first day of the January 2002
                                      Collection Period. Unless an Early Amortization Event
                                      has occurred, the Accumulation Period will commence at
                                      the opening of business on the day following the last
                                      day of the Revolving Period and end on the earliest of
                                      (a) the commencement of the Early Amortization Period,
                                      (b) the payment in full of the Invested Amount or (c)
                                      the Series 1997-1 Termination Date.

                                    During the Accumulation Period, prior to the payment of
                                      the Class A Invested Amount in full, amounts equal to
                                      the least of (a) the Available Investor Principal
                                      Collections with respect to the preceding Collection
                                      Period plus the amount of any Reallocated Principal
                                      Collections used to fund any Class A Investor Default
                                      Amount or Class B Investor Default Amount for such
                                      Collection Period, (b) the Controlled Deposit Amount
                                      for the related Transfer Date and (c) the Class A
                                      Adjusted Invested Amount with respect to such Transfer
                                      Date will be
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                                      deposited monthly in a trust account established by
                                      the Trustee (the "Principal Funding Account") on each
                                      Transfer Date beginning with the Transfer Date in the
                                      month following the commencement of the Accumulation
                                      Period until the Principal Funding Account Balance is
                                      equal to the Class A Invested Amount. After the Class
                                      A Invested Amount has been paid in full, an amount
                                      equal to the lesser of (a) the Available Investor
                                      Principal Collections with respect to the preceding
                                      Collection Period plus the amount of any Reallocated
                                      Principal Collections used to fund any Class A
                                      Investor Default Amount or Class B Investor Default
                                      Amount for such Collection Period minus the portion of
                                      such amounts applied to Class A Monthly Principal on
                                      such Transfer Date and (b) the Class B Invested Amount
                                      with respect to such Transfer Date will be deposited
                                      monthly into the Collection Account on each Transfer
                                      Date for distribution to the Class B Certificate-
                                      holders until the Class B Invested Amount has been
                                      paid in full. If, for any Collection Period, the sum
                                      of the Available Investor Principal Collections and
                                      the amount of any Reallocated Principal Collections
                                      used to fund any Class A Investor Default Amount or
                                      Class B Investor Default Amount for such Collection
                                      Period exceeds the applicable Controlled Deposit
                                      Amount, the amount of such excess will be first paid
                                      to the Collateral Interest Holder to the extent that
                                      the Collateral Invested Amount exceeds the Required
                                      Collateral Invested Amount and then will be treated as
                                      Shared Principal Collections and allocated to the
                                      holders of other Series of certificates issued and
                                      outstanding, if any, or, subject to certain
                                      limitations, paid to the Transferor as holder of the
                                      Exchangeable Transferor Certificate or deposited into
                                      the Excess Funding Account. If, for any Collection
                                      Period, the sum of the Available Investor Principal
                                      Collections and the amount of any Reallocated
                                      Principal Collections used to fund any Class A
                                      Investor Default Amount or Class B Investor Default
                                      Amount for such Collection Period is less than the
                                      applicable Controlled Deposit Amount, the amount of
                                      such deficiency will be the applicable "Deficit
                                      Controlled Accumulation Amount" for the succeeding
                                      Collection Period. See "Description of the
                                      Certificates--Application of Collections."

                                    Unless an Early Amortization Event shall have occurred,
                                      prior to the payment of the Class A Invested Amount in
                                      full, all funds on deposit in the Principal Funding
                                      Account will be invested at the direction of the
                                      Servicer by the Trustee in certain Eligible
                                      Investments. Investment earnings (net of losses and
                                      investment expenses) on funds on deposit in the
                                      Principal Funding Account (the "Principal Funding
                                      Investment Proceeds") during the Accumulation Period
                                      will be applied as Class A Available Funds. If, for
                                      any Transfer Date, the Principal Funding Investment
                                      Proceeds are less than the Covered Amount, the amount
                                      of such shortfall (the "Principal
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                                      Funding Investment Shortfall") will be funded from
                                      Class A Available Funds (including a withdrawal from
                                      the Reserve Account to the extent available), a
                                      withdrawal from the Overconcentration Account to the
                                      extent available or from Reallocated Principal
                                      Collections. The "Covered Amount" shall mean for any
                                      Transfer Date with respect to the Accumulation Period
                                      or the first Special Payment Date of the Early Amorti-
                                      zation Period, an amount equal to one-twelfth of the
                                      product of (i) the Class A Certificate Rate and (ii)
                                      the Principal Funding Account Balance, if any, as of
                                      the Record Date preceding such Transfer Date.

                                    Funds on deposit in the Principal Funding Account will
                                      be available to pay the Class A Certificateholders in
                                      respect of the Class A Invested Amount on the Class A
                                      Expected Final Payment Date. If the aggregate
                                      principal amount of deposits made to the Principal
                                      Funding Account is insufficient to pay the Class A
                                      Invested Amount in full on the Class A Expected Final
                                      Payment Date, the Early Amortization Period will com-
                                      mence as described below. Although it is anticipated
                                      that during the Accumulation Period prior to the
                                      payment of the Class A Invested Amount in full, funds
                                      will be deposited in the Principal Funding Account in
                                      an amount equal to the applicable Controlled Deposit
                                      Amount on each Transfer Date and that scheduled
                                      principal will be available for distribution to the
                                      Class A Certificateholders on the Class A Expected
                                      Final Payment Date, no assurance can be given in that
                                      regard. See "Maturity Considerations."

EARLY AMORTIZATION PERIOD.........  During the period beginning on the day on which an Early
                                      Amortization Event has occurred and ending on the
                                      earlier of (a) the date on which the Invested Amount
                                      has been paid in full and (b) the Series 1997-1
                                      Termination Date (the "Early Amortization Period"),
                                      Principal Collections allocable to the
                                      Certificateholders will be applied to the payment of
                                      principal on the Certificates and will be distributed
                                      monthly on each Special Payment Date, beginning with
                                      the Special Payment Date following the occurrence of
                                      an Early Amortization Event, to the Class A
                                      Certificateholders and, following payment of the Class
                                      A Invested Amount in full, to the Class B
                                      Certificateholders and, following payment of the Class
                                      B Invested Amount in full, to the Collateral Interest
                                      Holder. The Early Amortization Period is intended to
                                      result in the fastest possible distribution of
                                      principal to Certificateholders following an Early
                                      Amortization Event in order to better ensure the
                                      repayment of principal to Certificateholders. See
                                      "Description of the Certificates--Early Amortization
                                      Events" for a discussion of the events which might
                                      lead to the commencement of the Early Amortization
                                      Period.

PRINCIPAL COLLECTIONS; CERTAIN
  ALLOCATIONS.....................  Principal Collections for any Collection Period will be allocated
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                                      on the basis of varying percentages. Under the
                                      Agreement, such collections will generally be, (i)
                                      during the Revolving Period, treated as Shared
                                      Principal Collections or, in certain circumstances,
                                      paid to the Collateral Interest Holder as principal on
                                      the Collateral Investor Interest or distributed to the
                                      Transferor as holder of the Exchangeable Transferor
                                      Certificate or deposited into the Excess Funding
                                      Account; provided that (a) Principal Collections
                                      allocable to the Collateral Investor Interest may be
                                      used to cover shortfalls in Yield Collections used to
                                      pay or allocate interest and other amounts to the
                                      Class A Certificates and the Class B Certificates on
                                      any Transfer Date, and (b) Principal Collections
                                      allocable to the Class B Certificates may be used to
                                      cover remaining shortfalls in Yield Collections used
                                      to pay or allocate interest and other amounts to the
                                      Class A Certificates on any Transfer Date; (ii) during
                                      the Accumulation Period, deposited into the Principal
                                      Funding Account in an amount up to the Controlled
                                      Deposit Amount, with any excess (a) in certain
                                      circumstances, paid to the Collateral Interest Holder
                                      as principal on the Collateral Investor Interest or
                                      (b) treated as Shared Principal Collections or
                                      distributed to the Transferor as holder of the
                                      Exchangeable Transferor Certificate or deposited into
                                      the Excess Funding Account; (iii) on or after the
                                      Class A Expected Final Payment Date or during any
                                      Early Amortization Period, paid to Class A
                                      Certificateholders in respect of the Class A Invested
                                      Amount or (iv) after the Class A Invested Amount has
                                      been paid in full, on or after the Class B Expected
                                      Final Payment Date or during any Early Amortization
                                      Period, paid to Class B Certificateholders as
                                      principal on the Class B Certificates. See
                                      "Description of the Certificates--Allocation
                                      Percentages."

SUBORDINATION OF THE CLASS B
  CERTIFICATES AND THE COLLATERAL
  INVESTOR INTEREST...............  The Class B Certificates and the Collateral Investor
                                    Interest will be subordinated as described herein to the
                                      extent necessary to fund payments with respect to the
                                      Class A Certificates. In addition, the Collateral
                                      Investor Interest will be subordinated as described
                                      herein to the extent necessary to fund certain
                                      payments with respect to the Class B Certificates. If
                                      the Class B Invested Amount and the Collateral
                                      Invested Amount are each reduced to zero and amounts
                                      on deposit in the Overconcentration Account are
                                      exhausted, the Class A Certificateholders will bear
                                      directly the credit and other risks associated with
                                      their undivided interest in the Trust and thus will be
                                      more likely to suffer a loss. To the extent the Class
                                      A Invested Amount is reduced, the percentage of Yield
                                      Collections allocable to the Class A
                                      Certificateholders with respect to subsequent
                                      Collection Periods will be reduced. Moreover, to the
                                      extent the amount of such reduction in the Class A
                                      Invested
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                                      Amount is not reimbursed, the amount of principal
                                      distributable to the Class A Certificateholders will
                                      be reduced. If the Collateral Invested Amount is
                                      reduced to zero and amounts on deposit in the
                                      Overconcentration Account are exhausted, the Class B
                                      Certificateholders will bear directly the credit and
                                      other risks associated with their undivided interest
                                      in the Trust and thus will be more likely to suffer a
                                      loss. To the extent the Class B Invested Amount is
                                      reduced, the percentage of Yield Collections allocable
                                      to the Class B Certificateholders with respect to
                                      subsequent Collection Periods will be reduced.
                                      Moreover, to the extent the amount of such reduction
                                      in the Class B Invested Amount is not reimbursed, the
                                      amount of principal distributable to the Class B
                                      Certificateholders will be reduced. No principal will
                                      be paid to the Class B Certificateholders until the
                                      Class A Invested Amount is paid in full. See "Risk
                                      Factors--Effect of Subordination," "Description of the
                                      Certificates--Allocation Percentages,"
                                      "--Subordination of the Class B Certificates and the
                                      Collateral Investor Interest" and "--Application of
                                      Collections."

ADDITIONAL AMOUNTS AVAILABLE TO
  CERTIFICATEHOLDERS..............  With respect to any Transfer Date, Excess Spread and
                                    Shared Excess Yield Collections will be applied to fund
                                      the Class A Required Amount and the Class B Required
                                      Amount, if any. The "Class A Required Amount" means
                                      the amount, if any, by which the sum of (a) Class A
                                      Monthly Interest due on the related Distribution Date
                                      and any overdue Class A Monthly Interest and Class A
                                      Additional Interest thereon, (b) the Class A Servicing
                                      Fee for the related Collection Period and any overdue
                                      Class A Servicing Fee and (c) the Class A Investor
                                      Default Amount, if any, for the related Collection
                                      Period exceeds the Class A Available Funds for the
                                      related Collection Period. The "Class B Required
                                      Amount" means the amount, if any, equal to the sum of
                                      (a) the amount, if any, by which the sum of (i) Class
                                      B Monthly Interest due on the related Distribution
                                      Date and any overdue Class B Monthly Interest and
                                      Class B Additional Interest thereon and (ii) the Class
                                      B Servicing Fee for the related Collection Period and
                                      any overdue Class B Servicing Fee exceeds the Class B
                                      Available Funds for the related Collection Period and
                                      (b) the amount, if any, by which the Class B Investor
                                      Default Amount for the related Collection Period
                                      exceeds the amount of Excess Spread and Shared Excess
                                      Yield Collections allocable to Series 1997-1 available
                                      to cover the Class B Investor Default Amount for the
                                      related Collection Period. "Excess Spread" for any
                                      Transfer Date will equal the sum of (a) the excess of
                                      (i) Class A Available Funds for the related Collec-
                                      tion Period over (ii) the sum of the amounts referred
                                      to in clauses (a), (b) and (c) in the definition of
                                      "Class A Required Amount" above, (b) the excess of (i)
                                      Class B Available Funds for the related Collection
                                      Period over (ii) the sum of the


                                       18
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
                                      amounts referred to in clauses (a) (i) and (a) (ii) in
                                      the definition of "Class B Required Amount" above and
                                      (c) Collateral Available Funds for the related
                                      Collection Period not used to pay the Collateral
                                      Servicing Fee and any overdue Collateral Servicing
                                      Fee, as described herein. "Shared Excess Yield
                                      Collections" for any Transfer Date will equal the
                                      aggregate amount of Yield Collections for the related
                                      Collection Period allocable to other Series in excess
                                      of amounts necessary to make required payments with
                                      respect to such Series, if any.

                                    If, on any Transfer Date, the sum of Excess Spread and
                                      Shared Excess Yield Collections is less than the Class
                                      A Required Amount, the amount, if any, available from
                                      the Overconcentration Account will be used to fund the
                                      remaining Class A Required Amount. If the amount
                                      available from the Overconcentration Account is
                                      insufficient to fund the remaining Class A Required
                                      Amount, Reallocated Principal Collections allocable
                                      first to the Collateral Investor Interest and then to
                                      the Class B Investor Interest with respect to the
                                      related Collection Period will be used to fund the
                                      remaining Class A Required Amount. If Reallocated
                                      Principal Collections with respect to such Collection
                                      Period are insufficient to fund the remaining Class A
                                      Required Amount for the related Transfer Date, then
                                      the Collateral Invested Amount (after giving effect to
                                      reductions for any Collateral Investor Charge-Offs and
                                      any Reallocated Collateral Principal Collections on
                                      such Transfer Date) will be reduced by the amount of
                                      such deficiency (but not by more than the Class A
                                      Investor Default Amount for such Transfer Date). In
                                      the event that such reduction would cause the
                                      Collateral Invested Amount to be a negative number,
                                      the Collateral Invested Amount will be reduced to
                                      zero, and the Class B Invested Amount (after giving
                                      effect to reductions for any Class B Investor
                                      Charge-Offs and any Reallocated Class B Principal
                                      Collections on such Transfer Date) will be reduced by
                                      the amount by which the Collateral Invested Amount
                                      would have been reduced below zero. In the event that
                                      such reduction would cause the Class B Invested Amount
                                      to be a negative number, the Class B Invested Amount
                                      will be reduced to zero and the Class A Invested
                                      Amount will be reduced by the amount by which the
                                      Class B Invested Amount would have been reduced below
                                      zero (such reduction, a "Class A Investor
                                      Charge-Off"). If the Collateral Invested Amount and
                                      the Class B Invested Amount are reduced to zero and
                                      amounts on deposit in the Overconcentration Account
                                      are exhausted, the Class A Certificateholders will
                                      bear directly the credit and other risks associated
                                      with their undivided interest in the Trust. See
                                      "Description of the Certificates--Reallocation of Cash
                                      Flows" and "--Defaulted Receivables; Rebates and
                                      Fraudulent Charges; Investor Charge-Offs."
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                                       19
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
                                    If, on any Transfer Date, the sum of Excess Spread and
                                      Shared Excess Yield Collections not required to pay
                                      the Class A Required Amount and to reimburse Class A
                                      Investor Charge-Offs is less than the Class B Required
                                      Amount, the amount, if any, available from the
                                      Overconcentration Account not required to fund the
                                      Class A Required Amount will be used to fund the
                                      remaining Class B Required Amount. If the amount
                                      available from the Overconcentration Account is
                                      insufficient to fund the remaining Class B Required
                                      Amount, Reallocated Principal Collections allocable to
                                      the Collateral Investor Interest for the related
                                      Collection Period not required to pay the Class A
                                      Required Amount will be used to fund the remaining
                                      Class B Required Amount. If such remaining Real-
                                      located Principal Collections allocable to the
                                      Collateral Investor Interest with respect to such
                                      Collection Period are insufficient to fund the
                                      remaining Class B Required Amount for the related
                                      Transfer Date, then the Collateral Invested Amount
                                      (after giving effect to reductions for any Collateral
                                      Investor Charge-Offs and any Reallocated Collateral
                                      Principal Collections and any adjustments made thereto
                                      for the benefit of the Class A Certificateholders on
                                      such Transfer Date) will be reduced by the amount of
                                      such deficiency (but not by more than the Class B
                                      Investor Default Amount for such Collection Period).
                                      In the event that such reduction would cause the
                                      Collateral Invested Amount to be a negative number,
                                      the Collateral Invested Amount will be reduced to
                                      zero, and the Class B Invested Amount will be reduced
                                      by the amount by which the Collateral Invested Amount
                                      would have been reduced below zero (such reduction, a
                                      "Class B Investor Charge-Off"). In the event of a
                                      reduction of the Class A Invested Amount, the Class B
                                      Invested Amount or the Collateral Invested Amount, the
                                      amounts available to fund payments of principal and
                                      interest with respect to the Class A Certificates and
                                      the Class B Certificates will be decreased. See
                                      "Description of the Certificates--Reallocation of Cash
                                      Flows" and "--Defaulted Receivables; Rebates and
                                      Fraudulent Charges; Investor Charge-Offs."

REQUIRED COLLATERAL INVESTED
  AMOUNT..........................  The "Required Collateral Invested Amount" means (a)
                                      $18,900,000 on the initial Transfer Date and (b) on
                                      any Transfer Date thereafter, an amount equal to the
                                      sum of (i) 4.5% of the sum of (x) the Class A Adjusted
                                      Invested Amount and the Class B Invested Amount (after
                                      giving effect to any reductions thereof on such
                                      Transfer Date and the related Distribution Date) and
                                      (y) the Collateral Invested Amount on the prior
                                      Transfer Date after any adjustments made thereto on
                                      such Transfer Date and (ii) during the Accumulation
                                      Period, the excess, if any, of the Required
                                      Overconcentration Account Amount over the amount on
                                      deposit in the Overconcentration Account (after giving
                                      effect to any deposit to be made to, and

                                      any withdrawal to be made from, the Overconcentration
                                      Account on such Transfer Date); PROVIDED, HOWEVER,
                                      that if an Early Amortization Event occurs, then the
                                      Required Collateral Invested Amount shall equal the
                                      Required Collateral Invested Amount on the Transfer
                                      Date immediately preceding the occurrence of such
                                      Early Amortization Event. With respect to any Transfer
                                      Date, if the Collateral Invested Amount is less than
                                      the Required Collateral Invested Amount, certain
                                      amounts of Excess Spread and Shared Excess Yield
                                      Collections allocable to Series 1997-1 will be used to
                                      increase the Collateral Invested Amount to the extent
                                      of such shortfall. If on any Transfer Date, the
                                      Collateral Invested Amount exceeds the Required
                                      Collateral Invested Amount, distributions in respect
                                      of such excess may be applied in accordance with the
                                      loan agreement among the Transferor, the Trustee, the
                                      Servicer and the Collateral Interest Holder (the "Loan
                                      Agreement") and will not be available to the
                                      Certificateholders. See "Description of the
                                      Certificates-- Enhancement; Required Collateral
                                      Invested Amount."

OVERCONCENTRATION ACCOUNT.........  An account (the "Overconcentration Account") will be held in the name of the Trustee for the benefit of the
                                      Certificateholders and the Collateral Interest Holder.
                                      The Overconcentration Account will have an initial
                                      balance of zero. On any Transfer Date on which the
                                      aggregate amounts of Eligible Receivables due from
                                      companies with specified credit ratings and their
                                      employees and consolidated affiliates exceed speci-
                                      fied percentages of the total amount of Eligible
                                      Receivables as described herein, certain amounts of
                                      Excess Spread and Shared Excess Yield Collections are
                                      required to be deposited in the Overconcentration
                                      Account. To the extent that on any Transfer Date the
                                      sum of Excess Spread and Shared Excess Yield
                                      Collections is less than the Class A Required Amount,
                                      the Class B Required Amount and the Collateral
                                      Required Amount, amounts, if any, available from the
                                      Overconcentration Account will be applied to fund the
                                      remaining Class A Required Amount, Class B Required
                                      Amount and Collateral Required Amount, in that order
                                      of priority. If, on any Transfer Date, amounts on
                                      deposit in the Overconcentration Account (after giving
                                      effect to any deposits therein or withdrawals
                                      therefrom on such Transfer Date) exceed the Required
                                      Overconcentration Account Amount, such excess shall be
                                      paid to the Collateral Interest Holder in accordance
                                      with the Loan Agreement or treated as Shared Excess
                                      Yield Collections allocable to other Series, and will
                                      not be available to the Certificateholders. See
                                      "Description of the Certificates-- Overconcentration
                                      Account."

SHARED EXCESS YIELD COLLECTIONS...  Subject to certain limitations, Shared Excess Yield
                                    Collections, if any, with respect to any Series may be
                                      applied to cover any shortfalls with respect to
                                      amounts payable from Yield Collections allocable to
                                      any other Series, PRO RATA based upon the
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                                       21

                                      amount of the shortfall, if any, with respect to each
                                      Series. See "Description of the Certificates--Shared
                                      Excess Yield Collections."

SHARED PRINCIPAL COLLECTIONS......  Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such
                                      collections are not needed to make payments to or
                                      deposits for the benefit of the certificateholders of
                                      such other Series, will be applied to cover principal
                                      payments due to or for the benefit of the holders of
                                      the Certificates and the Collateral Investor Interest.
                                      See "Description of the Certificates--Shared Principal
                                      Collections."

OPTIONAL REPURCHASE...............  The Invested Amount will be subject to optional repurchase by the Transferor on any Distribution Date on
                                      or after the Distribution Date on which the Invested
                                      Amount is reduced to an amount less than or equal to
                                      5% of the Initial Invested Amount, if certain
                                      conditions set forth in the Agreement are met. The
                                      repurchase price will be equal to the Invested Amount
                                      plus accrued and unpaid interest on the Certificates
                                      and the Collateral Investor Interest through the day
                                      preceding the Distribution Date on which the
                                      repurchase occurs. See "Description of the
                                      Certificates--Final Payment of Principal;
                                      Termination."

TAX STATUS........................  In the opinion of counsel to First Bank, for federal income tax purposes, the Class A Certificates and the
                                      Class B Certificates will be characterized as debt and
                                      the Trust will not be characterized as an association
                                      or publicly traded partnership taxable as a
                                      corporation. Under the Agreement, the Transferor, the
                                      Servicer, the Class A Certificateholders and the Class
                                      B Certificateholders will agree to treat the Class A
                                      Certificates and the Class B Certificates as debt for
                                      federal, state and other tax purposes. See "Federal
                                      Income Tax Consequences" for additional information
                                      concerning the application of federal income tax laws.

ERISA CONSIDERATIONS..............  Under a regulation issued by the Department of Labor
                                    (the "Plan Assets Regulation"), the Trust's assets would
                                      not be deemed "plan assets" of any employee benefit
                                      plan holding interests in the Class A Certificates if
                                      the Class A Certificates qualify as "publicly-offered
                                      securities" within the meaning of the Plan Assets
                                      Regulation. To qualify as publicly-offered securities,
                                      certain conditions must be met, including that
                                      interests in the Class A Certificates be held by at
                                      least 100 independent persons upon completion of the
                                      public offering being made hereby. The Class A
                                      Certificates may be held by at least 100 independent
                                      persons at the conclusion of the offering, although no
                                      assurance can be given, and no monitoring or other
                                      measures will be taken, to ensure that such condition
                                      will be met. The Transferor anticipates that the other
                                      conditions of the Plan Assets Regulation will be met
                                      with respect to the Class A Certificates. If the
                                      Trust's assets
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                                       22

                                      were deemed to be "plan assets" of such a plan, there
                                      is uncertainty whether existing exemptions from the
                                      "prohibited transaction" rules of the Employee
                                      Retirement Income Security Act of 1974, as amended
                                      ("ERISA"), would apply to all transactions involving
                                      the Trust's assets. Accordingly, benefit plan
                                      fiduciaries should consult with counsel before making
                                      a purchase of Class A Certificates. See "ERISA
                                      Considerations."

                                    The Underwriters do not expect that the Class B
                                      Certificates will be held by 100 or more independent
                                      investors and, therefore, do not expect that the Class
                                      B Certificates will qualify as publicly-offered
                                      securities under the Plan Assets Regulation.
                                      Accordingly, the Class B Certificates may not be
                                      acquired by employee benefit plan investors, including
                                      but not limited to insurance company general accounts.
                                      Each Certificate Owner of a Class B Certificate, by
                                      its acceptance thereof, will be deemed to have
                                      represented that it is not an employee benefit plan
                                      investor. See "ERISA Considerations."

CERTIFICATE RATING................  It is a condition to the issuance of the Class A
                                    Certificates that they be rated in the highest rating
                                      category by at least one nationally recognized rating
                                      organization selected by the Transferor (each, a
                                      "Rating Agency"). The rating of the Class A
                                      Certificates is based primarily on the value of the
                                      Receivables as determined by the applicable Rating
                                      Agency and the terms of the Class B Certificates and
                                      the Collateral Investor Interest. See "Description of
                                      the Certificates--Subordination of the Class B
                                      Certificates and the Collateral Investor Interest" and
                                      "Risk Factors--Certificate Rating."

                                    It is a condition to the issuance of the Class B
                                      Certificates that they be rated in one of the three
                                      highest rating categories by at least one Rating
                                      Agency. The rating of the Class B Certificates is
                                      based primarily on the value of the Receivables as
                                      determined by the applicable Rating Agency and the
                                      terms of the Collateral Investor Interest. See
                                      "Description of the Certificates--Subordination of the
                                      Class B Certificates and the Collateral Investor
                                      Interest" and "Risk Factors--Certificate Rating."

                                  RISK FACTORS

    Potential investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates.

    LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the Underwriters of the Certificates offered hereby will make a market in the Certificates, but in no event will any such Underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Certificates, or if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.


    NON-RECOURSE OBLIGATION. No Certificateholder will have recourse for payment of its Certificates to any assets of any of the Transferor, the Servicer or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables and the Enhancement for the payment of principal of and interest on the Certificates. Furthermore, under the Agreement, the Certificateholders and the Collateral Interest Holder have an interest in the Receivables and collections on the Receivables only to the extent of the Invested Amount. Should the Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor, the Servicer or any affiliates thereof to satisfy their claims.


    POTENTIAL PRIORITY OF CERTAIN LIENS. The Transferor warrants in the Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor will take all actions as are required under applicable law to perfect the Trust's interest in the Receivables and the Transferor warrants that if the transfer by the Transferor to the Trust granted the Trust a security interest in the Receivables, such security interest constitutes a first priority perfected security interest therein and, to the extent provided under the applicable Uniform Commercial Code (the "UCC"), in proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor). Nevertheless, if the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Transferor's or the Trust's interest in such Receivables, and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver of the Transferor, the receiver's administrative expenses may also have priority over the Trust's interest in such Receivables. In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir.
1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the OCTAGON court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the OCTAGON case are distinguishable from those in the sale transactions between the Transferor and the Trust and the reasoning of the OCTAGON case appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Receivership."


    RECEIVERSHIP OF TRANSFEROR. If, upon the insolvency of the Transferor, the Transferor were to be placed into conservatorship or receivership, the FDIC as conservator or receiver would have the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor. With respect to the appointment of a receiver or conservator for the Transferor, subject to certain qualifications, a valid perfected security interest of the Trustee in the Receivables should be enforceable (to the extent of the Trust's "actual direct compensatory damages" as described below) and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable, or were to require the

Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of judicial proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by the FDIC, a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the FDIC as conservator or receiver. The FDIC has not adopted a formal policy statement on "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the outstanding principal owed plus interest accrued at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership." If the FDIC were appointed as conservator or receiver for the Transferor, pursuant to the Agreement, new Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (subject to certain limited rights of the Certificateholders to instruct otherwise as described under "Description of the Certificates--Early Amortization Events"), thereby causing an early termination of the Trust and a PRO RATA loss to the Certificateholders if the net proceeds of such sale were insufficient to pay such Certificates in full. Upon the occurrence of an Early Amortization Event, if the FDIC were appointed as conservator or receiver for the Transferor and no Early Amortization Event other than such conservatorship, receivership or insolvency of the Transferor exists, the FDIC may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. Such action could cause delays or shortfalls in the amounts ultimately repaid to Certificateholders. In addition, the FDIC as conservator or receiver for the Transferor may have the power to cause the early payment of the Certificates, which could result in Certificateholders receiving principal payments earlier than expected. See "Maturity Considerations." In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer.



    ABILITY TO CHANGE TERMS OF THE RECEIVABLES. Pursuant to the Agreement, the Transferor does not transfer to the Trust the Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, the Transferor retains the right to determine the charges and fees which will be applicable from time to time to the Accounts and to change various other terms with respect to the Accounts. Under the Agreement, the Transferor will agree not to change the terms of the Accounts unless (i) the change would not, in the reasonable belief of the Transferor, cause an early amortization event to occur with respect to the Trust or any outstanding Series and (ii) the change is also made applicable to the comparable segment of its portfolio of accounts with characteristics similar to the Accounts. In servicing the Accounts, the Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own and other comparable accounts. Except as specified above, there will be no restrictions on the Transferor's ability to change the terms of the Accounts. The Rating Agencies will not be asked to reassess their ratings of the Certificates in the event the Transferor changes the terms of the Accounts. There can be no assurance that a change made in the terms of the Accounts would not result in a downgrade of the ratings of the Certificates. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by the

Transferor to take actions which would change Account terms in a manner adverse to the interests of Certificateholders.

    EFFECTS OF CONSUMER PROTECTION LAWS AND LITIGATION. The Accounts and the related Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of annual cardholder fees and other charges and fees, and failure by the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Transferor will represent and warrant that each Receivable complies with all requirements of applicable law the failure to comply with which would have a material adverse effect on Certificateholders if such Receivable is charged off as uncollectible or if the proceeds of such Receivable are not available to the Trust. The Transferor will also make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, and such Receivables are charged off as uncollectible or the proceeds of such Receivables are not available to the Trust will be the assignment of a balance of zero to all affected Receivables for purposes of determining the Trust Principal Component. In addition, in the event of a breach of certain representations and warranties, the Servicer may be obligated to accept the assignment and transfer of the affected Receivables or the Transferor may be obligated to accept the reassignment of all the Receivables in the Trust. Such Receivables will be assigned or reassigned without any cost, direct or indirect, incurred by Certificateholders, except that realization of amounts due with respect to such Receivables will depend upon the ability of the Servicer or the Transferor to accept such assignment or reassignment, respectively. See "Description of the Certificates--Covenants, Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

    EFFECTS OF DEBTOR RELIEF LAWS. Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible when there are no funds available from any Enhancement or other sources to cover any resulting shortfalls in amounts payable to Certificateholders. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

    COMPETITION IN THE CORPORATE CARD/PURCHASING CARD INDUSTRY. The corporate charge card/purchasing card industry is experiencing increased competition. Although First Bank is currently one of the dominant issuers in the corporate card/purchasing card industry, as new charge card issuers enter the market and all issuers seek to expand their share of the market, there is increased use of advertising, target marketing and pricing competition. The Trust will be dependent upon the Transferor's continued ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor is unable to designate Additional Accounts with respect to the Trust, an Early Amortization Event could occur, in which case the Early Amortization Period would commence. Certificateholders might then receive principal payments earlier than expected. See "Maturity Considerations."

    TIMING OF PAYMENTS AND MATURITY. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts or that any particular pattern of cardholder repayments will occur. The commencement and continuation of the Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of an Early Amortization Event and commencement of the Early Amortization Period. Certificateholders might then receive principal payments earlier than expected. See "Maturity Considerations." Certificateholders should be aware that the Transferor's ability to continue to compete in the current industry environment will affect the Transferor's ability to generate new Receivables to be conveyed to the Trust and may also affect payment patterns. A significant decrease in the monthly payment rate could slow the return or accumulation of principal payable to Certificateholders during the Early Amortization Period or Accumulation Period. No assurance can be given that payments of principal to the Certificateholders will be made as expected during the Early Amortization Period or, with respect to an Accumulation Period, on the applicable Expected Final Payment Date.


    EFFECT OF SUBORDINATION. The Class B Certificates and the Collateral Investor Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates. In addition, the Collateral Investor Interest will be subordinated to the extent necessary to fund payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates, and the Class B Invested Amount will be reduced by the amount of such reallocated principal payments. Similarly, certain principal payments allocable to the Collateral Investor Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates, and the Collateral Invested Amount will be reduced by the amount of such reallocated principal payments. In addition, to the extent that such reallocated principal payments are insufficient to fund required payments with respect to the Class A Certificates and the Class B Certificates, the Collateral Invested Amount may be reduced and, if the Collateral Invested Amount is zero, the Class B Invested Amount may be reduced. In the event the Collateral Invested Amount or the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Collateral Investor Interest or the Class B Certificates, as applicable, in subsequent Collection Periods will be reduced. Moreover, in the event the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced.


    CERTIFICATE RATING. Any rating assigned to the Class A Certificates or the Class B Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Class A Certificateholders or Class B Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Receivables in the Trust and the availability of the Enhancement. However, any such rating will not address the likelihood that the principal of the Class A Certificates or the Class B Certificates will be paid on a scheduled date. In addition, any such rating will not address the possibility of the occurrence of an Early Amortization Event or the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders. The rating will not be a recommendation to purchase, hold or sell either the Class A Certificates or the Class B Certificates, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant. The Transferor will request a rating of each Class of the Certificates by at least one Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating with respect to the Certificates or either Class thereof, and, if so, what such rating would be. A rating assigned to the Certificates or either Class thereof by a rating agency that has not been requested by the Transferor to do so may be lower than the rating assigned by a Rating Agency pursuant to the Transferor's request.


    LIMITED ENHANCEMENT. The amount of Enhancement available to the Certificateholders will be limited. If the Collateral Invested Amount is reduced to zero and amounts on deposit in the Overconcentration Account are exhausted, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. If the Collateral Invested Amount and the Class B Invested Amount are each reduced to zero and amounts on deposit in the Overconcentration Account are exhausted, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and thus will be more likely to suffer a loss. See "Description of the Certificates--Enhancement; Required Collateral Invested Amount."

    MASTER TRUST CONSIDERATIONS. The Trust, as a master trust, may issue Series from time to time. While the principal terms of any Series (the "Principal Terms") will be specified in a Series Supplement, the provisions of a Series Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review by, or consent of, holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable invested percentages and allocating collections, provisions creating different or additional security or other Enhancement, provisions subordinating such Series to another Series or other Series (if the Series Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the related Agreement which is made applicable only to such Series. It will be a condition precedent to the issuance of any additional Series by the Trust that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing and amount of payments received by a Certificateholder or otherwise adversely affect Series 1997-1. See "Description of the Certificates--Exchanges."

    EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY. The Transferor expects, and in some cases will be obligated, to designate Additional Accounts, the Receivables in which will be conveyed to the Trust. Such Additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts designated on the Cut-Off Date related to the Trust or to previously-designated Additional Accounts, because such accounts were originated at a different date. Consequently, there can be no assurance that Additional Accounts designated in the future will be of the same credit quality as previously-designated Accounts. The designation of Additional Accounts will be subject to the satisfaction of certain conditions described herein under "Description of the Certificates--Addition of Accounts."

    CONTROL OF ACTION UNDER AGREEMENT. Subject to certain exceptions, the Certificateholders may take certain actions, or direct certain actions to be taken, under the Agreement or the Series 1997-1 Supplement. However, the Agreement and Series 1997-1 Supplement provide that under certain circumstances the consent or approval of a specified percentage of the aggregate Invested Amount or of the invested amount of each Series will be required to direct certain actions, including amending the Agreement in certain circumstances. Certificateholders of such other Series may have interests which do not coincide in any way with the interests of the Certificateholders. In addition, Class A Certificateholders and Class B Certificateholders may have interests which do not coincide. In such instances, it may be difficult for the Certificateholders of either Class to achieve the results from the vote that they desire.


    SOCIAL, LEGAL AND ECONOMIC FACTORS. Changes in use of credit and payment patterns by customers may result from a variety of social, legal and economic factors. Social factors include the prevalence and popularity of charge cards as a means of payment for businesses. Legal factors include legislative and judicial developments affecting the enforceability of various fees and charges and the remedies available to lenders on credit and charge card receivables. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Cardholders whose accounts are included in the Bank Portfolio have addresses in all 50 states, the District of Columbia and other United States territories and possessions. The Transferor, however, is unable to determine and has no basis to predict whether, or to what extent, social, legal or economic factors will affect use of credit or repayment patterns.


    EFFECTS OF BOOK-ENTRY REGISTRATION. The Class A Certificates and the Class B Certificates initially will each be represented by one or more Certificates registered in the name of Cede, as nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Agreement. Hence, until such time, Certificate Owners will only be able to exercise the rights of Certificateholders indirectly through DTC, Cedel or Euroclear and their participating organizations. Because DTC can only act on behalf of individuals who are Participants in DTC's system (or participate indirectly through a Participant), the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing such Certificates. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

                                   THE TRUST


    The Trust will be formed in accordance with the laws of the State of New York pursuant to the Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of certificates and the related Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for additional capital resources other than the assets of the Trust.


            FIRST BANK'S CORPORATE CARD AND PURCHASING CARD PROGRAMS

GENERAL

    The Receivables conveyed or to be conveyed by First Bank to the Trust arise under certain charge card accounts originated under First Bank's Corporate Card or Purchasing Card programs. These accounts were generated under the VISA USA, Inc. ("VISA") program and are owned by First Bank.

    First Bank's Corporate Card and Purchasing Card programs differ significantly from revolving credit plan products. The Corporate Card program is designed as a means of payment for company-related travel and entertainment expenses incurred by employees. The Purchasing Card program is designed as a means of reducing the administrative and processing costs associated with a company's frequent small-dollar purchases. Accounts generated under either program are not intended to be used as a method of financing purchases. Under each program, an account's full balance is billed at least monthly and is due within 30 days or less of the date the bill is printed. As a result of these payment requirements, Corporate Card and Purchasing Card account balances turn over rapidly relative to their charge volume when compared to revolving credit plan products. Under each program, the account balance is not subject to finance charge assessments.

FIRST BANK'S CORPORATE CARD PROGRAM

    ORIGINATION OF ACCOUNTS. Corporate Card accounts are originated by First Bank primarily through direct solicitation of managers who have responsibility for and control over employee travel and entertainment expenses. First Bank focuses its marketing effort on corporations with a large number of employees, requiring a substantial number of corporate charge cards. First Bank competes in this market primarily with American Express and Diners Club.


    First Bank offers three liability plans for Corporate Card customers:
Individual, Joint & Several, or Corporate. Under the Individual liability plan, the individual employee is responsible for payment of all charges while the employer agrees to reimburse the cardholder for legitimate travel and entertainment expenses. If the individual fails to pay, however, the company does not have an obligation to pay First Bank provided, among other things, that the company notifies First Bank promptly in the event the individual's employment is terminated. Under the Joint & Several liability plan, the company is not liable for any charges on the individual employee's account unless the account becomes 90 days past due. Under the Corporate liability plan, the company is directly responsible for payment of all charges and fees.


    Once the company submits an application for a Corporate Card account, a First Bank credit analyst reviews financial statements and other credit information regarding the company. Even if the company has chosen the Individual liability plan, First Bank considers it essential to review the company's credit because the company's ability to offer the cardholder stable employment and to reimburse the cardholder for legitimate charges will directly affect the cardholder's willingness and ability to make payment on the account. The credit review of the company will focus on the company's current and expected financial condition, the maximum receivables balance the company is expected to have outstanding at any one time, and the aggregate exposure of First Bank and its affiliates to the company and any related borrowers. An aggregate credit limit for all company-related accounts is established based upon such credit review. If the company has chosen the Individual liability plan, a review of each proposed cardholder is performed based upon credit scores obtained from credit bureaus. Credit scores are based on a variety of factors including payment performance on other loans and credit facilities, stability of employment, length of time at current address and amount of recent usage of other credit sources. The company also specifies certain categories of card purchases that are deemed pre-approved (I.E., legitimate travel and entertainment expenses). First Bank does not establish spending limits for individual cardholders with respect to legitimate travel and entertainment expenses, but does establish spending limits for other categories of purchases, based on First Bank's review of the cardholder's credit history and the anticipated level of usage by the cardholder.

    First Bank monitors the performance of the company's accounts, and periodically updates its analysis of the company's financial strength. The frequency, scope and depth of these reviews depend on First Bank's assessment of the company's financial strength, First Bank's aggregate credit exposure to the company, and the performance of the company's accounts. Credit limits are adjusted accordingly as a result of such reviews.


    BILLING AND FEES. Statements are sent to each cardholder if the company chose the Individual or Joint & Several liability plan, while statements are sent directly to the company if the company chose the Corporate liability plan. Companies can also choose to have certain charges, such as annual fees or airline tickets, centrally billed to the company. Unlike a revolving credit card, the entire balance on a charge card issued under the Corporate Card program (a "Corporate Card") is due 30 days after the statement is printed. Payments may be made by check or, for centrally billed accounts, via electronic funds transfer. Annual fees, late fees and cash advance fees vary among Accounts, but are not expected to represent a significant portion of Yield Collections on the Receivables.


FIRST BANK'S PURCHASING CARD PROGRAM

    ORIGINATION OF ACCOUNTS. First Bank markets its Purchasing Card program directly to large corporations. Charge cards under the Purchasing Card program ("Purchasing Cards") are issued directly to individual corporate employees whose job responsibilities require them to make small-dollar purchases. The Purchasing Card can eliminate much of the administrative and processing costs associated with processing a company's traditional purchase orders.

    Once the company submits an application for a Purchasing Card account, the credit approval process is similar to that for a Corporate Card account issued under the Corporate liability plan. A First Bank credit analyst reviews financial statements and other credit information regarding the company. The credit review of the company will focus on the company's current and expected financial condition, the maximum receivables balance the company is expected to have outstanding at any one time, and the aggregate exposure of First Bank and its affiliates to the company and any related borrowers. First Bank monitors the performance of the company's accounts, and periodically updates its analysis of the company's financial strength. The frequency, scope and depth of these reviews will depend on the company's perceived financial strength, First Bank's aggregate credit exposure to the company, and the performance of the company's accounts. Credit limits are adjusted accordingly as a result of such reviews.

    BILLING AND FEES. Statements are sent to the company at least monthly and balances are generally due 14 days after the statement is printed. The company has the choice of making payments by check or via electronic funds transfer. Annual fees, late fees and cash advance fees vary among Accounts, but are not expected to represent a significant portion of Yield Collections on the Receivables.

COLLECTION EFFORTS

    CORPORATE CARDS WITH INDIVIDUAL OR JOINT & SEVERAL LIABILITY. First Bank considers a Corporate Card account delinquent when a customer fails to make a payment 30 days after the billing statement is printed. Efforts to collect account balances that are delinquent less than 60 days are made by First Bank's Technical Collections Services group, through a combination of mailed notices and telephone calls. First Bank generally suspends any account that becomes 30 days delinquent, denying authorization of any further purchases, and generally closes any account that becomes 60 days delinquent. Once an account becomes 60 days delinquent, responsibility for collection is transferred to First Bank's Corporate Card Collections Department, where a more individualized effort at collection is made. If the account was registered under the Joint & Several liability plan, First Bank charges the corporate customer for amounts due when the account becomes 90 days delinquent. First Bank generally charges off Corporate Card account balances at the end of the month in which the account becomes 150 days delinquent (although charge-offs may be made earlier in some circumstances), and transfers collection responsibility to a separate unit of First Bank System responsible for collection of charged-off accounts of all First Bank System consumer credit products. First Bank's collection and charge-off practices may change over time in accordance with its business judgment and applicable law.


    PURCHASING CARDS AND CORPORATE CARDS WITH CORPORATE LIABILITY. The collections process for Purchasing Cards and for Corporate Cards with corporate liability is conducted by First Bank's Relationship Management Department. First Bank generally considers a Purchasing Card account delinquent when the company fails to make a payment 14 days after the billing statement is printed, and generally considers a Corporate Card account with corporate liability delinquent when the company fails to make a payment 30 days after the billing statement is printed. Following the sending of notices, a National Account Manager will contact the company when the account becomes 15 days past due and will seek to determine the reason for the delinquency and work to resolve any discrepancy. The account will generally be suspended when it becomes 30 days past due, and the account will generally be closed when it becomes 60 days past due. First Bank typically charges off corporate liability account balances at the end of the month in which the account becomes 150 days past due.


THE SERVICER--FBS CARD SERVICES, INC.


    First Bank retains FBS Card Services, Inc. ("Card Services"), a wholly owned subsidiary of First Bank System, located in Minneapolis, Minnesota and Fargo, North Dakota, to perform various data processing and administrative functions associated with servicing the Corporate Card and Purchasing Card accounts, as well as First Bank's retail credit card accounts. Pursuant to the Agreement, Card Services will be retained to service the Receivables on behalf of the Trust. In processing payments on First Bank's credit and charge card accounts, Card Services utilizes both proprietary systems and a variety of services provided by Total System Services, Inc., a third-party provider of credit and charge card processing services to numerous credit and charge card issuers.


INTERCHANGE

    Creditors participating in the VISA association receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period of time prior to initial billing. Under the VISA system, a portion of this interchange in connection with cardholder charges for goods and services is conveyed through the VISA system from banks which clear the transactions for merchants to card issuing banks. Interchange revenue is based on the number of VISA card transactions and the amount charged per transaction. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of Net Interchange attributed to cardholder charges for goods and services in the Accounts. Net Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the Floating Allocation Percentage of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the accounts in the Bank Portfolio. VISA may from time to time change the amount of interchange reimbursed to banks issuing VISA cards. Net Interchange allocable to the Trust will be treated as Yield Collections for the purposes of allocating Yield Collections to Certificateholders.


BANK PORTFOLIO EXPERIENCE

    The following tables set forth the historical receivable turnover rate, monthly payment rate, periodic yield computation, loss experience, and delinquency experience for each of the periods shown for the entire Bank Portfolio.

    Because the Accounts are only a portion of the Bank Portfolio, actual experience with respect to the Accounts may have been different from that of the Bank Portfolio. Because the Accounts have been selected from the Bank Portfolio in a manner not adverse to Certificateholders and represent a sizable portion of the Bank Portfolio, the Transferor believes that the performance of the Bank Portfolio reflected in the following tables is indicative of the historical performance of the Accounts. There can be no assurance that the future performance of the Accounts will be similar to that of the Bank Portfolio in the past or in the future.

    RECEIVABLE TURNOVER RATE AND PAYMENT RATE EXPERIENCE. The Accounts are designed for use as a method of payment for the purchase of merchandise and services and for cash advances. Account balances are due in full each billing cycle. Therefore, Accounts cannot be used by cardholders for the purpose of financing these purchases or cash advances. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that Account balances be paid in full each month creates a high monthly payment rate and Account balances which turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Bank Portfolio experience.

                RECEIVABLE TURNOVER RATES FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                          YEAR ENDED DECEMBER 31,
                                                           ------------------------------------------------------
                                                               1996          1995          1994          1993
                                                           ------------  ------------  ------------  ------------
Charge Volume and Fees(1)................................  $  5,124,989  $  4,057,496  $  2,745,798  $  1,583,650
Average Net Receivables(2)...............................  $    568,822  $    461,162  $    317,324  $    193,169
Receivable Turnover Rate(3)..............................          9.01          8.80          8.65          8.20

------------------------------

(1) Charge Volume and Fees is the sum of (a) amounts charged by cardholders for merchandise, services and cash advances for each period shown and (b) all annual, late and other fees billed to Accounts for each period shown. Charge Volume and Fees is shown net of adjustments made to accounts due to returned goods, customer disputes or certain other miscellaneous adjustments.


(2) Average Net Receivables is the arithmetic average of the daily Bank Portfolio balances, net of the adjustments referred to in footnote (1) above, for each period shown.


(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Net Receivables for each period shown.

                MONTHLY PAYMENT RATES FOR THE BANK PORTFOLIO(1)

                                                                         YEAR ENDED DECEMBER 31,
                                                                ------------------------------------------
                                                                  1996       1995       1994       1993
                                                                ---------  ---------  ---------  ---------
Monthly Average Rate..........................................      74.67%     72.62%     70.67%     69.93%
Highest Month.................................................      79.22%     78.78%     75.13%     77.08%
Lowest Month..................................................      68.67%     67.36%     61.49%     59.98%

------------------------

(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) during each month by such month's opening balance.

    There can be no assurance that the Receivable Turnover Rate and the Monthly Payment Rate for Receivables in the Accounts, and thus the rate at which Certificateholders can expect principal to accumulate in the Principal Funding Account or to be paid on the Class A Expected Final Payment Date or Class B Expected Final Payment Date, as applicable, or during any Early Amortization Period, will be similar to the historical Bank Portfolio experience set forth above.


    PERIODIC YIELD COMPUTATION. Receivables originated under the Accounts, consisting of amounts charged by cardholders for goods and services, cash advances, annual, late and other fees, are not subject to a monthly finance charge. As a result, a portion of the collections on the Receivables received during the preceding Collection Period will be treated as "yield" to the Trust. Such yield will equal the product of the aggregate amount of such collections (excluding recoveries on charged-off Receivables and excluding Net Interchange, if any) and the Yield Factor. Such portion of collections, plus certain amounts of Net Interchange attributed to cardholder charges in the Accounts and any earnings on funds on deposit in the Excess Funding Account, will be treated as Yield Collections. The remainder of such collections will be treated as Principal Collections.


    The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of 2.00% (which is the Yield Factor under the Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) in the accounts in the Bank Portfolio for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Bank Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of 2.00%.

               PERIODIC YIELD COMPUTATION FOR THE BANK PORTFOLIO
                         ASSUMING A 2.00% YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                          1996       1995       1994       1993
                                                                        ---------  ---------  ---------  ---------
Computed Yield(1).....................................................  $  99,113  $  77,364  $  51,092  $  29,672
Computed Yield as a Percentage of Charge Volume
  and Fees (2)........................................................       1.93%      1.91%      1.86%      1.87%
Net Interchange(3)....................................................  $  84,072  $  65,574  $  44,554  $  25,588
Net Interchange as a Percentage of Charge Volume and Fees.............       1.64%      1.62%      1.62%      1.62%
Computed Yield and Net Interchange as a Percentage of Charge Volume
  and Fees............................................................       3.57%      3.52%      3.48%      3.49%

------------------------

(1) Computed Yield is the dollar amount equal to the product of the 2.00% assumed Yield Factor and collections (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) for each period shown.

(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the 2.00% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables and excluding Net Interchange, if any) for the periods shown.

(3) The amount of Net Interchange for each of the periods indicated above has been estimated. Net Interchange is equal to gross interchange reduced by VISA dues and rebates to corporate customers and travel agencies.

    There can be no assurance that the yield experience for Receivables in the Accounts will be similar to the periodic yield computation for the Bank Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in Receivable Turnover Rates, Monthly Payment Rates and cardholder charge activity. Changes in the amount of Net Interchange will also affect actual yield experience. VISA may from time to time change the amount of interchange reimbursed to banks issuing VISA cards, including the Bank. Reductions in the amount of Net Interchange would reduce the actual yield experience.

    LOSS EXPERIENCE. The following table sets forth the Bank Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the Bank Portfolio's Receivable Turnover Rate and Monthly Payment Rate, Gross Losses, Recoveries and Net Losses are expressed as a percentage of Charge Volume and Fees.

                     LOSS EXPERIENCE FOR THE BANK PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                                      YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------------
                                                                               1996       1995       1994       1993
                                                                             ---------  ---------  ---------  ---------
Gross Losses(1)............................................................  $   6,691  $   6,633  $   4,682  $   3,589
Gross Losses as a Percentage of Charge Volume and Fees.....................       0.13%      0.16%      0.17%      0.23%
Recoveries.................................................................  $   2,411  $   2,817  $   1,404  $   1,161
Recoveries as a Percentage of Charge Volume and Fees.......................       0.05%      0.07%      0.05%      0.07%
Net Losses(2)..............................................................  $   4,280  $   3,816  $   3,278  $   2,428
Net Losses as a Percentage of Charge Volume and Fees.......................       0.08%      0.09%      0.12%      0.15%


------------------------

(1) Gross Losses are charge-offs before recoveries and do not include the amount of any reductions in receivables balances due to fraud, returned goods, customer disputes or certain other miscellaneous adjustments.

(2) Gross Losses minus Recoveries may not equal Net Losses due to rounding.

    There can be no assurance that the loss experience for the Accounts in the future will be similar to the historical Bank Portfolio experience set forth above.

    PERIODIC NET YIELD COMPUTATION. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. Computed Net Yield and Net Interchange is the dollar amount equal to Computed Yield plus an estimate of the amount of Net Interchange received during the period minus Net Losses. The table below sets forth the Computed Net Yield and the Computed Net Yield and Net Interchange for the periods shown.

                       PERIODIC NET YIELD COMPUTATION FOR
                THE BANK PORTFOLIO ASSUMING A 2.00% YIELD FACTOR
                             (DOLLARS IN THOUSANDS)


                                                                               YEAR ENDED DECEMBER 31,
                                                                     --------------------------------------------
                                                                        1996        1995       1994       1993
                                                                     ----------  ----------  ---------  ---------
Computed Net Yield.................................................  $   94,833  $   73,548  $  47,814  $  27,244
Computed Net Yield as a Percentage of Charge Volume
  and Fees.........................................................        1.85%       1.81%      1.74%      1.72%
Computed Net Yield and Net Interchange.............................  $  178,905  $  139,122  $  92,368  $  52,832
Computed Net Yield and Net Interchange as a Percentage of Charge
  Volume and Fees..................................................        3.49%       3.43%      3.36%      3.34%


    The ability of the Trust to generate sufficient yield to pay interest to Certificateholders and to pay the Servicing Fee depends upon the Receivable Turnover Rate, the Yield Factor, Net Losses, the amount of Net Interchange and the generation of new Receivables. Based on the Bank Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the Trust. For the year ended December 31, 1996, the Computed Net Yield as a Percentage of Charge Volume and Fees was 1.85% and the Receivable Turnover Rate (total Charge Volume and Fees divided by Average Net Receivables) was 9.01. The product of these two variables results in a net yield as a percentage of Average Net Receivables of 16.67% for the year ended December 31, 1996. Adding Net Interchange for the period results in a net yield and Net Interchange as a percentage of Average Net Receivables of 31.45% for the year ended December 31, 1996. There can be no assurance that the experience for the Accounts in the future will be similar to the historical Bank Portfolio experience set forth above.

    DELINQUENCY EXPERIENCE. The table below sets forth the Bank Portfolio's delinquency experience for the periods shown.

                 DELINQUENCY EXPERIENCE FOR THE BANK PORTFOLIO

                                                        AVERAGE OF TWELVE MONTHS ENDED DECEMBER 31,
                        -----------------------------------------------------------------------------------------------------------
                                     1996                            1995                            1994                  1993
                        ------------------------------  ------------------------------  ------------------------------  -----------
    NUMBER OF DAYS      DELINQUENT                      DELINQUENT                      DELINQUENT                      DELINQUENT
    DELINQUENT(1)        AMOUNT(2)     PERCENTAGE(3)     AMOUNT(2)     PERCENTAGE(3)     AMOUNT(2)     PERCENTAGE(3)     AMOUNT(2)
----------------------  -----------  -----------------  -----------  -----------------  -----------  -----------------  -----------
                                                                  (DOLLARS IN THOUSANDS)
30 to 59 days.........   $  20,623            3.61%      $  16,869            3.66%      $  12,898            4.04%      $   8,021
60 to 89 days.........       4,377            0.77           3,681            0.80           2,242            0.70           1,747
90 to 119 days........       1,662            0.29           1,511            0.33           1,032            0.32             623
120 or more days......       1,028            0.18             871            0.19             642            0.20             382
                        -----------            ---      -----------            ---      -----------            ---      -----------
    Total(4)..........   $  27,690            4.85%      $  22,932            4.97%      $  16,814            5.26%      $  10,773
                        -----------            ---      -----------            ---      -----------            ---      -----------
                        -----------            ---      -----------            ---      -----------            ---      -----------


    NUMBER OF DAYS
    DELINQUENT(1)         PERCENTAGE(3)
----------------------  -----------------

30 to 59 days.........           4.28%
60 to 89 days.........           0.93
90 to 119 days........           0.33
120 or more days......           0.20
                                  ---
    Total(4)..........           5.75%
                                  ---
                                  ---


------------------------

(1) Delinquency is measured as the number of days after a charge is first included within an unpaid "Previous Balance" on any monthly billing statement.

(2) Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category for the appropriate period.

(3) Delinquency percentage is the arithmetic average of the month-end percentages equal to ending net receivables by category divided by the aggregate ending net receivables balance.

(4) Columns may not total due to rounding.

                                THE RECEIVABLES

    The Receivables conveyed to the Trust will arise in VISA accounts originated under the Bank's Corporate Card or Purchasing Card programs and selected from the portfolio of VISA accounts in such programs owned by the Bank on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will also have the right (subject to certain limitations and conditions) to designate certain Accounts as Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. See "Description of the Certificates-- Addition of Accounts" and "--Removal of Accounts."


    The Receivables included in the Trust Portfolio, as of the Cut-Off Date, had an aggregate balance of $555,691,966.42. The Accounts originated under the Corporate Card program had an aggregate balance of $423,389,097.17, an average balance of $1,023.01 and an average age of approximately 26.95 months. The Accounts originated under the Purchasing Card program had an aggregate balance of $132,302,869.25, an average balance of $52,899.99 and an average age of approximately 23.70 months. As of the Cut-Off Date, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States, the District of Columbia and other United States territories and possessions.



    As of the Cut-Off Date, no one company (including its employees and consolidated affiliates) accounted for more than 4.0% of total Corporate Card and Purchasing Card Account balances in the Trust Portfolio. The Transferor estimates that, as of the Cut-Off Date, the aggregate balances of Corporate Card Accounts issued under the Joint & Several liability plan constituted less than 5.0% of total Corporate Card and Purchasing Card Account balances in the Trust Portfolio.


    The Receivables included in the Trust Portfolio, as of the Cut-Off Date, represent aggregate Trust principal (the "Trust Principal Component") of $544,578,127.09. The Trust Principal Component as of any date is an amount equal to the product of the total amount of Receivables in the Trust as of such date and one minus the Yield Factor.

    The following tables summarize the Trust Portfolio by various criteria as of the Cut-Off Date. Because the future composition of the Trust Portfolio will change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent date. (Percentage columns may not sum to 100% due to rounding.)

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO


                                                                              PERCENTAGE
                                                                               OF TOTAL                       PERCENTAGE
                                                                  NUMBER OF    NUMBER OF                       OF TOTAL
ACCOUNT BALANCE                                                   ACCOUNTS     ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------------------------------------------------  -----------  -----------  -----------------  -----------
Credit Balance.................................................      18,800         4.52%  $  (10,400,071.02)      (1.87)%
No Balance.....................................................     154,766        37.17                  --          --
$0.01 to $999.99...............................................     156,834        37.67       53,296,143.38        9.59
$1,000.00 to $4,999.99.........................................      73,294        17.60      155,855,751.59       28.05
$5,000.00 to $99,999.99........................................      12,187         2.93      134,813,119.13       24.26
$100,000.00 to $999,999.99.....................................         436         0.10      125,662,766.40       22.61
$1,000,000.00 or More..........................................          50         0.01       96,464,256.94       17.36
                                                                 -----------  -----------  -----------------  -----------
  Total........................................................     416,367       100.00%  $  555,691,966.42      100.00%
                                                                 -----------  -----------  -----------------  -----------
                                                                 -----------  -----------  -----------------  -----------


                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO


                                                                              PERCENTAGE
                                                                               OF TOTAL                       PERCENTAGE
PERIOD OF DELINQUENCY                                             NUMBER OF    NUMBER OF                       OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)                                   ACCOUNTS     ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------------------------------------------------  -----------  -----------  -----------------  -----------
Not Delinquent.................................................     370,866        89.07%  $  497,746,152.61       89.57%
Up to 29 Days..................................................      40,094         9.63       53,918,496.22        9.70
30 to 59 Days..................................................       5,407         1.30        4,027,317.59        0.72
60 or More Days................................................          --           --                  --          --
                                                                 -----------  -----------  -----------------  -----------
  Total........................................................     416,367       100.00%  $  555,691,966.42      100.00%
                                                                 -----------  -----------  -----------------  -----------
                                                                 -----------  -----------  -----------------  -----------


                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO


                                                                              PERCENTAGE
                                                                               OF TOTAL                       PERCENTAGE
                                                                  NUMBER OF    NUMBER OF                       OF TOTAL
ACCOUNT AGE                                                       ACCOUNTS     ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------------------------------------------------  -----------  -----------  -----------------  -----------
Less than 6 Months.............................................      44,381        10.66%  $   34,589,902.69        6.22%
From 6 Months to Less than 12 Months...........................      55,189        13.25       64,513,699.76       11.61
From 12 Months to Less than 24 Months..........................     106,046        25.47      144,840,038.41       26.06
From 24 Months to Less than 36 Months..........................     102,493        24.62      145,259,316.85       26.14
From 36 Months to Less than 48 Months..........................      43,073        10.34       85,795,694.12       15.44
From 48 Months to Less than 60 Months..........................      48,228        11.58       64,460,150.29       11.60
From 60 Months to Less than 72 Months..........................      11,229         2.70       11,132,682.92        2.00
72 Months or More..............................................       5,728         1.38        5,100,481.38        0.92
                                                                 -----------  -----------  -----------------  -----------
  Total........................................................     416,367       100.00%  $  555,691,966.42      100.00%
                                                                 -----------  -----------  -----------------  -----------
                                                                 -----------  -----------  -----------------  -----------

           GEOGRAPHIC DISTRIBUTION OF CORPORATE CARD ACCOUNTS ISSUED
 UNDER THE INDIVIDUAL LIABILITY PLAN OR JOINT & SEVERAL LIABILITY PLAN IN TRUST
                                  PORTFOLIO(1)


                                                                           PERCENTAGE                       PERCENTAGE
                                                                            OF TOTAL                         OF TOTAL
                                                               NUMBER OF    NUMBER OF                       RECEIVABLES
                                                                 SUCH         SUCH       RECEIVABLES IN         IN
STATE(2)                                                       ACCOUNTS     ACCOUNTS      SUCH ACCOUNTS    SUCH ACCOUNTS
------------------------------------------------------------  -----------  -----------  -----------------  -------------
Alabama.....................................................       4,638         1.12%  $    3,127,073.07         0.85%
Alaska......................................................       1,143         0.28        1,148,374.16         0.31
Arizona.....................................................       6,808         1.65        4,574,204.66         1.24
Arkansas....................................................       3,689         0.89        1,563,599.31         0.42
California..................................................      46,382        11.24       39,612,697.16        10.73
Colorado....................................................      10,427         2.53       11,000,719.98         2.98
Connecticut.................................................       3,698         0.90        6,797,005.08         1.84
Delaware....................................................         885         0.21          571,701.90         0.15
District of Columbia........................................         915         0.22        1,085,720.13         0.29
Florida.....................................................      10,595         2.57        8,215,971.90         2.23
Georgia.....................................................      17,369         4.21       14,735,955.95         3.99
Hawaii......................................................         290         0.07          216,933.00         0.06
Idaho.......................................................       1,663         0.40        1,504,806.79         0.41
Illinois....................................................      25,044         6.07       23,033,730.80         6.24
Indiana.....................................................      15,666         3.80        9,267,363.60         2.51
Iowa........................................................       3,164         0.77        2,148,782.09         0.58
Kansas......................................................       3,070         0.74        2,155,138.45         0.58
Kentucky....................................................       2,237         0.54        1,278,476.36         0.35
Louisiana...................................................       4,146         1.00        2,665,927.26         0.72
Maine.......................................................       1,057         0.26          609,170.28         0.17
Maryland....................................................       7,166         1.74        5,965,662.55         1.62
Massachusetts...............................................      15,070         3.65       13,620,334.63         3.69
Michigan....................................................      11,250         2.73        9,995,165.13         2.71
Minnesota...................................................      23,991         5.81       14,193,959.08         3.85
Mississippi.................................................       2,463         0.60        1,345,585.92         0.36
Missouri....................................................       5,314         1.29        5,161,950.13         1.40
Montana.....................................................         587         0.14          438,215.77         0.12
Nebraska....................................................       1,696         0.41          838,958.61         0.23
Nevada......................................................       1,034         0.25          543,213.47         0.15
New Hampshire...............................................       5,827         1.41        6,517,844.41         1.77
New Jersey..................................................      16,671         4.04       21,190,050.25         5.74
New Mexico..................................................       6,859         1.66        2,110,205.68         0.57
New York....................................................      12,653         3.07       12,823,459.60         3.47
North Carolina..............................................       7,723         1.87        6,934,130.94         1.88
North Dakota................................................         932         0.23          559,963.05         0.15
Ohio........................................................      16,586         4.02       14,066,753.90         3.81
Oklahoma....................................................       5,916         1.43        5,843,566.42         1.58
Oregon......................................................       8,578         2.08       10,558,692.34         2.86
Pennsylvania................................................      21,586         5.23       21,463,442.25         5.81
Rhode Island................................................       1,166         0.28        1,077,661.62         0.29
South Carolina..............................................       4,212         1.02        2,875,365.87         0.78
South Dakota................................................         672         0.16          356,553.60         0.10
Tennessee...................................................       6,162         1.49        7,467,027.61         2.02

                                                                           PERCENTAGE                       PERCENTAGE
                                                                            OF TOTAL                         OF TOTAL
                                                               NUMBER OF    NUMBER OF                       RECEIVABLES
                                                                 SUCH         SUCH       RECEIVABLES IN         IN
STATE(2)                                                       ACCOUNTS     ACCOUNTS      SUCH ACCOUNTS    SUCH ACCOUNTS
------------------------------------------------------------  -----------  -----------  -----------------  -------------
Texas.......................................................      38,503         9.33%  $   47,008,234.25        12.73%
Utah........................................................       2,528         0.61        1,858,830.92         0.50
Vermont.....................................................         166         0.04          133,042.72         0.04
Virginia....................................................       7,985         1.93        5,912,010.32         1.60
Washington..................................................       5,185         1.26        4,168,120.71         1.13
West Virginia...............................................         931         0.23          452,807.97         0.12
Wisconsin...................................................       8,598         2.08        7,052,325.53         1.91
Wyoming.....................................................       1,163         0.28          773,647.48         0.21
Other U.S. territories and possessions......................         702         0.17          530,681.93         0.14
                                                              -----------  -----------  -----------------       ------
    Total...................................................     412,761       100.00%  $  369,150,816.59       100.00%
                                                              -----------  -----------  -----------------       ------
                                                              -----------  -----------  -----------------       ------


------------------------

(1) Includes only Corporate Card Accounts issued under either the Individual liability plan or the Joint & Several liability plan in the Trust Portfolio. See "First Bank's Corporate Card and Purchasing Card Programs--First Bank's Corporate Card Program."

(2) Based on individual cardholders' current billing addresses.

GEOGRAPHIC DISTRIBUTION OF PURCHASING CARD ACCOUNTS AND CORPORATE CARD ACCOUNTS
                                     ISSUED
            UNDER THE CORPORATE LIABILITY PLAN IN TRUST PORTFOLIO(1)


                                                                           PERCENTAGE                       PERCENTAGE
                                                                            OF TOTAL                         OF TOTAL
                                                               NUMBER OF    NUMBER OF                       RECEIVABLES
                                                                 SUCH         SUCH       RECEIVABLES IN         IN
STATE(2)                                                       ACCOUNTS     ACCOUNTS      SUCH ACCOUNTS    SUCH ACCOUNTS
------------------------------------------------------------  -----------  -----------  -----------------  -------------
Alabama.....................................................          19         0.53%  $      381,162.72         0.20%
Alaska......................................................          11         0.31          347,997.44         0.19
Arizona.....................................................          27         0.75        1,483,166.90         0.80
Arkansas....................................................          37         1.03          443,967.45         0.24
California..................................................         387        10.73       27,602,396.70        14.80
Colorado....................................................         119         3.30        5,399,938.88         2.89
Connecticut.................................................          49         1.36        1,770,014.57         0.95
Delaware....................................................          12         0.33        3,138,102.70         1.68
District of Columbia........................................          13         0.36          834,887.32         0.45
Florida.....................................................          92         2.55        1,963,800.18         1.05
Georgia.....................................................         146         4.05        3,855,982.72         2.07
Idaho.......................................................          24         0.67          894,323.94         0.48
Illinois....................................................         154         4.27       11,890,645.43         6.37
Indiana.....................................................          73         2.02        4,610,521.19         2.47
Iowa........................................................          49         1.36          536,173.19         0.29
Kansas......................................................          67         1.86        5,580,699.30         2.99
Kentucky....................................................           5         0.14           57,665.10         0.03
Louisiana...................................................          23         0.64          468,353.86         0.25
Maine.......................................................          12         0.33          399,911.16         0.21
Maryland....................................................          35         0.97        3,883,988.19         2.08
Massachusetts...............................................         140         3.88        6,516,887.46         3.49
Michigan....................................................         153         4.24        7,431,821.13         3.98
Minnesota...................................................         201         5.57       11,672,240.30         6.26
Mississippi.................................................          35         0.97          132,859.20         0.07
Missouri....................................................         112         3.11        3,618,812.11         1.94
Montana.....................................................           1         0.03                  --           --
Nebraska....................................................          11         0.31        1,759,005.22         0.94
Nevada......................................................          13         0.36          186,841.97         0.10
New Hampshire...............................................          16         0.44          311,555.97         0.17
New Jersey..................................................         120         3.33        8,027,745.56         4.30
New Mexico..................................................          10         0.28          417,631.75         0.22
New York....................................................         294         8.15       15,739,803.79         8.44
North Carolina..............................................          76         2.11        5,049,226.28         2.71
North Dakota................................................           4         0.11           47,978.70         0.03
Ohio........................................................         158         4.38       10,002,750.46         5.36
Oklahoma....................................................          96         2.66        2,479,188.31         1.33
Oregon......................................................          36         1.00        3,908,787.93         2.10
Pennsylvania................................................         140         3.88       10,579,321.34         5.67
Rhode Island................................................          10         0.28          183,811.07         0.10
South Carolina..............................................          34         0.94        1,482,237.19         0.79
South Dakota................................................           1         0.03           15,188.46         0.01
Tennessee...................................................          79         2.19        2,254,207.27         1.21
Texas.......................................................         323         8.96        6,877,950.18         3.69

                                                                           PERCENTAGE                       PERCENTAGE
                                                                            OF TOTAL                         OF TOTAL
                                                               NUMBER OF    NUMBER OF                       RECEIVABLES
                                                                 SUCH         SUCH       RECEIVABLES IN         IN
STATE(2)                                                       ACCOUNTS     ACCOUNTS      SUCH ACCOUNTS    SUCH ACCOUNTS
------------------------------------------------------------  -----------  -----------  -----------------  -------------
Utah........................................................          22         0.61%  $    2,236,873.30         1.20%
Vermont.....................................................           1         0.03            6,232.63         0.00
Virginia....................................................          43         1.19        4,117,979.47         2.21
Washington..................................................          32         0.89        1,547,893.60         0.83
West Virginia...............................................           6         0.17           79,163.96         0.04
Wisconsin...................................................          52         1.44        3,807,930.24         2.04
Wyoming.....................................................           7         0.19           60,995.98         0.03
Other U.S. territories and possessions......................          26         0.72          444,530.06         0.24
                                                                   -----   -----------  -----------------       ------
    Total...................................................       3,606       100.00%  $  186,541,149.83       100.00%
                                                                   -----   -----------  -----------------       ------
                                                                   -----   -----------  -----------------       ------


------------------------

(1) Includes only Purchasing Card Accounts and Corporate Card Accounts issued under the Corporate liability plan in the Trust Portfolio. See "First Bank's Corporate Card and Purchasing Card Programs--First Bank's Purchasing Card Program" and "--First Bank's Corporate Card Program."

(2) Based on the current billing addresses of the relevant Corporate Card and Purchasing Card Accounts.

                            MATURITY CONSIDERATIONS

    The Agreement provides that the Class A Certificateholders will not receive payments of principal until the Class A Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period. Class A Certificateholders will receive payments of principal on each Special Payment Date following the Collection Period in which an Early Amortization Event occurs until the Class A Invested Amount has been paid in full or the Series 1997-1 Termination Date has occurred. The Agreement provides that the Class B Certificateholders will not receive payments of principal until the Class B Expected Final Payment Date, or earlier in the event of an Early Amortization Event which results in the commencement of the Early Amortization Period; PROVIDED, HOWEVER, that the Class B Certificateholders will in no event begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

    Should an Early Amortization Event occur with respect to the Certificates and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date with respect to the Early Amortization Period. Thereafter, Certificateholders will be entitled to receive Principal Collections allocable to Series 1997-1 on each Special Payment Date with respect to such Early Amortization Period, until the Series 1997-1 Termination Date occurs. See "Description of the Certificates--Early Amortization Events."

    The ability of Certificateholders to receive payments of principal on the applicable Expected Final Payment Date depends, among other factors, on the rate of repayment on the Receivables, the timing of the receipt of such repayments, the amount of outstanding Receivables, the Yield Factor, delinquencies and charge-offs on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of discount programs in which cardholders participate. The Transferor cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. Certificateholders should consider, in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of payment of principal on the Certificates could result in an actual yield that is less than the anticipated yield and, in the case of Certificates purchased at a premium, the risk that a faster than anticipated rate of payment of principal on the Certificates could result in an actual yield that is less than the anticipated yield.

    The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of cardholders. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on their Certificates during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth herein.

    The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if an Early Amortization Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

    For the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Deposit Amount or that the Class A Certificates and the Class B Certificates will be paid in full on their respective Expected Final Payment Dates. Any reinvestment risks resulting from the payment of principal on the Certificates earlier or later than expected will be borne entirely by the Certificateholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments of principal on their Certificates than interest rates would otherwise have been had such payments of principal not been made or had such payments of principal been made at a different time.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Certificates will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes.

               FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)
                          AND FIRST BANK SYSTEM, INC.

    First Bank of South Dakota (National Association) is a national banking association organized under the laws of the United States. First Bank provides a broad range of products and services to its customers in the areas of credit, treasury management, leasing, trust, mortgage, insurance, investment and other financial services. First Bank markets these services through seventeen branches located primarily in regional trade centers, including Sioux Falls and Rapid City, South Dakota. First Bank is a wholly-owned subsidiary of First Bank System, Inc. ("First Bank System"). First Bank System is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its principal assets being the stock of its banking and non-banking subsidiaries. Through its banking subsidiaries and various non-banking subsidiaries, First Bank System provides domestic banking and banking related services primarily throughout the Midwest and Rocky Mountain regions. As of December 31, 1996, First Bank had assets of $1.94 billion and shareholder's equity of $188.2 million, determined in accordance with regulatory accounting principles (which differ, in certain instances, from generally accepted accounting principles). As of September 30, 1996, First Bank System had assets of $36.84 billion and shareholders' equity of $3.18 billion, determined in accordance with generally accepted accounting principles.

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement and the Series 1997-1 Supplement, copies of the forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor and the Trustee may execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Agreement and the Series 1997-1 Supplement.

GENERAL

    The Certificates will represent undivided interests in the Trust, including the right to receive varying percentages of all collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of, with respect to the Class A Certificates, interest at the Class A Certificate Rate and the Class A Invested Amount on the Class A Expected Final Payment Date and, with respect to the Class B Certificates, interest at the Class B Certificate Rate and the Class B Invested Amount on the Class B Expected Final Payment Date. See "--Allocation Percentages." The property of the Trust consists of the Receivables generated under the Accounts and any Additional Accounts subsequently designated to the Trust, all monies due or to become due in payment of the Receivables (including recoveries on charged-off Receivables and amounts, if any, paid by corporate clients as co-obligors under the Corporate Card program), all proceeds of the Receivables, the right to receive certain amounts of Net Interchange allocable to the Certificates and all monies on deposit in certain bank accounts of the Trust (other than investment earnings on such amounts, except as otherwise specified herein), and any Enhancement with respect to any particular Series or Class as described herein. Monies on deposit in bank accounts of the Trust that are established for the benefit of any other Series and the drawing on or payment of Enhancements issued with respect to any other Series will not be available to Certificateholders. The Trust will not include the Receivables from any Removed Accounts. On the

Closing Date, the Trustee will authenticate the Class A Certificates and the Class B Certificates and deliver such Certificates to the Transferor which will in turn deliver them to the Underwriters against payment of the net proceeds of the sale of the Certificates. The Trustee will also deliver the Collateral Investor Interest and the Exchangeable Transferor Certificate to the Transferor. The Transferor intends to sell the Collateral Investor Interest pursuant to the Loan Agreement to one or more third-party investors which will not be affiliates of the Transferor. The Collateral Investor Interest is not offered hereby. The Class A Initial Invested Amount will equal $394,800,000, the Class B Initial Invested Amount will equal $6,300,000 and the Collateral Initial Invested Amount will equal $18,900,000.


    The Transferor initially will own the Exchangeable Transferor
Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates, by the Collateral Investor Interest, by other investor certificates issued by the Trust and by the interests of providers of Enhancement, if any, applicable to any Series. The holder of the Exchangeable Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all collections on the Receivables in the Trust. The Transferor Percentage as of any date of determination will equal 100% minus the sum of the applicable allocation percentages for all Series outstanding as of the date on which such determination is being made. See "--Allocation Percentages."

    During the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Collections in the Trust, however, will vary each day as new Receivables are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Receivables in the Trust. When a Series is amortizing, the invested amount of such Series will generally decline as payments of principal are distributed to the Certificateholders or accumulated in a principal funding account. As a result, the Transferor Interest will generally increase each month during the amortization period with respect to a Series to reflect the reductions in the invested amount of such Series and will also change to reflect the variations in the amount of Principal Collections. The Transferor Interest may also be reduced as the result of an Exchange. See "--Exchanges."

    The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "-- Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

    Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Invested Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests in the Trust to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described under "--Definitive Certificates."

DEFINITIVE CERTIFICATES


    The Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates, and the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% of the Invested Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.


    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

    Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments on each Interest Payment Date and interest and principal payments on the Expected Final Payment Date of each Class (or, if an Early Amortization Event occurs, on each Special Payment Date) will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

    Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST PAYMENTS


    Interest on the principal balance of the Class A Certificates and the principal balance of the Class B Certificates will accrue from the Closing Date at the Class A Certificate Rate and Class B Certificate Rate, respectively. Interest will be distributed on each Interest Payment Date, commencing August 15, 1997, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date will include interest at the Class A Certificate Rate or the Class B Certificate Rate, as applicable, accrued from and including the 15th day of the calendar month in which the preceding Interest Payment Date occurred or, in the case of the first Interest Payment Date, from and including the Closing Date, to but excluding the 15th day of the calendar month in which such Interest Payment Date occurs. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


    On each Transfer Date, Class A Monthly Interest and Class B Monthly Interest will be deposited in a trust account in the name of the Trustee maintained with an Eligible Institution which initially shall be the Trustee (the "Interest Funding Account"). Funds on deposit in the Interest Funding Account generally will be invested in certain Eligible Investments described under "--Collection Account." Although such Eligible Investments are highly rated, Certificateholders will bear the risk of losses on such Eligible Investments to the extent that losses exceed any earnings thereon. Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account will be paid monthly to the Transferor. If an Early Amortization Event occurs and an Early Amortization Period commences, then thereafter Class A Monthly Interest or Class B Monthly Interest, as the case may be, will be distributed to the Class A Certificateholders or the Class B Certificateholders monthly on each Special Payment Date and any amounts on deposit in the Interest Funding Account will be distributed to the Class A Certificateholders and the Class B Certificateholders on the first Special Payment Date.

    Interest due but not paid on any Interest Payment Date or Special Payment Date will be due on the next succeeding Interest Payment Date or Special Payment Date with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate or the Class B Certificate Rate, as applicable.

    Payments of interest in respect of the Class A Certificates on any Distribution Date will be funded from Class A Available Funds for the related Collection Period. To the extent Class A Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Yield Collections allocated to Series 1997-1, amounts available from the Overconcentration Account and Reallocated Principal Collections will be used to make such payments. "Class A Available Funds" means, with respect to any Collection Period, an amount equal to the sum of (i) the Class A Floating Percentage of Yield Collections with respect to such Collection Period (excluding the portion of Yield Collections attributable to Net Interchange that is allocable to Servicer Interchange); (ii) if such Collection Period relates to a Distribution Date that occurs on or prior to the payment in full of the Class A Invested Amount, the Principal

Funding Investment Proceeds, if any, with respect to the related Transfer Date; and (iii) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds with respect to the related Transfer Date as described under "--Reserve Account."

    Payments of interest in respect of the Class B Certificates on any Distribution Date will be funded from Class B Available Funds for the related Collection Period. To the extent Class B Available Funds are insufficient to pay such interest, Excess Spread and Shared Excess Yield Collections allocated to Series 1997-1, amounts available from the Overconcentration Account and Reallocated Collateral Principal Collections (in each case after application of such amounts in respect of the Class A Certificates) will be used to make such payments. "Class B Available Funds" means, with respect to any Collection Period, an amount equal to the Class B Floating Percentage of Yield Collections with respect to such Collection Period (excluding the portion of Yield Collections attributable to Net Interchange that is allocable to Servicer Interchange).

PRINCIPAL PAYMENTS

    During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to Certificateholders. During the Accumulation Period (on or prior to the Class A Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount. After the Class A Invested Amount has been paid in full, principal will be deposited into the Collection Account as described below and on the Class B Expected Final Payment Date will be distributed to Class B Certificateholders up to the Class B Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of an Early Amortization Event, and until the Series 1997-1 Termination Date occurs, principal will be paid first to the Class A Certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full.


    On each Transfer Date during the Accumulation Period, beginning with the Transfer Date in the month following the commencement of the Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) the Available Investor Principal Collections on deposit in the Collection Account with respect to the preceding Collection Period plus the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount for such Collection Period, (b) for each Transfer Date with respect to the Accumulation Period prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Transfer Date and (c) the Class A Adjusted Invested Amount (after giving effect to reductions for any Class A Investor Charge-Offs) with respect to such Transfer Date prior to any deposits on such date. Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. After the Class A Invested Amount has been paid in full, on each Transfer Date during the Accumulation Period, the Trustee will deposit in the Collection Account an amount equal to the lesser of (a) the Available Investor Principal Collections on deposit in the Collection Account with respect to the preceding Collection Period plus the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount for such Collection Period MINUS the portion of all such amounts applied to Class A Monthly Principal on such Transfer Date and (b) the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections) with respect to such Transfer Date prior to any deposits on such date. Such amounts in the Collection Account will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date. If an Early Amortization Event occurs with respect to the Certificates during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the first Special Payment Date with respect to the Early Amortization Period.

    "Available Investor Principal Collections" means, with respect to any Collection Period, an amount equal to the sum of (a) the Principal Collections received during such Collection Period and certain other amounts, in each case to the extent allocable to the Investor Interest, minus (b) the amount of Reallocated Principal Collections for such Collection Period, plus (c) the amount of any Shared Principal Collections with respect to other Series that are allocated to Series 1997-1 in accordance with the Agreement.


    On each Special Payment Date during the Early Amortization Period until the Class A Invested Amount has been paid in full or the Series 1997-1 Termination Date occurs, the Class A Certificateholders will be entitled to receive Class A Monthly Principal in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Special Payment Date Class B Monthly Principal until the earlier of the date the Class B Invested Amount is paid in full and the Series 1997-1 Termination Date.

POSTPONEMENT OF ACCUMULATION PERIOD


    Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The length of the Accumulation Period will not be less than one month. On the September 2001 Determination Date and on each Determination Date thereafter, until the Accumulation Period begins, the Servicer, on behalf of the Transferor, will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Class A Expected Final Payment Date, based on (a) the expected monthly Principal Collections expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a rate of payment on the Receivables no greater than the lowest monthly rate of payment on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than two months, the Transferor may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will equal one. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of other Series, if any, scheduled to be in their revolving periods during the Accumulation Period and on increases, if any, in the payment rate occurring after the Closing Date.


SUBORDINATION OF THE CLASS B CERTIFICATES AND
THE COLLATERAL INVESTOR INTEREST


    The Class B Certificates and the Collateral Investor Interest will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates. In addition, the Collateral Investor Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates, and the Class B Invested Amount will be reduced by the amount of such reallocated principal payments. Similarly, certain principal payments allocable to the Collateral Investor Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates, and the Collateral Invested Amount will be reduced by the amount of such reallocated principal payments. In addition, to the extent that such reallocated principal payments are insufficient to fund required payments with respect to the Class A Certificates and the Class B Certificates, the Collateral Invested Amount may be reduced and, if the Collateral Invested Amount is zero, the Class B Invested Amount may be reduced. In the event the Collateral Invested Amount or the Class B Invested Amount is reduced, the percentage of Yield Collections allocated to the Collateral Investor Holder or the Class B Certificateholders, as applicable, in subsequent Collection Periods will be reduced. Moreover, in the event the amount of such reduction in the Class B Invested

Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Invested Amount is paid in full. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "-- Application of Collections--Excess Spread; Shared Excess Yield Collections."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

    On the Closing Date, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to the Receivables in the Accounts outstanding as of the Cut-Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing.

    In connection with the transfer of the Receivables by the Transferor to the Trust, the Transferor will indicate in its records, including any computer files, that the Receivables have been transferred from the Transferor to the Trust. In addition, the Transferor will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the Cut-Off Date and for each Additional Account as of the date of its designation for inclusion in the Trust, (i) its account number and (ii) the amount of Receivables in such Account. Card Services, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other charge card accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor will file one or more UCC-1 financing statements in accordance with applicable law to perfect the Trust's interest in the Receivables. See "Risk Factors--Potential Priority of Certain Liens" and "Certain Legal Aspects of the Receivables."

EXCHANGES


    The Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, which will be held by the Transferor and generally will not be transferable. The Agreement will also provide that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates evidencing 100% of any Series of certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate. This exchange feature permits the creation of new Series to be issued from an already existing trust. Under the Agreement, the Transferor may define, with respect to any newly issued
Series: (i) its name or designation, (ii) its initial principal balance (or method for calculating such balance), (iii) its certificate rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the periods during which or dates on which principal will be paid or accrued, (vi) the method for allocating collections to certificateholders, (vii) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (viii) the percentage used to calculate servicing fees, (ix) the Minimum Transferor Percentage applicable to such Series, (x) the applicable Minimum Trust Principal Component required to be maintained through the designation by the Transferor of Additional Accounts, (xi) the issuer and terms of any Enhancement with respect thereto, (xii) the terms on which the certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the stated Series termination date, (xiv) any deposit into any account maintained for the benefit of certificateholders, (xv) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xvi) whether Net Interchange or other fees will be included in the funds available to be paid for such Series, (xvii) the priority of any Series with respect to any other Series, if applicable, (xviii) the rights of the holder of the

Exchangeable Transferor Certificate that have been transferred to certificateholders of such Series and (xix) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.


    The Agreement will provide that the Transferor may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal balance thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their revolving periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing. Each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Agreement will also provide that the Transferor may specify different certificate rates and monthly investor servicing fees with respect to each Series. The Transferor will also have the option under the Agreement to vary between Series the terms upon which Series may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.


    Under the Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three business days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial invested amount (or method for calculating such amount) and (ii) its certificate rate (or the method for allocating interest payments or other cash flow to such Series). On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the federal income tax characterization as debt of certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Enhancement and any related agreement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it, and (v) the existing Exchangeable Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

COVENANTS, REPRESENTATIONS AND WARRANTIES

    The Transferor will make representations and warranties to the Trustee for the benefit of the Certificateholders relating to the Accounts and the Receivables to the effect, among other things, that (i) each Receivable is an Eligible Receivable, (ii) each Receivable has been conveyed to the Trust free and clear of all liens (except such liens as may be permitted by the Agreement) or in compliance in all material respects with all applicable requirements of law, (iii) all material information with respect to the Receivables, and the Accounts related thereto, in the list provided to the Trustee is true and correct in all material respects, (iv) the Transferor has obtained all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, or (v) as of the initial Closing Date, and as of the applicable Addition Date with respect to Additional Accounts, the computer file or list of Accounts or Additional Accounts, as the case may be, provided by the Transferor to the Trustee is an accurate and complete listing of all such Accounts in all material respects or the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Cut-Off Date or, with respect to Additional Accounts, as of the applicable Addition Date. If any representation or warranty of the Transferor described in this paragraph is not true and correct in any material respect and, as a result, any Receivables are charged off as uncollectible, the Trust's rights in, to or under the Receivables or their proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, unless cured within 60 days or any longer period agreed upon by the Trustee (not to exceed an additional 60 days) from the earlier to occur of the discovery of any such event by the Transferor or the Servicer, or receipt by the Transferor or the Servicer of written notice of any such event given by the Trustee, then such Receivable shall be designated an "Ineligible Receivable." Additionally, the Transferor will covenant in the Agreement to accept, under certain conditions, the designation as an Ineligible Receivable of each Receivable which is subject to certain specified liens immediately upon the earlier to occur of the discovery of any such lien by the Transferor or the Servicer, or receipt by the Transferor of written notice of any such lien given by the Trustee. Each Ineligible Receivable shall be assigned a balance of zero for the purpose of determining the Trust Principal Component on any day.

    On and after the date of its designation as an Ineligible Receivable, each Ineligible Receivable shall not be given credit in determining the Trust Principal Component used to calculate the Transferor Amount and the allocation percentages with respect to collections on the Receivables. See "--Allocation Percentages." In the event that the exclusion of an Ineligible Receivable from the calculation of the Trust Principal Component would cause the Transferor Amount to be reduced below the Minimum Transferor Amount, the Transferor shall make a deposit into the Excess Funding Account in an amount equal to the amount required to cause the Transferor Amount to equal the Minimum Transferor Amount. The obligation of the Transferor to make such deposits is the sole remedy with respect to Ineligible Receivables available to Certificateholders or the Trustee on behalf of the Certificateholders.

    The Transferor will represent and warrant as of the Closing Date, to the Trustee for the benefit of the Certificateholders, that (i) the Transferor is duly organized and validly existing in good standing under the laws of the United States of America, has the full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Agreement and the Series 1997-1 Supplement and to execute and deliver to the Trustee the Certificates pursuant to the Agreement,
(ii) the Agreement and the Series 1997-1 Supplement constitute legal, valid, binding and enforceable obligations of the Transferor, and (iii) the Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts, and the proceeds thereof, or the grant of a first priority perfected security interest in such Receivables and the proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event that (x) any of the representations and warranties described in clauses (i) through (iii) above are not true and correct or (y) a material amount of Receivables are not Eligible Receivables, and in either case such event has a material adverse effect on the interest of holders of the certificates of all Series (without regard to the amount of any Enhancement), either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate invested amount of all Series, by written notice to the Transferor (and to the Trustee and the Servicer, if given by the certificateholders), may direct the Transferor to accept reassignment of all Receivables within 60 days of such notice or any longer period agreed upon by the Trustee (not to exceed an additional 60 days). The Transferor will be obligated to accept reassignment of all such Receivables on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be true and correct in all material respects or there shall no longer be a material amount of such Receivables which are not Eligible Receivables, as the case may be. The price for such transfer of Receivables shall be equal to the sum of the aggregate invested amounts of all Series on the Record Date related to the applicable Distribution Date on which the transfer is scheduled to be made (less the aggregate principal amount on deposit in any principal funding account) plus an amount equal to all interest accrued but unpaid on all Series at the applicable certificate rates through the end of the applicable interest periods of such Series plus certain amounts payable to Enhancement providers, if applicable. The payment of such amount into the Collection Account in immediately available funds will be considered a prepayment in full of all such Receivables and will be paid in full to the certificateholders and, if applicable, to Enhancement providers. The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the Certificateholders. The Certificateholders will not incur any costs, direct or indirect, related to the reassignment of Receivables to the Transferor.


    An "Eligible Receivable" is defined to mean each Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law, and pursuant to a cardholder agreement which complies with all applicable requirements of law in either case the failure to comply with which would have a material adverse effect upon Certificateholders,
(iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by the Transferor of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes an "account" or a "general intangible" under and as defined in
Article 9 of the applicable UCC as then in effect, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the policies and procedures of the Transferor relating to the operation of its Corporate Card program or Purchasing Card program, as applicable, (ix) which is not subject to any setoff, right of rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor has satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor has done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by the Transferor, (ii) be payable in United States dollars, (iii) not have the related card reported lost or stolen or be designated as fraudulent, (iv) not be identified in the Transferor's computer files as cancelled due to the obligor's bankruptcy or insolvency, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an obligor who has provided a billing address in the United States or its territories or possessions and
(viii) not be an account with respect to which First Bank or any affiliate of First Bank is the obligor.

    It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before April 30 of each calendar year, beginning with April 30, 1998, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

ADDITION OF ACCOUNTS


    Subject to the conditions set forth below, the Transferor will have the right to designate from time to time additional eligible VISA charge card accounts originated under the Bank's Corporate Card or Purchasing Card programs (the "Additional Accounts") to be included as Accounts and to convey to the Trust on designated dates all Receivables in such Additional Accounts (each such date, an "Addition Date"), whether such Receivables are then existing or thereafter created. In addition, the Transferor will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any business day (or, if First Bank or First Bank System maintains a certificate of deposit rating or meets other criteria required by the applicable Rating Agency, as of the end of any Collection Period), the Trust Principal Component plus the principal amount, if any, on deposit in the Excess Funding Account minus the sum of the invested amounts (or adjusted invested amounts for Series with a principal funding account) and any Receivables allocated to Enhancement providers for all Series (the "Transferor Amount") is less than the Minimum Transferor Amount or if, as of the end of any business day (or, if First Bank or First Bank System maintains a certificate of deposit rating or meets other criteria required by the applicable Rating Agency, as of the end of any Collection Period), the Trust Principal Component plus the principal amount, if any, on deposit in the Excess Funding Account is less than the aggregate of the minimum amounts of the Trust Principal Component (the "Minimum Trust Principal Component") specified in the Series Supplement for each outstanding Series. Failure to make any such required designation will result in an Early Amortization Event with respect to the related Series. The "Minimum Transferor Amount" is equal to, on any date of determination, the product of (a) the Minimum Transferor Percentage and (b) the sum of (i) the Trust Principal Component and (ii) the principal amount, if any, on deposit in the Excess Funding Account, in each case as of the close of business on such date; PROVIDED, HOWEVER, that the Transferor may reduce the Minimum Transferor Amount upon receiving written confirmation from each Rating Agency that has rated any outstanding Series that such reduction will not result in the reduction or withdrawal of its rating on any outstanding Series and upon satisfaction of certain other conditions to be set forth in the Agreement. The "Minimum Transferor Percentage" is the highest percentage specified as the Minimum Transferor Percentage in any Series Supplement for any outstanding Series. The Transferor will in each case convey to the Trust its interest in all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) the Transferor shall give the Trustee, the applicable Rating Agency and the Servicer written notice that such Additional Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the certificateholders) as provided in the Agreement relating to such Additional Accounts (the "Assignment"), and the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the Addition Date, an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Addition Date, the Transferor is not insolvent; and (iv) the Transferor shall deliver certain opinions of counsel with respect to the transfer of the Receivables in the Additional Accounts to the Trust. The right to designate Additional Accounts and to transfer Receivables in such Additional Accounts to the Trust permits the Transferor to increase the Trust Principal Component, thereby permitting the issuance of additional Series or avoiding the occurrence of certain early amortization events with respect to existing Series. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature.


    The Minimum Transferor Percentage specified in the Series 1997-1 Supplement is equal to, on any date of determination, the result obtained by rounding upward to the nearest integer percentage which is evenly divisible by two (which percentage shall never be less than 10% or more than 100%), the percentage equivalent of the product of (A) 1.6 times (B) the highest result obtained for any Collection Period within the twelve Collection Periods preceding the date of determination by computing for each such Collection Period a fraction, the numerator of which is the aggregate amount of Adjustments for such Collection Period and the denominator of which is the aggregate gross amount of cardholder charges and fees in the Accounts with respect to such Collection Period times
(C) a fraction, the numerator of which is the aggregate gross amount of cardholder charges and fees in the Accounts with respect to the Collection Period immediately preceding the date of determination and the denominator of which is the Receivables balance net of Adjustments as of the close of business on the last day of such Collection Period; provided that if such calculations would require reference to one or more Collection Periods that occur prior to the Closing Date, the amount of Adjustments, cardholder charges and fees, and the Receivables balance net of Adjustments referred to above will be determined with respect to all the receivables in the accounts in the Bank Portfolio. The Minimum Trust Principal Component specified in the Series 1997-1 Supplement is the Initial Invested Amount.


    Although each Additional Account must satisfy certain criteria set forth in the Agreement at the time of its selection, Additional Accounts may not be of the same credit quality as the initial Accounts.

REMOVAL OF ACCOUNTS


    Subject to the conditions set forth below, on each Determination Date with respect to which (a) the Transferor Amount exceeds the Minimum Transferor Amount at the end of the related Collection Period and (b) the Trust Principal Component plus the principal amount, if any, on deposit in the Excess Funding Account exceeds the Minimum Trust Principal Component at the end of the related Collection Period, the Transferor will have the right to accept removal of Receivables in certain Accounts designated by the Transferor from the Trust (the "Removed Accounts") and accept the conveyance of all the Receivables in the Removed Accounts, without notice to the certificateholders of any Series. The Transferor may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the lesser of (x) the excess of the Transferor Amount over the Minimum Transferor Amount as of the end of the related Collection Period and (y) the excess of the Trust Principal Component plus the principal amount, if any, on deposit in the Excess Funding Account over the Minimum Trust Principal Component at the end of the related Collection Period. This feature is intended to permit the Transferor to obtain unencumbered ownership of Receivables not needed to support any Series of certificates. Certificateholders will not incur any costs, direct or indirect, as a result of the exercise of this feature. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions, among others: (i) the Transferor shall have delivered to the Trustee for execution a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by account number and aggregate amount of Receivables; (ii) the Transferor shall represent and warrant that no selection procedures adverse to the interests of the certificateholders or any provider of Enhancement were utilized by the Transferor in selecting the Removed Accounts; (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause an early amortization event to occur; (iv) the Transferor shall have delivered prior written notice of the removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed shall have received notice from each Rating Agency that such removal will not cause the reduction or withdrawal of its rating of any Series of certificates; (v) the Transferor shall have delivered to the Trustee and each Rating Agency an officer's certificate confirming the items set forth in clauses (i) through (iv) above; and (vi) the Transferor shall have delivered to the Trustee a Tax Opinion.


COLLECTION ACCOUNT


    The Trustee will establish and maintain or cause to be established and maintained, in the name of the Trustee, on behalf of the Trust, a segregated trust account (the "Collection Account"), for the benefit of the certificateholders of all Series issued by the Trust, with the Transferor (so long as the Transferor is not insolvent and the Transferor or First Bank System maintains a certificate of deposit rating or meets other criteria required by the applicable Rating Agency) or with an Eligible Institution. An "Eligible Institution" means a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof including the District of Columbia (or any domestic branches of foreign banks), the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1+ or P-1 by the applicable Rating Agency; PROVIDED, HOWEVER, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, any Principal Funding Account, any Interest Funding Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution, provided that such institution at all times has a long-term unsecured debt rating of at least Baa3 so long as Moody's Investors Service, Inc. is a Rating Agency. Funds in the Collection Account may be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America or its agencies, (ii) time deposits, demand deposits, certificates of deposit or banker's acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency, (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from the applicable Rating Agency, (iv) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp., (v) money market funds which have a rating in the highest rating category from the applicable Rating Agency and (vi) any other investments as may be approved in writing by the applicable Rating Agency prior to the Trust's investment therein, provided that such investment will not cause the Trust to be treated as an investment company within the meaning of the Investment Company Act of 1940, as amended (collectively, the "Eligible Investments"). Any such investment shall be held to maturity. Any earnings (net of losses and investment expenses) on funds in the Collection Account shall be paid monthly to the Servicer. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.


ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT


    On the date of processing, the Servicer will, subject to certain exceptions, deposit collections on the Receivables allocable to the Certificateholders' and Collateral Interest Holder's interests into the Collection Account except as described below. So long as a Servicer Default has not occurred, Card Services or another affiliate of First Bank is the Servicer and (i) the Servicer provides to the Trustee a letter of credit or other credit support acceptable to the applicable Rating Agency or (ii) First Bank or First Bank System maintains a certificate of deposit rating or meets other criteria required by the applicable Rating Agency, the Servicer need not deposit collections allocable to the Certificateholders' and Collateral Interest Holder's interests into the Collection Account on the date indicated in the preceding sentence but may use for its own benefit all such collections until the business day preceding the Distribution Date (the "Transfer Date") at which time the Servicer must deposit such amounts (net of the Monthly Investor Servicing Fee and net of any amounts to be distributed to the Transferor) into the Collection Account. Until such collections are deposited in the Collection Account, such amounts will not be segregated from the assets of the Servicer, and the proceeds of any short-term investment of such proceeds will accrue to the Servicer. While the Servicer holds collections and is permitted to use such collections for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the insolvency of the Servicer. The Servicer will pay no fee to the Trust or the Certificateholders for use of such funds.



    Notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits into the Collection Account with respect to any Collection Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Principal Funding Account, Interest Funding Account, Overconcentration Account or Excess Funding Account up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account. Collections on Receivables allocable to the Transferor Interest will be remitted by the Servicer on each business day to the Transferor.


ALLOCATION PERCENTAGES

    Pursuant to the Agreement, the Servicer will allocate among the Certificates, the certificateholders' interest for all other Series of certificates issued and outstanding, the interest of any Enhancement providers, if applicable, and the Transferor Interest all Yield Collections, Principal Collections and Defaulted Receivables with respect to each Collection Period.

    Yield Collections and Defaulted Receivables with respect to any Collection Period will be allocated to Series 1997-1 based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage.

    The "Class A Floating Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or the Class A Initial Invested Amount, in the case of the first Collection Period applicable to Series 1997-1) and the denominator of which is equal to the greater of (i) the sum of (A) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

    The "Class B Floating Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or the Class B Initial Invested Amount, in the case of the first Collection Period applicable to Series 1997-1) and the denominator of which is equal to the greater of (i) the sum of (A) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

    "Collateral Floating Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or the Collateral Initial Invested Amount, in the case of the first Collection Period applicable to Series 1997-1) and the denominator of which is equal to the greater of (i) the sum of (A) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Yield Collections and Defaulted Receivables for all Series outstanding as of the date on which such determination is being made.

    Principal Collections with respect to any Collection Period during the Revolving Period will be allocated to Series 1997-1 based on the Floating Allocation Percentage. Principal Collections with respect to any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to Series 1997-1 based on the Fixed Allocation Percentage. The "Fixed Allocation Percentage" means, with respect to any Collection Period, the sum of the Class A Fixed Percentage, the Class B Fixed Percentage and the Collateral Fixed Percentage.

    "Class A Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (A) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

    "Class B Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (A) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

    "Collateral Fixed Percentage" means, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the greater of (i) the sum of (A) the Trust Principal Component as of the close of business on the last day of the immediately preceding Collection Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (ii) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series outstanding as of the date on which such determination is being made.

    As used herein, the following terms have the meanings indicated:


    "Class A Invested Amount" means, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Class A Certificateholders prior to such date, MINUS (c) the aggregate amount of unreimbursed Class A Investor


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
Charge-Offs for all prior Transfer Dates; PROVIDED, HOWEVER, that the Class A Invested Amount may not be reduced below zero.

    "Class A Adjusted Invested Amount" means, on any date of determination, the Class A Invested Amount on such date of determination minus the Principal Funding Account Balance on such date.

    "Class B Invested Amount" means, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, MINUS (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, MINUS (d) the amount of Reallocated Class B Principal Collections used to make payments in respect of the Class A Certificates on all prior Transfer Dates, MINUS (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Transfer Dates to fund the Class A Investor Default Amount as described under "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs", PLUS (f) the amount of Excess Spread and Shared Excess Yield Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); PROVIDED, HOWEVER, that the Class B Invested Amount may not be reduced below zero.

    "Collateral Invested Amount" means, on any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, MINUS (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, MINUS (c) the aggregate amount of Collateral Investor Charge-Offs for all prior Transfer Dates, MINUS (d) the amount of Reallocated Collateral Principal Collections used to make payments in respect of the Certificates on all prior Transfer Dates, MINUS (e) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Transfer Dates to fund the Class A Investor Default Amount or the Class B Investor Default Amount as described under "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs," PLUS (f) the amount of Excess Spread and Shared Excess Yield Collections allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); PROVIDED, HOWEVER, that the Collateral Invested Amount may not be reduced below zero.

    "Invested Amount" means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

    "Adjusted Invested Amount" means, on any date of determination, the sum of the Class A Adjusted Amount, the Class B Invested Amount and the Collateral Invested Amount.

PRINCIPAL FUNDING ACCOUNT


    The Trustee will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, for the benefit of the Certificateholders and the Collateral Interest Holder. During the Accumulation Period, on each Transfer Date beginning with the Transfer Date in the month following the commencement of the Accumulation Period, the Servicer shall transfer Principal Collections, Shared Principal Collections allocated to Series 1997-1 and other amounts described herein to be treated in the same manner as Principal Collections from the Collection Account to the Principal Funding Account as described under "--Application of Collections." Such collections and amounts will be retained in the Principal Funding Account and ultimately used to pay principal of the Class A Certificates on the Class A Expected Final Payment Date or the first Special Payment Date with respect to the Early Amortization Period, whichever occurs earlier.



    All amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Transfer Date (after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on such Transfer Date) will be invested in Eligible Investments that mature on or prior to the following Transfer Date.


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

    On each Transfer Date with respect to the Accumulation Period (on or prior to the Class A Expected Final Payment Date) the interest and other investment income (net of losses and investment expenses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Transfer Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Transfer Date will be less than the Covered Amount for the following Transfer Date. It is intended that any such shortfall (the "Principal Funding Investment Shortfall") will be funded from Class A Available Funds (including a withdrawal from the Reserve Account as described under "--Reserve Account") or from Excess Spread and Shared Excess Yield Collections, the amount, if any, available from the Overconcentration Account or Reallocated Principal Collections. The Available Reserve Account Amount at any time will be limited (and could be zero) and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" shall mean for any Transfer Date with respect to the Accumulation Period or the first Special Payment Date of the Early Amortization Period, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the Principal Funding Account Balance, if any, as of the Record Date preceding such Transfer Date.


RESERVE ACCOUNT


    Pursuant to the Series 1997-1 Supplement, the Trustee will establish and maintain with an Eligible Institution a reserve account as a segregated trust account held for the benefit of the Certificateholders and the Collateral Interest Holder (the "Reserve Account"). The Reserve Account provides a source of funds for the distribution of interest on the Class A Certificates during the Accumulation Period to the extent the Principal Funding Investment Proceeds and other Class A Available Funds are insufficient. The Reserve Account will have an initial balance of zero. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account as described below, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocated to the Certificates (to the extent described under "--Application of Collections-- Excess Spread; Shared Excess Yield Collections") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Collection Period which commences no later than three months prior to the scheduled commencement of the Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) 0.5% of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by the Transferor, PROVIDED that if such designation is of a lesser amount, the Transferor shall have provided the Servicer, the Collateral Interest Holder and the Trustee with written confirmation that such designation will not result in the applicable Rating Agency reducing or withdrawing its ratings of the Certificates or the certificates of other Series and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event or an event that, after the giving of notice or the lapse of time, would cause an Early Amortization Event to occur with respect to Series 1997-1. On each Transfer Date (after giving effect to any deposit to be made to, and any other withdrawal to be made from, the Reserve Account on such Transfer Date), the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement or otherwise treat such excess as Shared Excess Yield Collections allocable to other Series.


    Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the

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

Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of losses and investment expenses) earned on such investments will be retained in the Reserve Account to the extent the amount on deposit is less than the Required Reserve Account Amount and otherwise will be deposited in the Collection Account and treated as Class A Available Funds.



    On or before each Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Invested Amount and on the first Special Payment Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Yield Collections to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Principal Funding Investment Shortfall with respect to such Transfer Date; PROVIDED that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (after taking into account any interest and other investment income (net of losses and investment expenses) retained in the Reserve Account on such Transfer Date, but before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.



    The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Accumulation Period has not commenced, the first Transfer Date with respect to the Early Amortization Period or, if the Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Early Amortization Period and (ii) the Transfer Date immediately preceding the Class A Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement or otherwise treated as Shared Excess Yield Collections allocable to other Series. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder or treated as Shared Excess Yield Collections allocable to other Series as described above will not be available for distribution to the Certificateholders.


OVERCONCENTRATION ACCOUNT


    Pursuant to the Series 1997-1 Supplement, the Trustee will establish and maintain with an Eligible Institution an overconcentration account as a segregated trust account held for the benefit of the Certificateholders and the Collateral Interest Holder (the "Overconcentration Account"). The Overconcentration Account provides a source of funds for the payment of the Class A Required Amount, the Class B Required Amount and the Collateral Required Amount. The Overconcentration Account will have an initial balance of zero. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocated to the Certificates (to the extent described under "--Application of Collections--Excess Spread; Shared Excess Yield Collections") to increase the amount on deposit in the Overconcentration Account (to the extent such amount is less than the Required Overconcentration Account Amount). The "Required Overconcentration Account Amount" for any Transfer Date will be equal to the product of (a) the Overconcentration Balances as of the close of business on the last day of the immediately preceding Collection Period and (b) the Floating Allocation Percentage applicable during such Collection Period.


    The "Overconcentration Balance," on any date of determination and with respect to any company, will be equal to the amount of Eligible Receivables due from such company and (without duplication) its employees and consolidated affiliates which, expressed as a percentage of the amount of all Eligible Receivables, exceeds (a) 6.0% for companies rated A-1 by Standard and Poor's Ratings Services ("S&P"), (b) 4.5% for companies rated A-2 by S&P, (c) 3.5% for companies rated A-3 by S&P and (d) 2.45% for

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

companies rated below A-3 or not rated by S&P and with no Implied Rating (as defined below); provided that other percentages may be used to the extent that the applicable Rating Agency has confirmed in writing that such use will not result in the reduction or withdrawal of its ratings of the Certificates. In addition to, but without duplication of, amounts computed in accordance with the preceding sentence, the Overconcentration Balances will include: (x) with respect to the A-2 rating category, an amount equal to the excess, if any, of
(i) the sum of the amount of Eligible Receivables due from the two companies in that category that (together with their employees and consolidated affiliates) represent the two highest percentages of Eligible Receivables in such category over (ii) 7% of the amount of all Eligible Receivables; (y) with respect to the A-3 rating category, an amount equal to the excess, if any, of (i) the sum of the amount of Eligible Receivables due from the three companies in that category that (together with their employees and consolidated affiliates) represent the three highest percentages of Eligible Receivables in such category over (ii) 7% of the amount of all Eligible Receivables; and (z) with respect to the below A-3/not rated category, an amount equal to the excess, if any, of (i) the sum of the amount of Eligible Receivables due from the four companies in that category that (together with their employees and consolidated affiliates) represent the four highest percentages of Eligible Receivables in such category over (ii) 7% of the amount of all Eligible Receivables. Receivables due from companies (including their employees and consolidated affiliates) rated A-1+ by S&P will be excluded from the computation of the Overconcentration Balance.



    The percentage applicable to any company will be the percentage associated with S&P's short-term debt rating that is in effect for such company. If no S&P short-term debt rating is in effect for a company, the percentage applicable to such company will be the percentage associated with the company's Implied Rating based on S&P's rating for long-term debt or claims paying ability that is in effect for such company. If no S&P rating for short-term debt, long-term debt or claims paying ability is in effect for a company, the percentage applicable to such company will be the percentage associated with S&P's short-term debt rating that is in effect for such company's corporate parent, if any, or if no such S&P short-term debt rating is in effect for such corporate parent, the corporate parent's Implied Rating based on S&P's rating for long-term debt or claims paying ability that is in effect for such corporate parent. If there is no basis to determine an actual or Implied Rating for a company or its corporate parent in accordance with the foregoing, such company will be considered not rated. The "Implied Rating" associated with each S&P rating category for long-term debt or claims paying ability will be as follows: companies rated A+ to AAA will be assigned an Implied Rating of A-1+; those rated A- to A will be assigned an Implied Rating of A-1; those rated BBB to BBB+ will be assigned an Implied Rating of A-2; those rated BBB- will be assigned an Implied Rating of A-3; and those rated below BBB- will be assigned an Implied Rating of "below A-3." The Servicer will determine and advise the Trustee of the company credit ratings in effect on the Closing Date and thereafter will determine and advise the Trustee of such ratings quarterly on or prior to the Transfer Dates occurring in the months of February, May, August and November.



    On each Transfer Date (after giving effect to any deposit to be made to, and any other withdrawal to be made from, the Overconcentration Account on such Transfer Date), the Trustee will withdraw from the Overconcentration Account an amount equal to the excess, if any, of the amount on deposit in the Overconcentration Account over the Required Overconcentration Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement or otherwise treat such excess as Shared Excess Yield Collections allocable to other Series. Any amounts withdrawn from the Overconcentration Account and distributed to the Collateral Interest Holder or treated as Shared Excess Yield Collections allocable to other Series as described above will not be available for distribution to the Certificateholders.


    All amounts on deposit in the Overconcentration Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Overconcentration Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of losses and investment expenses) earned on

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
such investments will be retained in the Overconcentration Account to the extent the amount on deposit is less than the Required Overconcentration Account Amount and otherwise will be paid to the Transferor.


    On or before each Transfer Date, a withdrawal will be made from the Overconcentration Account in an amount equal to the lesser of (a) the Available Overconcentration Account Amount with respect to such Transfer Date and (b) the sum of any Class A Required Amount, Class B Required Amount and Collateral Required Amount remaining after application of Excess Spread and Shared Excess Yield Collections to the payment thereof (as specified under "--Application of Collections--Excess Spread; Shared Excess Yield Collections"). Amounts withdrawn from the Overconcentration Account on any Transfer Date will be used to fund FIRST any remaining Class A Required Amount, SECOND any remaining Class B Required Amount and THIRD any remaining Collateral Required Amount, in each case after application of Excess Spread and Shared Excess Yield Collections allocable to the payment thereof. On each Transfer Date, the amount available to be withdrawn from the Overconcentration Account (the "Available Overconcentration Account Amount") will be equal to the lesser of the amount on deposit in the Overconcentration Account (after taking into account any interest and other investment income (net of losses and investment expenses) retained in the Overconcentration Account on such Transfer Date, but before giving effect to any deposit to be made to the Overconcentration Account on such Transfer Date) and the Required Overconcentration Account Amount for such Transfer Date.


EXCESS FUNDING ACCOUNT


    If on any date the Transferor Amount would be less than the Minimum Transferor Amount (after giving effect to any addition of Additional Accounts to the Trust on such date) as a result of the distribution to the holder of the Exchangeable Transferor Certificate of any Available Investor Principal Collections that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, the Servicer will not distribute such amounts, but will instead deposit such funds in a segregated account established and maintained by the Trustee, in the name of the Trust, for the benefit of certificateholders of all Series issued by the Trust, with an Eligible Institution (the "Excess Funding Account"). Funds on deposit in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent that the Transferor Amount exceeds the Minimum Transferor Amount on such date; PROVIDED, HOWEVER, that if an accumulation period or amortization period commences with respect to any Series other than Series 1997-1, any funds on deposit in the Excess Funding Account not released to the holder of the Exchangeable Transferor Certificate will be treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series, if the Series Supplement with respect to such Series so provides. This feature is intended to avoid or forestall the occurrence of an early amortization event (and thus certain unexpected prepayments of the certificates) at a time when adequate Principal Collections are not being generated in the Accounts by retaining Principal Collections in the Trust for the benefit of certificateholders. Certificateholders will not incur any costs, direct or indirect, as a result of the inclusion of this feature.


    Funds on deposit in the Excess Funding Account generally will be invested in certain Eligible Investments described under "--Collection Account." Any earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account during any Collection Period will be withdrawn from the Excess Funding Account and treated as Yield Collections with respect to such Collection Period.

REALLOCATION OF CASH FLOWS

    With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which the sum of (i) Class A Monthly Interest due on the related Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for the related Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution

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

Date, (iv) the Class A Servicing Fee for the related Collection Period and any unpaid Class A Servicing Fee for a prior Collection Period and (v) the Class A Investor Default Amount, if any, for the related Collection Period exceeds the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 and available for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Class A Required Amount, the amount, if any, available from the Overconcentration Account will then be used to fund the remaining Class A Required Amount. If the amount available from the Overconcentration Account is insufficient to fund the remaining Class A Required Amount, Principal Collections allocable first to the Collateral Investor Interest ("Reallocated Collateral Principal Collections") and then to the Class B Certificates ("Reallocated Class B Principal Collections" and, together with the Reallocated Collateral Principal Collections, the "Reallocated Principal Collections") for the related Collection Period will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Collection Period are insufficient to fund the remaining Class A Required Amount, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on the related Transfer Date) will be reduced by the amount of such insufficiency (but not by more than the Class A Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."



    With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for the related Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for the related Collection Period and any unpaid Class B Servicing Fee for a prior Collection Period exceeds the Class B Available Funds, and (b) the amount, if any, by which the Class B Investor Default Amount for the related Collection Period exceeds the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 available to cover the Class B Investor Default Amount on such Transfer Date as specified under "--Application of Collections--Excess Spread; Shared Excess Yield Collections" herein. If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Class B Required Amount, the amount, if any, available from the Overconcentration Account not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If the amount available from the Overconcentration Account is insufficient to fund the remaining Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Collection Period are insufficient to fund the remaining

Class B Required Amount, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date and any adjustments made thereto for the benefit of Class A Certificateholders on such Transfer Date) will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Collection Period). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."



    Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased (but not to an amount in excess of the unpaid principal balance of the Class A Certificates or Class B Certificates, as applicable) to the extent of Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 available for such purposes on each Distribution Date.



    With respect to each Transfer Date, the Servicer will determine the amount (the "Collateral Required Amount"), if any, equal to the sum of (a) the amount, if any, by which the Collateral Servicing Fee for the related Collection Period and any unpaid Collateral Servicing Fee for a prior Collection Period exceeds the Collateral Available Funds, and (b) the amount, if any, by which the Collateral Default Amount, if any, for the related Collection Period exceeds the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 available to cover the Collateral Default Amount on such Transfer Date as specified under "--Application of Collections--Excess Spread; Shared Excess Yield Collections" herein. If the Collateral Required Amount is greater than zero, Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 not required to fund the Class A Required Amount or the Class B Required Amount or reimburse Class A Investor Charge-Offs or Class B Investor Charge-Offs or to pay certain other amounts will be used to fund the Collateral Required Amount with respect to such Transfer Date. If such Excess Spread and Shared Excess Yield Collections are insufficient to fund the Collateral Required Amount, the amount, if any, available from the Overconcentration Account not required to fund the Class A Required Amount or the Class B Required Amount will then be used to fund the remaining Collateral Required Amount. If the amount available from the Overconcentration Account is insufficient to fund the remaining Collateral Required Amount, the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Collateral Default Amount for such Collection Period).


APPLICATION OF COLLECTIONS

    PAYMENT OF INTEREST, FEES AND OTHER ITEMS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the following priority:

        (a) On each Transfer Date, an amount equal to the Class A Available Funds with respect to such Transfer Date will be distributed in the following priority:

        (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Interest Payment Date or Special Payment Date, plus additional interest at the Class A Certificate Rate with respect to amounts that were due but not paid to Class A Certificateholders on a prior Interest Payment Date or Special Payment Date ("Class A Additional Interest"), will be deposited into the Interest Funding Account;

        (ii) an amount equal to the Class A Servicing Fee for the related Collection Period, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer;


       (iii) an amount equal to the Class A Investor Default Amount for the related Collection Period will be treated as a portion of Available Investor Principal Collections for such Transfer Date; and


        (iv) the balance, if any, will constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

        (b) On each Transfer Date, an amount equal to the Class B Available Funds with respect to such Transfer Date will be distributed in the following priority:

        (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Interest Payment Date or Special Payment Date, plus additional interest at the Class B Certificate Rate with respect to amounts that were due but not paid to Class B Certificateholders on a prior Interest Payment Date or Special Payment Date ("Class B Additional Interest"), will be deposited into the Interest Funding Account;

        (ii) an amount equal to the Class B Servicing Fee for the related Collection Period, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer; and

       (iii) the balance, if any, will constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

        (c) On each Transfer Date, an amount equal to the Collateral Available Funds with respect to such Transfer Date will be distributed in the following priority:

        (i) an amount equal to the Collateral Servicing Fee for the related Collection Period, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer for a prior Collection Period, will be distributed to the Servicer; and

        (ii) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Yield Collections" below.

    "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the immediately preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the outstanding principal balance of the Class A Certificates as of the Closing Date at the Class A Certificate Rate for the period from and including the Closing Date through the day preceding such Distribution Date.


    "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal balance of the Class B Certificates as of the immediately preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the outstanding principal balance of the Class B Certificates as of the Closing Date at the Class B Certificate Rate for the period from and including the Closing Date through the day preceding such Distribution Date.



    "Collateral Available Funds" means, with respect to any Collection Period, an amount equal to the Collateral Floating Percentage of Yield Collections with respect to such Collection Period (excluding the portion of Yield Collections attributable to Net Interchange that is allocable to Servicer Interchange).



    "Distribution Date" means the 15th day of each month (or, if any such day is not a business day, on the next succeeding business day), commencing March 17, 1997.

    "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (a)(iv), (b)(iii) and
(c)(ii) above.

    "Special Payment Date" means each Distribution Date with respect to any Early Amortization Period.


    EXCESS SPREAD; SHARED EXCESS YIELD COLLECTIONS. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 with respect to the related Collection Period to make the following distributions in the following priority:


        (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clauses (a)(i), (ii) and (iii) above under "--Payment of Interest, Fees and Other Items," in that order of priority;


        (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;


        (c) an amount up to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clauses
    (b)(i) and (ii) above under "--Payment of Interest, Fees and Other Items," in that order of priority;


        (d) an amount equal to the Class B Investor Default Amount for such Transfer Date will be treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;



        (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Class B Invested Amount" under "-- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;


        (f) an amount up to the Collateral Required Amount, if any, with respect to such Transfer Date will be used to fund any deficiency pursuant to clause
    (c)(i) above under "--Payment of Interest, Fees and Other Items";


        (g) an amount equal to the Collateral Monthly Interest for the related Distribution Date plus the amount of any Collateral Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date will be paid to the Collateral Interest Holder in accordance with the Loan Agreement;



        (h) an amount equal to the Collateral Default Amount for such Transfer Date will be treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "-- Payments of Principal" below;



        (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced below the Required Collateral Invested Amount for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;


        (j) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

        (k) an amount up to the excess, if any, of the Required
    Overcollateralization Account Amount over the Available
    Overcollateralization Account Amount shall be deposited into the Overconcentration Account;

        (l) an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the Loan Agreement shall be applied in accordance with the Loan Agreement; and

        (m) the balance, if any, will constitute "Shared Excess Yield Collections" to be applied with respect to other Series in accordance with the Agreement; PROVIDED that if no other Series exists, the balance, if any, will be distributed to the holder of the Exchangeable Transferor Certificate.


    "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the interest payable to the Collateral Interest Holder pursuant to the Loan Agreement. Collateral Monthly Interest is generally payable at the Collateral Rate on the Collateral Invested Amount. "Collateral Rate" means a rate equal to 1% per annum above the London interbank offered rate for one-month United States dollar deposits or such lesser rate designated pursuant to the Loan Agreement.



    PAYMENTS OF PRINCIPAL. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections on deposit in the Collection Account plus the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount for such Collection Period in the following priority:



        (a) On each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections and such amount of Reallocated Principal Collections, less any portion thereof relating to Principal Collections allocated at the option of the Transferor as part of Collateral Monthly Principal to make a payment with respect to the Collateral Investor Interest (subject to maintaining the Required Collateral Invested Amount), will be treated as Shared Principal Collections with respect to other Series and applied as described under "--Shared Principal Collections;" and



        (b) On each Transfer Date with respect to the Accumulation Period or the Early Amortization Period, all such Available Investor Principal Collections and such amount of Reallocated Principal Collections will be deposited or distributed in the following priority:



        (i) an amount equal to Class A Monthly Principal for such Transfer Date will, during the Accumulation Period, beginning with the Transfer Date in the month following the commencement of the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on the earlier to occur of the Class A Expected Final Payment Date and the first Special Payment Date with respect to the Early Amortization Period or, during the Early Amortization Period, be distributed to the Class A Certificateholders;


        (ii) after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

       (iii) an amount equal to Collateral Monthly Principal for such Transfer Date will be applied in accordance with the Loan Agreement; and

        (iv) the balance, if any, will be treated as Shared Principal Collections with respect to other Series and applied as described under "--Shared Principal Collections."


    "Class A Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, prior to the payment in full of the Class A Invested Amount, will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to the preceding Collection Period plus the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount for such Collection Period, (ii) for each Transfer Date with respect to the Accumulation Period prior to the Class A Expected Final Payment Date, the Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Invested Amount (after giving effect to reductions for any Class A Investor Charge-Offs) on such Transfer Date prior to any deposits on such Transfer Date.



    "Class B Monthly Principal" with respect to any Transfer Date relating to the Accumulation Period or the Early Amortization Period, after the Class A Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), will equal the lesser of (i) the Available Investor Principal Collections on deposit in the Collection Account with respect to the preceding Collection Period plus the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount for such Collection Period MINUS the portion of all such amounts applied to Class A Monthly Principal on such Transfer Date and (ii) the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) on such Transfer Date.



    "Collateral Monthly Principal" means (i) on any Transfer Date prior to the payment in full of the Class B Invested Amount (after taking into account payments to be made on the related Distribution Date), during the Revolving Period or the Accumulation Period, the excess of the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders) over the Required Collateral Invested Amount (such excess, the "Enhancement Surplus") or any lesser amount (including zero) as the Transferor may determine, at its option and in its sole discretion and (ii) beginning with the Transfer Date on which the Class B Invested Amount has been paid in full (after taking into account payments to be made on the related Distribution Date), the sum of the Available Investor Principal Collections and the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount for such Collection Period, in each case to the extent not applied to Class A Monthly Principal or Class B Monthly Principal; PROVIDED, HOWEVER, that the amount determined pursuant to either clause (i) above shall not exceed the portion of the Available Investor Principal Collections and the amount of any Reallocated Principal Collections used to fund any Class A Investor Default Amount or Class B Investor Default Amount remaining after the application thereof to pay Class A Monthly Principal or Class B Monthly Principal; and PROVIDED, FURTHER, that Collateral Monthly Principal may not exceed the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders) with respect to any Transfer Date.


    "Controlled Deposit Amount" shall mean, for any Transfer Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Transfer Date and any Deficit Controlled Accumulation Amount for the immediately preceding Transfer Date.


    "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Accumulation Period prior to the payment in full of the Class A Invested Amount, $197,400,000; PROVIDED, HOWEVER, that if the commencement of the Accumulation Period is delayed as described above under "--Postponement of Accumulation Period," the Controlled Accumulation Amount will be $394,800,000, and (b) for any Transfer Date with respect to the Accumulation Period after the payment in full of the Class A Invested Amount, an amount equal to the Class B Invested Amount on such Transfer Date.


    "Deficit Controlled Accumulation Amount" means (a) on the first Transfer Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Collection Account as Class A Monthly Principal for such Transfer Date and (b) on each subsequent Transfer Date with respect to the Accumulation Period, the excess, if any,

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
of the Controlled Deposit Amount for such subsequent Transfer Date over the amount distributed from the Collection Account as Class A Monthly Principal for such subsequent Transfer Date.

ENHANCEMENT; REQUIRED COLLATERAL INVESTED AMOUNT


    The subordination of the Class B Certificates and the Collateral Investor Interest to fund certain payments with respect to the Class A Certificates, and the subordination of the Collateral Investor Interest to fund certain payments with respect to the Class B Certificates will constitute "Enhancement" for the Class A Certificates and the Class B Certificates, respectively. In addition, the amounts, if any, available on deposit in the Overconcentration Account will constitute "Enhancement" for the Class A Certificates, the Class B Certificates and the Collateral Investor Interest. On each Transfer Date, the minimum amount of the Collateral Investor Interest will be the Required Collateral Invested Amount. The "Required Collateral Invested Amount" means (a) $18,900,000 on the initial Transfer Date and (b) an amount equal to the sum of (i) 4.5% of the sum of (x) the Class A Adjusted Invested Amount and the Class B Invested Amount (after giving effect to deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date) and (y) the Collateral Invested Amount on the prior Transfer Date after any adjustments made thereto on such Transfer Date and (ii) during the Accumulation Period, the excess, if any, of the Required Overconcentration Account Amount over the amount on deposit in the Overconcentration Account (after giving effect to any deposit to be made to, and any withdrawal to be made from, the Overconcentration Account on such Transfer Date); PROVIDED, HOWEVER, that if an Early Amortization Event occurs, then the Required Collateral Invested Amount shall equal the Required Collateral Invested Amount on the Transfer Date immediately preceding the occurrence of such Early Amortization Event. With respect to any Transfer Date, if the Collateral Invested Amount is less than the Required Collateral Invested Amount, certain Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 will be used to increase the Collateral Invested Amount to the extent of such shortfall. If on any Transfer Date, the Collateral Invested Amount exceeds the Required Collateral Invested Amount, distributions in respect of such excess may be applied in accordance with the Loan Agreement and will not be available to the Certificateholders. See "--Application of Collections." The Collateral Invested Amount and the amounts, if any, available on deposit in the Overconcentration Account are limited and will not provide protection against all risks of loss. If losses occur which exceed the amount covered by the Collateral Invested Amount and the amounts available on deposit in the Overconcentration Account, Certificateholders will bear their allocable share of deficiencies.


    Enhancement with respect to any other Series or Class thereof issued by the Trust from time to time may include any letter of credit, guaranteed rate agreement, maturity guaranty facility, liquidity facility, cash collateral account, cash collateral guaranty, surety bond, insurance policy, interest rate cap agreement, interest rate swap agreement, spread account, reserve account or other similar arrangement for the benefit of the certificateholders of such Series or Class.

SHARED EXCESS YIELD COLLECTIONS

    Certificateholders may be entitled to receive all or a portion of Shared Excess Yield Collections with respect to another Series to cover any shortfalls with respect to amounts payable from Yield Collections allocable to Series 1997-1. Series 1997-1 is the first Series to be issued by the Trust. The Transferor may cause the Trust to issue additional Series from time to time but there can be no assurance that the Transferor will do so.

SHARED PRINCIPAL COLLECTIONS

    To the extent that Principal Collections and certain other amounts that are allocated to the invested amount of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of certificateholders of another Series. Any such reallocation will not result in a reduction in the invested amount of the Series to which such collections were initially allocated. To the extent that Shared Principal Collections exceed the amount necessary to cover principal payments due to or for the benefit of certificateholders of other Series, the balance will be paid to the holder of the Exchangeable Transferor Certificate or, in certain limited circumstances, deposited into the Excess Funding Account. Series 1997-1 is the first Series to be issued by the Trust. The Transferor may cause the Trust to issue additional Series from time to time but there can be no assurance that the Transferor will do so.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; INVESTOR CHARGE-OFFS


    On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Collection Period. The term "Investor Default Amount" means, for any Collection Period, the product of (i) the Floating Allocation Percentage with respect to such Collection Period and (ii) the amount of Defaulted Receivables for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Collection Period and the amount of Defaulted Receivables for such Collection Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Percentage applicable during the related Collection Period and the amount of Defaulted Receivables for such Collection Period. A portion of the Investor Default Amount will be allocated to the Collateral Investor Interest (the "Collateral Default Amount") on each Transfer Date in an amount equal to the Collateral Floating Percentage applicable during the related Collection Period and the amount of Defaulted Receivables for such Collection Period. The amount of "Defaulted Receivables" for any Collection Period will be an amount (not less than zero) equal to the result of (a) the amount of the Receivables that were charged off in such Collection Period less (b) the amount of recoveries received by the Servicer in such Collection Period with respect to Receivables previously charged off as uncollectible and less (c) the full amount of any Defaulted Receivables which were assigned a balance of zero as a result of their designation as Ineligible Receivables or as to which the Transferor or the Servicer becomes obligated to accept reassignment for such Collection Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor or the Servicer. Receivables in an Account will be considered charged off for the purposes of the Agreement on the earlier of
(i) the last day of the month in which such Account becomes 150 days delinquent on a contractual basis and (ii) the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer.



    An amount equal to the Class A Investor Default Amount for each Collection Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1, amounts available from the Overconcentration Account and Reallocated Principal Collections applied as described above in "--Application of Collections--Payment of Interest, Fees and Other Items," "--Overconcentration Account" and "--Reallocation of Cash Flows." An amount equal to the Class B Investor Default Amount for each Collection Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1, amounts available from the Overconcentration Account and Reallocated Collateral Principal Collections applied as described above in "--Application of Collections-- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows."


    On each Transfer Date, if the Class A Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1, (b) amounts available from the Overconcentration Account and (c) Reallocated Principal Collections, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Transfer Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be reimbursed (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) on any Transfer Date by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."



    On each Transfer Date, if the Class B Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs, (b) amounts available from the Overconcentration Account not required to pay the Class A Required Amount and
(c) Reallocated Collateral Principal Collections not required to pay the Class A Required Amount, then the Collateral Invested Amount (after giving effect to reductions for any Collateral Investor Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such Transfer Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (a "Class B Investor Charge-Off"). The Class B Invested Amount will also be reduced by the amount of any Reallocated Class B Principal Collections and the amount of any portion of the Class B Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount. The Class B Invested Amount will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 and available for such purpose as described above in "--Application of Collections--Excess Spread; Shared Excess Yield Collections."



    On each Transfer Date, if the Collateral Required Amount for such Transfer Date exceeds the sum of (a) Excess Spread and Shared Excess Yield Collections which are allocated and available to fund such amount as described under "--Application of Collections--Excess Spread; Shared Excess Yield Collections" and (b) amounts available from the Overconcentration Account not required to pay the Class A Required Amount or the Class B Required Amount, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Transfer Date (a "Collateral Investor Charge-Off" and, together with the Class A Investor Charge-Offs and the Class B Investor Charge-Offs, the "Investor Charge-Offs"). The Collateral Invested Amount will also be reduced by the amount of any Reallocated Collateral Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A Certificates to avoid a reduction in the Class A Invested Amount or to the Class B Certificates to avoid a reduction in the Class B Invested Amount. The Collateral Invested Amount will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Collateral Investor Interest) on any Transfer Date by the amount of Excess Spread and Shared Excess Yield Collections allocable to Series 1997-1 and available for such purpose as described above in "-- Application of Collections--Excess Spread; Shared Excess Yield Collections."


    If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate or refund, unauthorized charge, billing error or certain other noncash items, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or any Receivable is discovered as having been created through a fraudulent or counterfeit charge (each, an "Adjustment"), the

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aggregate balance of the Receivables will be reduced by the amount of such
Adjustments. To the extent that such reduction in the aggregate balance of the Receivables would cause the Transferor Amount to be less than Minimum Transferor Amount, the Transferor shall deposit an amount sufficient to prevent the Transferor Amount from being reduced below the Minimum Transferor Amount into the Excess Funding Account.

FINAL PAYMENT OF PRINCIPAL; TERMINATION


    The Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the Invested Amount is reduced to an amount less than or equal to 5% of the Initial Invested Amount, if certain conditions set forth in the Agreement are met. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates and the Collateral Investor Interest through the day preceding the Distribution Date on which the repurchase occurs.


    The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. The final distribution of principal and interest on the Certificates will be made no later than the Series 1997-1 Termination Date. If the Invested Amount is greater than zero on the Series 1997-1 Termination Date, the Trustee will sell or cause to be sold certain Receivables (in an amount up to 110% of the Invested Amount and any other amounts specified in the Agreement) in the manner provided in the Agreement and pay the net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates and any other amounts specified in the Agreement, to the Certificateholders on such Series 1997-1 Termination Date as final payment of the Certificates.


    Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) unless a Trust extension shall have occurred, the business day following the day on which the aggregate invested amounts of all Series and any amounts payable to Enhancement providers is zero,
(b) if a Trust extension shall have occurred, the date specified in the applicable notice, (c) December 1, 2036 or (d) if the Receivables are sold, disposed of or liquidated following the occurrence of certain events of insolvency, conservatorship or receivership relating to the Transferor, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to certificateholders).


EARLY AMORTIZATION EVENTS

        An "Early Amortization Event" refers to any of the following events:

        (a) failure on the part of the Transferor (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period) or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement or the Series 1997-1 Supplement, which failure in the case of clause (ii) hereof continues unremedied for a period of 60 days after written notice thereof and continues to materially and adversely affect the interests of the Certificateholders for such period;


        (b) any representation or warranty made by the Transferor in the Agreement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice thereof and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; PROVIDED, HOWEVER, that an Early Amortization Event pursuant to this subparagraph (b) shall not be deemed to occur if during such 60-day period (or such longer period as the Trustee may specify) the Transferor has accepted designation of the related Receivable or all such Receivables, if applicable, as Ineligible Receivables or reassignment of such Receivables in accordance with the provisions of the Agreement;

        (c) certain events of insolvency, conservatorship or receivership relating to the Transferor or any holder of an interest in the Exchangeable Transferor Certificate (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Transferor or any holder of an interest in the Exchangeable Transferor Certificate or all or substantially all of their respective property; the Transferor or any holder of an interest in the Exchangeable Transferor Certificate admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations; and the Transferor being unable to transfer Receivables to the Trust in accordance with the Agreement);

        (d) failure by the Transferor to transfer Receivables in Additional Accounts to the Trust when required pursuant to the Agreement;

        (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

        (f) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

        (g) insufficient moneys in the Principal Funding Account to pay the Class A Invested Amount in full on the Class A Expected Final Payment Date or in the Collection Account to pay the Class B Invested Amount in full on the Class B Expected Final Payment Date;

        (h) on any Transfer Date the Collateral Invested Amount is less than the Required Collateral Invested Amount;


        (i) on any three consecutive Transfer Dates, the excess, if any, of the Required Overconcentration Account Amount over the amount on deposit in the Overconcentration Account (after giving effect to any deposit to be made to, and any withdrawal to be made from, the Overconcentration Account on such Transfer Dates) divided by the Trust Principal Component is greater than 1% for such Transfer Dates; or


        (j) the Portfolio Yields for any three consecutive Collection Periods are less than the average of the Base Rates for such Collection Periods.


    In the case of any event described in clause (a), (b) or (e) above, an Early Amortization Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders (including, for this purpose, the Collateral Interest Holder) evidencing undivided interests aggregating not less than 50% of the Invested Amount, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Certificateholders) declare that an Early Amortization Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (c) or (f), an Early Amortization Event with respect to all Series then outstanding, and in the case of any event described in clause (d), (g), (h), (i) or (j), an Early Amortization Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the Early Amortization Period will commence. If, because of the occurrence of an Early Amortization Event, the Early Amortization Period begins earlier than the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates. The term "Base Rate" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each with respect to the Distribution Date immediately following such Collection Period, and the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee, each with respect to the Transfer Date immediately following such Collection Period, and the denominator of which is the Invested Amount as of the close of business on the last day of such Collection Period. The term "Portfolio Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of Yield Collections (excluding Net Interchange, if any), Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account and the Overconcentration Account, in each case to the extent such amounts are available and allocable to the Certificateholders or the Collateral Interest Holder with respect to such Collection Period, MINUS the Investor Default Amount for such Collection Period, and the denominator of which is the Invested Amount as of the close of business on the last day of such Collection Period.


    If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Early Amortization Period.


    In addition to the consequences of an Early Amortization Event discussed above, if certain events of insolvency, conservatorship or receivership relating to Transferor or any holder of an interest in the Exchangeable Transferor Certificate occur, on the day of such occurrence the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such occurrence. Within 15 days, the Trustee will publish a notice of the occurrence of such an event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50% of the invested amount of each Series (or if any Series has more than one Class, of each Class of such Series), any holder of an interest in the Exchangeable Transferor Certificate with respect to which such event of insolvency, conservatorship or receivership has not occurred and each provider of Enhancement, if any, applicable to any Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. If the Trustee is instructed not to liquidate the Receivables as described in the preceding sentence, the Trustee will retain the Receivables and apply collections thereon in accordance with the Agreement; provided that the Trustee shall nevertheless liquidate any remaining Receivables no later than three years after the date the event of insolvency, conservatorship or receivership occurs. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections and will be applied as provided above in "--Application of Collections." If the portion of such proceeds allocated to the Invested Amount and the proceeds of any other amounts allocable to the Certificates under the Agreement are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership."


INDEMNIFICATION

    The Agreement provides that the Servicer will indemnify the Trust, and the Trustee, including its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties which are suffered or sustained by reason of any acts or omissions of the Servicer pursuant to the Agreement; PROVIDED, HOWEVER, that the Servicer shall not indemnify the Trust or the Trustee or its officers, directors or

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

employees for any liabilities, costs or expenses with respect to (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement,
(b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders,
(c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or
(d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.


    Under the Agreement, the Transferor and any holder of an interest in the Exchangeable Transferor Certificate will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the New York Partnership Law in which the Transferor and any such holder of an interest in the Exchangeable Transferor Certificate are general partners.

    Except as provided in the preceding paragraph, the Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties.

    In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

    Pursuant to the Agreement, the Servicer, whether acting itself or through one or more subservicers, will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to charge card receivables owned by the Servicer or any subservicer. The Servicer and any subservicer will be required to maintain or cause to be maintained fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

    Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

SERVICER COVENANTS

    In the Agreement, the Servicer covenants to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all applicable requirements of law in connection with servicing the Receivable and the Account, the failure to comply with which would have a material adverse effect on Certificateholders (without regard to the amount of any Enhancement);
(ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction or except in accordance with the Servicer's usual and customary servicing practices; (iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise, waive and/or defer payments due on the Receivables, except in accordance with the Servicer's usual and customary servicing practices and
(iv) all approvals, authorizations, consents, orders or other actions of any governmental authority required in connection with the execution, delivery and performance by the Servicer of the Agreement have been obtained.

    In the event that (i) any covenant of the Servicer set forth above has not been complied with in respect of any Receivable and (ii) such noncompliance has a material adverse effect on the Certificateholders' interest in such Receivable (without regard to the amount of any Enhancement), the Servicer will be obligated to accept the transfer of such Receivable (or, at the Transferor's option, all the Receivables with respect to the related Account) within 60 days, or such longer period as may be agreed to by the Trustee (not to exceed on additional 60 days), of the earlier to occur of the discovery of such noncompliance by the Servicer or receipt by the Servicer of written notice of such noncompliance given by the Trustee. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable into the Collection Account prior to the Distribution Date following the Collection Period during which such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from cardholders under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Principal Collections and Yield Collections as provided in the Agreement. This transfer and assignment to the Servicer constitutes the sole remedy available to the Certificateholders if any such covenant of the Servicer is not satisfied and the Trust's interest in any such reassigned Receivables shall be automatically assigned to the Servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


    The Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee"). The share of the Servicing Fee allocable to the Certificateholders with respect to any Transfer Date (the "Monthly Investor Servicing Fee") will be equal to one-twelfth of the product of (a) 2.0% (the "Servicing Fee Rate") and (b) the Adjusted Invested Amount as of the last day of the second preceding Collection Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Monthly Investor Servicing Fee will be equal to the product of (x) the Servicing Fee Rate, (y) the Initial Invested Amount and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date and the denominator of which is 360. On each Transfer Date, Servicer Interchange with respect to the related Collection Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Investor Servicing Fee with respect to such Collection Period, which portion shall equal one-twelfth of the product of the Servicing Base Amount and 1.0%. The "Servicer Interchange" for any Collection Period or portion thereof during which Card Services, Citibank, N.A. or any of their respective affiliates is acting as Servicer under the Agreement will be equal to the product of (a) the Floating Allocation Percentage for such Collection Period and (b) the portion of Yield Collections with respect to such Collection Period that is attributable to Net Interchange; PROVIDED, HOWEVER, that Servicer

Interchange for a Collection Period shall not exceed one-twelfth of the product of the Servicing Base Amount and 1.0%. In the event the Servicer Interchange on deposit in the Collection Account on any Transfer Date is less than one-twelfth of the product of the Servicing Base Amount and 1.0%, the Monthly Investor Servicing Fee with respect to such Collection Period will not be paid to the extent of such insufficiency until the Transfer Date or Transfer Dates with respect to which Servicer Interchange is available in the Collection Account prior to giving effect to the payment of the portion of the Monthly Investor Servicing Fee constituting Servicer Interchange for such Transfer Date or Transfer Dates. In no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.



    The share of the Monthly Investor Servicing Fee allocable to the Class A Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Class A Servicing Fee") will be equal to one-twelfth of the product of (a) the Class A Adjusted Invested Amount as of the last day of the second preceding Collection Period and (b) 1.0%, or if Card Services, Citibank, N.A. or any of their respective affiliates is not the Servicer, 2.0% (the "Net Servicing Fee Rate"); PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Class A Servicing Fee will be equal to the product of (x) the Class A Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date and the denominator of which is 360. The share of the Monthly Investor Servicing Fee allocable to the Class B Certificateholders (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Class B Servicing Fee") will be equal to one-twelfth of the product of (a) the Class B Invested Amount as of the last day of the second preceding Collection Period and (b) the Net Servicing Fee Rate; PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Class B Servicing Fee will be equal to the product of (x) the Class B Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date and the denominator of which is 360. The share of the Monthly Investor Servicing Fee allocable to the Collateral Interest Holder (after giving effect to the distribution of any Servicer Interchange to the Servicer) with respect to any Transfer Date (the "Collateral Servicing Fee") will be equal to one-twelfth of the product of (a) the Net Servicing Fee Rate and (b) the Collateral Invested Amount as of the last day of the second preceding Collection Period; PROVIDED, HOWEVER, that with respect to the first Transfer Date, the Collateral Servicing Fee will be equal to the product of (x) the Collateral Initial Invested Amount, (y) the Net Servicing Fee Rate and (z) a fraction, the numerator of which is equal to the number of days in the period from and including the Closing Date through the day preceding the initial Distribution Date and the denominator of which is 360. The remainder of the Servicing Fee shall be paid by First Bank or the certificateholders of other Series (as provided in the related Series Supplements) or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee, the Certificateholders or the Collateral Interest Holder be liable for the share of the Servicing Fee to be paid by First Bank or the certificateholders of any other Series or to be paid out of Servicer Interchange. The Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Payment of Interest, Fees and Other Items" above.


    The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

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
CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

    The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are impermissible under applicable law, regulation or order and there is no reasonable action which the Servicer could take to make the performance of its duties permissible. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement.

    Card Services, as Servicer, will be permitted under the Agreement to delegate certain of its servicing obligations. Notwithstanding any such delegation, Card Services, as Servicer, will continue to be liable for all of its obligations as Servicer under the Agreement.

    Any person into which, in accordance with the Agreement, any of the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which any of the Transferor or the Servicer is a party, or any person succeeding to the business of any of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER DEFAULT


    In the event of any Servicer Default (as defined below), either the Trustee or certificateholders evidencing undivided interests aggregating more than 50% of the aggregate principal balance of all Series, by written notice to the Servicer (and to the Trustee, if given by the certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right, exercisable at any time within 90 days of the giving of the notice of termination as described above, to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Agreement and subject to the consent of any provider of Enhancement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee may obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. If the Trustee is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will offer the Transferor the right to accept the retransfer of all of the Receivables. The deposit amount of such a retransfer for the Certificates shall be equal to the sum of the Invested Amount plus accrued and unpaid interest on the Certificates and Collateral Investor Interest.


    A "Servicer Default" refers to any of the following events:

        (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make any withdrawal or payment, on the date the Servicer is required to do so under the Agreement or any Series Supplement (upon expiration of a five day grace period), PROVIDED, HOWEVER, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof;

        (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Agreement or any Series Supplement which has a material adverse

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    effect on the certificateholders of any Series issued and outstanding
    (without regard to the amount of any Enhancement), which continues unremedied for a period of 60 days after written notice shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by certificateholders of any Series representing undivided interests aggregating not less than 50% of the invested amount thereof and which continues to materially adversely affect the rights of such certificateholders, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

       (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Series Supplement or in any certificate delivered pursuant to the Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any Series issued and outstanding (without regard to the amount of any Enhancement), and continues to be incorrect in any material respect for a period of 60 days after written notice shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by certificateholders of any Series representing undivided interests aggregating not less than 50% of the invested amount thereof and continues to materially adversely affect the rights of such certificateholders; or

        (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer or all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses
(ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise or reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement or any Series Supplement and the Servicer shall provide the Trustee and the provider of Enhancement, if any, applicable to any Series, the Transferor and the certificateholders of each Series issued and outstanding prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

REPORTS TO CERTIFICATEHOLDERS

    Prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer Report") prepared by the Servicer (as determined on the fourth business day prior to such Distribution Date (the "Determination Date")) setting forth certain information with respect to the Trust and the Certificates, including: (a) the aggregate amount of collections, the aggregate amount of Yield Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the applicable allocation percentages with respect to Yield Collections and Defaulted Receivables and Principal Collections for such Collection Period; (c) the total amount to be deposited in the Principal Funding Account and the Interest Funding Account; (d) the aggregate outstanding balance of the Accounts which were delinquent by 30 days, 60 days, 90 days and 120 days or

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more as of the billing date for each such Account occurring in the Collection
Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the Collection Period immediately preceding such Distribution Date;
(f) the amount of Investor Charge-Offs and the amount of reimbursements thereof for the Collection Period immediately preceding such Distribution Date; (g) the amount of the Monthly Investor Servicing Fee for the Collection Period immediately preceding such Distribution Date; (h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Collection Period preceding such Distribution Date; (i) the Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; and (j) whether an Early Amortization Event shall have occurred. The Trustee will make such statement available to the Certificateholders or Certificate Owners upon request.


    On each Interest Payment Date (including the Class A Expected Final Payment Date and the Class B Expected Final Payment Date) or Special Payment Date, as the case may be, the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Certificates set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph since the immediately preceding Interest Payment Date or Special Payment Date, as the case may be, and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal balance of $1,000 per Certificate):
(a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; (d) the amount, if any, by which the principal balance of the Certificates exceeds the Invested Amount as of the Record Date with respect to such Interest Payment Date or Special Payment Date; and (e) the "series factor" as of the end of the Record Date with respect to such Interest Payment Date or Special Payment Date (consisting of an eight-digit decimal expressing the Invested Amount as of such Record Date (determined after taking into account any increase or decrease in the Invested Amount which will occur on the following Interest Payment Date or Special Payment Date) as a proportion of the Initial Invested Amount).

    The fiscal year of the Trust ends on December 31 in each year. On or before January 31 of each calendar year, beginning with January 31, 1998, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Servicer containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

    The Agreement will provide that on or before April 30 of each calendar year, beginning on April 30, 1998, the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied procedures, as agreed upon between such firm and the Servicer, to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as shall be set forth in such statement. In addition, on or before April 30 of each calendar year, beginning with April 30, 1998, such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer Reports and other certificates delivered during the preceding calendar year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts

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and deliver a certificate to the Trustee stating that such amounts are in agreement except for such exceptions which shall be set forth in such report.

    The Agreement will provide for delivery to the Trustee on or before April 30 of each calendar year, beginning with April 30, 1998, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.


    Copies of all such statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee. See "--The Trustee."



BANKRUPTCY PROVISIONS



    The Transferor, the Servicer and the Trustee will covenant in the Agreement, and each Certificateholder and the Collateral Interest Holder, by accepting a Certificate or the Collateral Investor Interest, as applicable, will be deemed to covenant, that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Collateral Investor Interest or the Agreement.


AMENDMENTS


    The Agreement may be amended by the Transferor, the Servicer and the Trustee, without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, to enable the Trust or a portion thereof to elect to qualify for federal income tax purposes as a "financial asset securitization investment trust" or comparable tax entity for the securitization of financial assets and to amend certain tax-related provisions therein should such provisions become unnecessary as a result of state tax authorities adopting provisions similar to certain Treasury Regulations with respect to entity classification for federal income tax purposes, PROVIDED that (i) the Transferor delivers to the Trustee a certificate of an authorized officer of the Transferor to the effect that such amendment will not adversely affect in any material respect the interest of such Certificateholders, (ii) the Transferor delivers a Tax Opinion to the Trustee and (iii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series by any Rating Agency. Any Series Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not require Certificateholder consent under the provisions of the Agreement.



    The Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66-2/3% of the invested amounts of all Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding. Any such amendment shall require that the applicable Rating Agency confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of certificates. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the invested amount, the investor percentage or the investor default amount of such Series, or (iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected.

    Promptly following the execution of any amendment to the Agreement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

LIST OF CERTIFICATEHOLDERS


    Upon written request of any certificateholder or group of certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the invested amount of a Series, the Trustee will provide such certificateholders with the current list of certificateholders of the Trust for purposes of communicating with other certificateholders with respect to their rights under the Agreement.


    The Agreement generally does not provide for any annual or other meetings of certificateholders.

THE TRUSTEE

    Citibank, N.A. will be Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. The Trustee's Corporate Trust Office is located at 120 Wall Street, New York, New York 10043.

    For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

    The Trustee may resign at any time, in which event a successor Trustee will be appointed as provided in the Agreement. The Transferor may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, a successor Trustee will be appointed as provided in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

    The Transferor will covenant and warrant that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Transferor will also covenant and warrant to the Trust in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and the proceeds thereof (except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor), in favor of the Trust on and after their creation.

    The Receivables are "accounts" or "general intangibles" as defined in
Article 9 of the UCC. The absolute transfer of accounts and the transfer of accounts and general intangibles as security for an

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
obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, including the filing of financing statements to perfect the Trust's security interest. Financing statements covering the Receivables will be filed under the applicable UCC to protect the Trust. The absolute transfer of general intangibles is not governed by Article 9 of the UCC but by applicable state law.


    There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, if the FDIC were appointed as receiver of the Transferor, certain administrative expenses of the receiver may also have priority over the interest of the Trust in such Receivables. Under the Agreement, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party, except for liens for local taxes and government charges not due and payable or being contested in good faith by the Transferor. In addition, the Transferor will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.


    Unless continuation statements are filed within the time specified in the UCC in respect of the security interest of the Trust in the Receivables, the perfection of such interest will lapse.

    As set forth under "Description of the Certificates--Allocation of Collections; Deposits in Collection Account," cash collections of Receivables will, except in certain circumstances, be available for use by the Servicer until deposited into the Collection Account on the business day preceding each Distribution Date. In the event of insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash collections.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

    The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Transferor. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, the Transferor.

    To the extent that (i) the Transferor granted a security interest in the Receivables to the Trust, (ii) the interest was validly perfected before the Transferor's insolvency, (iii) the interest was not taken or granted in contemplation of the Transferor's insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, (iv) the Agreement is continuously a record of the Bank, and (v) the Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of the Transferor, such valid perfected security interest of the Trustee should be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Transferor and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Transferor. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require the Trustee to establish its right to those payments by submitting to and completing the statutory administrative claims procedure, or the FDIC were to request a stay of proceedings with respect to the Transferor, delays in payments on the Certificates and possible reductions in the amounts of those payments could occur. In the event of a repudiation of obligations by the FDIC as conservator or receiver, a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the FDIC as conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC

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

Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. The FDIC has not adopted a formal policy statement on payment of "actual direct compensatory damages" with respect to collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the outstanding principal owed plus interest accrued at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case, however, involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine the Trust's "actual direct compensatory damages" in the event the FDIC repudiated the Transferor's obligations under the Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment.



    The Agreement will provide that, upon the appointment of a receiver or conservator for the Transferor or upon a voluntary liquidation with respect to the Transferor, the Transferor will promptly give notice thereof to the Trustee, and an Early Amortization Event with respect to all Series will occur. Under the Agreement no new Receivables would be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of certificates representing undivided interests aggregating more than 50% of the aggregate principal balance of each Class of each Series, any holder of an interest in the Exchangeable Transferor Certificate (other than the Transferor) and each provider of Enhancement, if any, applicable to any Series, or unless otherwise required by the FDIC as receiver or conservator for the Transferor, the Trustee would proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Early Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the FDIC as receiver or conservator may have the power to require the Transferor to continue to transfer new Receivables to the Trust, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period.


    In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If the Transferor were to be placed into receivership and a court were to follow the OCTAGON court's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel has advised the Transferor that the facts of the OCTAGON case are distinguishable from those in the sale transactions between the Transferor and the Trust and that the reasoning of the OCTAGON case appears to be inconsistent with established precedent and the UCC. In addition, because the Transferor, the Trust and the transactions governed by the Agreement do not have any particular link to the 10th Circuit, it is unlikely that the Transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the OCTAGON case should not be binding precedent on a court in a receivership proceeding.

CONSUMER PROTECTION LAWS

    The relationship between the cardholder and charge card issuer is extensively regulated by federal and state consumer protection statutes. With respect to charge cards issued by the Transferor the most significant federal laws include the federal Truth-In-Lending and Equal Credit Opportunity Acts. These

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
statutes and certain state laws impose disclosure requirements before and when an Account is opened, at the end of monthly billing cycles and at year-end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, cardholders are entitled under these laws to have payments and credits applied to the charge card account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Transferor has agreed to accept the designation as Ineligible Receivables of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Certificates--Covenants, Representations and Warranties."

    Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being charged off as uncollectible when there are not funds available under any Enhancement. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Set forth below is a discussion of the material federal income tax consequences to Certificate Owners. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change (which may be retroactive). Dorsey & Whitney LLP, counsel to First Bank ("Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion of Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). This discussion does not deal with all aspects of federal income taxation that may be relevant to Certificate Owners in light of their personal investment circumstances, nor to certain types of owners subject to special treatment under the federal income tax laws (E.G., banks, life insurance companies and tax-exempt organizations). Prospective investors are encouraged to consult their own tax advisors with regard to the federal income tax consequences specific to such investor of owning and disposing of the Certificates, as well as the tax consequences specific to such investor arising under the laws of any applicable state, foreign country or other jurisdiction.

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS OF THE TRANSFEROR


    The Transferor and the holders of Certificates will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, the Certificates will be indebtedness secured by the Receivables and any other Trust assets allocable to the Certificates. The Transferor, by entering into the Agreement, and each Certificate Owner, by the acceptance of an interest in a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. The Agreement generally will refer to the transfer of the related Receivables as a "sale," however, and since


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different criteria are used in determining the nontax accounting treatment of the transaction, the Transferor will treat the Agreement, for certain nontax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

    A basic premise of federal income tax law is that the economic substance of a transaction generally determines the tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for nontax purposes.

    The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. Among those factors, the primary factors examined are whether the transferee has the opportunity to gain if the property increases in value and bears the risk of loss if the property decreases in value. Based upon an analysis of such factors, Counsel's opinion provides that for federal income tax purposes the Certificates will be characterized as indebtedness secured by the Receivables and any other Trust assets, and the Trust will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation.

INTEREST INCOME TO CERTIFICATE OWNERS

    Assuming the Certificates are debt obligations for federal income tax purposes, interest on the Certificates will be taxable as ordinary interest income when received by Certificate Owners utilizing the cash-basis method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Under the applicable regulations, the Certificates would be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of a Certificate (generally equal to its principal balance as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Certificates are sold to the public). Any OID would be considered DE MINIMIS under the regulations if it does not exceed 1/4% of the stated redemption price at maturity of a Certificate multiplied by the number of full years until its maturity date. It is anticipated that the Certificates will not be considered issued with more than DE MINIMIS OID. Under the OID regulations, an owner of a Certificate issued with a DE MINIMIS amount of OID must include such OID in income, on a PRO RATA basis, as principal payments are made on the Certificate.

    While it is not anticipated that the Certificates will be issued at a greater than DE MINIMIS OID, under applicable Treasury regulations (the "Regulations") the Certificates may nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments on the Certificates are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this provision does not directly apply to the Certificates (because they have no actual default provisions), the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, the Transferor intends to take the position that interest payments on the Certificates constitute qualified stated interest. If, however, interest payments on the Certificates were not classified as qualified stated interest, all of the taxable income to be recognized with respect to the Certificates would be includible in income as OID but would not be includible again when the interest is actually received. If the yield on a Class of Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income in respect to the Certificates in advance of the receipt of cash attributable to such income.

    A Certificate Owner must include OID in income as interest over the term of the Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Each Certificate Owner should consult its own tax advisor regarding the impact of the OID rules if the Certificates are issued with OID.

    A Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. A Certificate Owner who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

    As an alternative to the above treatments, accrual method Certificate Owners may elect to include in gross income all interest with respect to a Certificate, including stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method.

DISPOSITION OF CERTIFICATES

    Generally, gain or loss will be recognized on a sale or other taxable disposition of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates. A Certificate Owner's tax basis in a Certificate will generally equal the cost thereof increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital gain or loss will be long-term if the Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid on the Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification of their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information only from Participants and Indirect Participants rather than from the Trustee. Each nonexempt Certificate Owner will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing the Certificate Owner's name, address, federal taxpayer identification number and a statement that such Certificate Owner is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Trustee (or the Participants or Indirect Participants) will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the Certificate Owner, and remit the withheld amounts to the IRS as a credit against the Certificate Owner's federal income tax liability.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP

    As described above, it is the opinion of Counsel that for federal income tax purposes the Certificates will be characterized as debt and the Trust will not be characterized as an association or publicly traded partnership taxable as a corporation. However, this opinion is not binding on the IRS and no assurance can be given that this characterization will be sustained.

    If the IRS were to contend successfully that any class of Certificates is not debt for federal income tax purposes, the Trust might be classified for federal income tax purposes as a partnership or a publicly traded partnership taxable as a corporation. In the opinion of Counsel, if the IRS were to contend successfully that the Collateral Investor Interest were not debt for federal income tax purposes (assuming that neither the Class A Certificates or Class B Certificates, nor certificates of any other outstanding Series, were also recharacterized), the arrangement between the Transferor and the Collateral Interest Holder would be classified as a partnership for federal income tax purposes and would not be treated as a publicly traded partnership because of an exception for (i) an entity whose income is interest income that is not derived in the conduct of a financial business or (ii) partnership interests that are privately placed. In such case, the partnership would not be subject to federal income tax. If the Class A Certificates or Class B Certificates are treated as equity interests in a partnership, the partnership would in all likelihood be treated as a publicly traded partnership. A publicly traded partnership is, in general, taxable as a corporation. If the partnership were nevertheless not taxable as a corporation because of an exception for an entity whose income is interest income that is not derived in the conduct of a financial business, it would not be subject to federal income tax. Rather, each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by the partnership would be passed through to the partners in the partnership (including the Certificate Owners) according to their respective interests therein.

    The income reportable by the Certificate Owners as partners in such a partnership could differ from the income reportable by them as holders of debt. However, except as provided below, it is not expected that such differences would be material. If the Certificate Owners were treated as partners, a cash-basis Certificate Owner might be required to report income when it accrues to the partnership rather than when it is received by the Certificate Owner. Moreover, if the Certificates are interests in a partnership, an individual Certificate Owner's share of expenses of the partnership would be miscellaneous itemized deductions that might not be deductible in whole or in part, causing the Certificate Owner to be taxable on a greater amount of income than the stated interest on the Certificates. Finally, if any Class of Certificates is treated as equity in a partnership in which other Certificates are debt, all or part of a tax-exempt Certificate Owner's share of income from Certificates treated as equity would be treated as unrelated debt-financed income taxable to the Certificate Owner.

    Alternatively, if the Trust were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Distributions by the entity (other than interest distributions on Classes of Certificates properly characterized as debt) would probably not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Certificate Owners, and the Certificate Owners could be liable for a share of such a tax. Moreover, all or part of the distributions on Certificates treated as equity would probably be treated as dividend income to the recipients, although such dividends might, under certain circumstances, be eligible for the dividends received deduction under the Code.

    Since the Transferor will treat the Certificates as indebtedness for federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates and the arrangement created by the Agreement.

FOREIGN INVESTORS

    If, in accordance with the opinion of counsel, the Certificates are classified as debt for federal income tax purposes, the following information describes the federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust, except that the term does not include certain former citizens of the United States whose income and gain on the Certificates will be subject to United States taxation.

        (A) Interest paid or accrued to a Foreign Person would be exempt from U.S. withholding taxes (including backup withholding taxes); PROVIDED that the Foreign Person complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of First Bank or, upon the issuance of an interest in the Trust that is treated as a partnership interest, does not actually or constructively own such interest, and is not a controlled foreign corporation with respect to First Bank or the holder of such interest). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Certificates on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of the Certificates stating that the owner is not a U.S. person and providing the owner's name and address, (ii) IRS Form 1001 (or other appropriate successor form thereto) signed by the beneficial owner of a Certificate or the owner's agent, claiming exemption from withholding under an applicable tax treaty, (iii) IRS Form 4224 (or other appropriate successor form thereto) signed by the beneficial owner of the Certificates or the owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; PROVIDED that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the owner is a U.S. person or that any certification on the form is false.

        (B) An owner of a Certificate who is a Foreign Person will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of the Certificate; PROVIDED that (i) the gain is not effectively connected to a trade or business carried on in the United States, (ii) in the case of an owner who is an individual, the owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs, (iii) in the case of gain representing accrued interest, the conditions described in paragraph (A) above are satisfied, and (iv) the Certificate was held as a capital asset.

        (C) If the interest, gain or income on a Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (which characterization could occur if the interests of owners of certificates of a Series are reclassified as interests in a partnership (not taxable as a corporation)), the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates and, additionally, will be required to file a federal income tax return. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        (D) A Certificate owned by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of the owner's death if, immediately before his death, (i) the decedent did not actually or constructively own 10% or more of the voting stock of First Bank and (ii) the ownership of the Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States.

    If the IRS were to contend successfully that the Certificates are equity interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Person might be required to file a U.S. income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Certificates are recharacterized as equity interests in a publicly traded partnership taxable as a corporation, a Certificate Owner who is a Foreign Person would generally be taxed (and be subject to withholding) on the gross amount of the distributions on the Certificates, to the extent they are treated as dividends, at the rate of 30% (unless the rate is reduced by applicable treaty).

    Recently proposed Treasury regulations (the "Proposed Regulations") could affect the procedures to be followed by a Foreign Person in complying with United States Federal backup withholding and information reporting rules. The Proposed Regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1997. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Proposed Regulations on the purchase, ownership, and disposition of the Certificates.

FASIT PROVISIONS


    Recently enacted provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). However, these provisions are not effective until September 1, 1997, and many technical issues concerning FASITs must be addressed by Treasury regulations that have yet to be drafted. Although transition rules permit an entity in existence on August 31, 1997, such as the Trust, to elect FASIT status, at the present time it is not clear how outstanding interests of such an entity would be treated subsequent to such an election. In particular, it is not clear whether certificates of any Series outstanding on August 31, 1997, would be treated as "regular interests" in a FASIT if the Transferor were to elect FASIT status for the Trust after that date.


                        STATE AND LOCAL TAX CONSEQUENCES

    In addition to the federal income tax consequences described above, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors should consult their own tax advisers with respect to the various state and local tax consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. V. HARRIS TRUST AND SAV. BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (E.G., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty. Thus, a Plan fiduciary considering an investment in Certificates should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

    Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.

CLASS A CERTIFICATES

    The Plan Assets Regulation contains an exception to the plan asset rules that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held," I.E., owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Plan Assets Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.


    The Class A Certificates may be held by at least 100 independent investors at the conclusion of the offering, although no assurances can be given, and no monitoring or other measures will be taken, to ensure that such condition will be met. The Transferor anticipates that the other conditions of the Plan Assets Regulation will be met with respect to the Class A Certificates. If the Trust's assets were deemed to be "plan assets" of a Plan investor, there is uncertainty whether existing exemptions from the "prohibited transaction" rules of ERISA, would apply to all transactions involving the Trust's assets. Accordingly, Plan fiduciaries should consult with counsel before making a purchase of Class A Certificates.


CLASS B CERTIFICATES

    The Underwriters do not expect that the Class B Certificates will be held by 100 or more independent investors. Accordingly, the Class B Certificates may not be purchased by Plans.

    EACH CERTIFICATE OWNER OF A CLASS B CERTIFICATE (INCLUDING BUT NOT LIMITED TO ANY INSURANCE COMPANY GENERAL ACCOUNT) WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NEITHER A PLAN NOR ACQUIRING THE CLASS B CERTIFICATES ON BEHALF OF OR USING THE ASSETS OF ANY PLAN.

GENERAL INVESTMENT CONSIDERATIONS

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Class A Certificates with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  UNDERWRITING


    Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Transferor, the Servicer and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal balance of the Class A Certificates and Class B Certificates set forth opposite its name.



                                                 PRINCIPAL BALANCE     PRINCIPAL BALANCE
                                                     OF CLASS A            OF CLASS B
                 UNDERWRITERS                       CERTIFICATES          CERTIFICATES
----------------------------------------------  --------------------  --------------------
J.P. Morgan Securities Inc....................       $                     $
Bear, Stearns & Co. Inc.......................
Morgan Stanley & Co. Incorporated ............
                                                                                                    -
                                                        -------               -------
   Total......................................       $                     $
                                                                                                    -
                                                                                                    -
                                                        -------               -------
                                                        -------               -------


    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.


    The Underwriters of the Class A Certificates propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
   % of the principal balance of the Class A Certificates. The Underwriters may
allow, and such dealers may reallow, concessions not in excess of    % of the
principal balance of the Class A Certificates to certain brokers and dealers. The Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess
of      % of the principal balance of the Class B Certificates. The Underwriter of the Class B Certificates may allow, and such dealers may reallow, concessions
not in excess of    % of the principal balance of the Class B Certificates to
certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.


    Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.


    The Transferor and the Servicer will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

    In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with First Bank, its affiliates and the Trust. In addition, the Underwriters may from time to time take positions in the Certificates and other certificates issued by the Trust.

                                 LEGAL MATTERS

    Certain legal matters and federal income tax matters relating to the issuance of the Certificates will be passed upon for First Bank by Dorsey & Whitney LLP. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                                 INDEX OF TERMS


TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Accounts..............................................................................................        2, 6
Accumulation Period...................................................................................          14
Accumulation Period Length............................................................................          50
Additional Accounts...................................................................................      10, 55
Addition Date.........................................................................................          55
Adjusted Invested Amount..............................................................................       9, 60
Adjustment............................................................................................          73
Agreement.............................................................................................           6
Assignment............................................................................................          55
Available Investor Principal Collections..............................................................          50
Available Overconcentration Account Amount............................................................          64
Available Reserve Account Amount......................................................................          62
Bank..................................................................................................           6
Bank Portfolio........................................................................................           7
Base Rate.............................................................................................          76
Card Services.........................................................................................          31
Cede..................................................................................................           3
Cedel.................................................................................................          46
Cedel Participants....................................................................................          46
Certificateholders....................................................................................           6
Certificate Owners....................................................................................           3
Certificates..........................................................................................        1, 5
Class.................................................................................................           6
Class A Additional Interest...........................................................................          66
Class A Adjusted Invested Amount......................................................................       9, 60
Class A Available Funds...............................................................................          48
Class A Certificateholders............................................................................           6
Class A Certificate Rate..............................................................................           8
Class A Certificates..................................................................................        1, 5
Class A Expected Final Payment Date...................................................................       8, 13
Class A Fixed Percentage..............................................................................          59
Class A Floating Percentage...........................................................................          58
Class A Initial Invested Amount.......................................................................           8
Class A Invested Amount...............................................................................       8, 59
Class A Investor Charge-Off...........................................................................      19, 73
Class A Investor Default Amount.......................................................................          72
Class A Investor Interest.............................................................................           7
Class A Monthly Interest..............................................................................          67
Class A Monthly Principal.............................................................................          69
Class A Required Amount...............................................................................      18, 64
Class A Servicing Fee.................................................................................          79
Class B Additional Interest...........................................................................          67
Class B Available Funds...............................................................................          49
Class B Certificateholders............................................................................           6
Class B Certificate Rate..............................................................................           8
Class B Certificates..................................................................................        1, 5
Class B Expected Final Payment Date...................................................................       8, 13

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Class B Fixed Percentage..............................................................................          59
Class B Floating Percentage...........................................................................          58
Class B Initial Invested Amount.......................................................................           8
Class B Invested Amount...............................................................................       8, 60
Class B Investor Charge-Off...........................................................................      20, 73
Class B Investor Default Amount.......................................................................          72
Class B Investor Interest.............................................................................           7
Class B Monthly Interest..............................................................................          67
Class B Monthly Principal.............................................................................          70
Class B Required Amount...............................................................................      18, 65
Class B Servicing Fee.................................................................................          79
Closing Date..........................................................................................           7
Code..................................................................................................          87
Collateral Available Funds............................................................................          67
Collateral Default Amount.............................................................................          72
Collateral Fixed Percentage...........................................................................          59
Collateral Floating Percentage........................................................................          59
Collateral Initial Invested Amount....................................................................           8
Collateral Interest Holder............................................................................           6
Collateral Invested Amount............................................................................       8, 60
Collateral Investor Charge-Off........................................................................          73
Collateral Investor Interest..........................................................................           7
Collateral Monthly Interest...........................................................................          69
Collateral Monthly Principal..........................................................................          70
Collateral Rate.......................................................................................          69
Collateral Required Amount............................................................................          66
Collateral Servicing Fee..............................................................................          79
Collection Account....................................................................................          57
Collection Period.....................................................................................           9
Commission............................................................................................           2
Controlled Accumulation Amount........................................................................          70
Controlled Deposit Amount.............................................................................          70
Cooperative...........................................................................................          46
Corporate Card........................................................................................          30
Counsel...............................................................................................          87
Covered Amount........................................................................................      16, 61
Cut-Off Date..........................................................................................           7
Defaulted Receivables.................................................................................          72
Deficit Controlled Accumulation Amount................................................................      15, 70
Definitive Certificates...............................................................................          47
Depositaries..........................................................................................          45
Depository............................................................................................          44
Determination Date....................................................................................          81
Disclosure Document...................................................................................          11
Disqualified Persons..................................................................................          92
Distribution Date.....................................................................................          67
DOL...................................................................................................          93
DTC...................................................................................................      3, A-1
Early Amortization Event..............................................................................          74
Early Amortization Period.............................................................................          16

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Eligible Account......................................................................................          54
Eligible Institution..................................................................................          57
Eligible Investments..................................................................................          57
Eligible Receivable...................................................................................          54
Enhancement...........................................................................................          71
Enhancement Surplus...................................................................................          70
ERISA.................................................................................................      23, 92
Euroclear.............................................................................................          46
Euroclear Operator....................................................................................          46
Euroclear Participants................................................................................          46
Euroclear System......................................................................................          46
Excess Funding Account................................................................................          64
Excess Spread.........................................................................................      18, 68
Exchange..............................................................................................          11
Exchange Act..........................................................................................           3
Exchangeable Transferor Certificate...................................................................          11
FASIT.................................................................................................          92
FDIA..................................................................................................          85
FDIC..................................................................................................          24
First Bank............................................................................................           6
First Bank System.....................................................................................          43
Fixed Allocation Percentage...........................................................................          59
Floating Allocation Percentage........................................................................          58
Foreign Person........................................................................................          91
Global Securities.....................................................................................         A-1
Holders...............................................................................................          47
Implied Rating........................................................................................          63
Indirect Participants.................................................................................          45
Ineligible Receivable.................................................................................          53
Initial Invested Amount...............................................................................           9
Interest Funding Account..............................................................................          48
Interest Payment Date.................................................................................          12
Invested Amount.......................................................................................       8, 60
Investor Charge-Offs..................................................................................          73
Investor Default Amount...............................................................................          72
Investor Interest.....................................................................................           7
IRS...................................................................................................          87
Loan Agreement........................................................................................          21
Minimum Transferor Amount.............................................................................          55
Minimum Transferor Percentage.........................................................................          55
Minimum Trust Principal Component.....................................................................          55
Monthly Investor Servicing Fee........................................................................      12, 78
Monthly Servicer Report...............................................................................          81
Net Interchange.......................................................................................          11
Net Servicing Fee Rate................................................................................          79
OID...................................................................................................          88
Overconcentration Account.............................................................................      21, 62
Overconcentration Balance.............................................................................          62
Participants..........................................................................................          45
Parties in Interest...................................................................................          92

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Payment Date Statement................................................................................          82
Plan..................................................................................................          92
Plan Assets Regulation................................................................................      22, 93
Portfolio Yield.......................................................................................          76
Principal Collections.................................................................................          11
Principal Funding Account.............................................................................          15
Principal Funding Account Balance.....................................................................          60
Principal Funding Investment Proceeds.................................................................      15, 61
Principal Funding Investment Shortfall................................................................      15, 61
Principal Terms.......................................................................................      28, 52
Proposed Regulations..................................................................................          92
Prospectus............................................................................................           2
Purchasing Cards......................................................................................          30
Rating Agency.........................................................................................          23
Reallocated Class B Principal Collections.............................................................          65
Reallocated Collateral Principal Collections..........................................................          65
Reallocated Principal Collections.....................................................................      14, 65
Receivables...........................................................................................        2, 6
Record Date...........................................................................................          48
Regulations...........................................................................................          88
Removed Accounts......................................................................................      10, 56
Required Collateral Invested Amount...................................................................      20, 71
Required Overconcentration Account Amount.............................................................          62
Required Reserve Account Amount.......................................................................          61
Reserve Account.......................................................................................          61
Reserve Account Funding Date..........................................................................          61
Revolving Period......................................................................................          14
RTC...................................................................................................          25
RTC Policy Statement..................................................................................          85
S&P...................................................................................................          62
Securities Act........................................................................................          11
Series................................................................................................      6, A-1
Series 1997-1.........................................................................................           6
Series 1997-1 Supplement..............................................................................           6
Series 1997-1 Termination Date........................................................................           9
Series Supplement.....................................................................................           6
Servicer..............................................................................................           6
Servicer Default......................................................................................          80
Servicer Interchange..................................................................................          78
Service Transfer......................................................................................          80
Servicing Base Amount.................................................................................          78
Servicing Fee.........................................................................................          78
Servicing Fee Rate....................................................................................          78
Shared Excess Yield Collections.......................................................................      19, 69
Shared Principal Collections..........................................................................          71
Special Payment Date..................................................................................          68
Tax Opinion...........................................................................................          52
Terms and Conditions..................................................................................          47
Transfer Date.........................................................................................          58
Transferor............................................................................................           6

TERM                                                                                                       PAGE
------------------------------------------------------------------------------------------------------  ----------
Transferor Amount.....................................................................................          55
Transferor Interest...................................................................................           7
Transferor Percentage.................................................................................          44
Trust.................................................................................................        1, 5
Trustee...............................................................................................           6
Trust Portfolio.......................................................................................          36
Trust Principal Component.............................................................................          36
Trust Termination Date................................................................................          74
UCC...................................................................................................          24
Underwriters..........................................................................................          94
Underwriting Agreement................................................................................          94
U.S. Person...........................................................................................         A-4
VISA..................................................................................................          29
Yield Collections.....................................................................................          10
Yield Factor..........................................................................................          11

                                                                         ANNEX I


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered First Bank Corporate Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.


    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.


    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.



    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).


    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).


    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States trustees have authority to control all substantial decisions of the trust, except that the term does not include certain former citizens of the United States whose income and gain on the Global Securities will be subject to United States taxation. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee..................................................  $ 121,587
Printing and Engraving............................................     35,000
Trustee's Fee.....................................................     15,000
Legal Fees and Expenses...........................................    225,000
Accountants' Fees and Expenses....................................     35,000
Rating Agency Fees................................................    240,000
Miscellaneous Fees and Expenses...................................      3,413
                                                                    ---------
  Total Expenses..................................................  $ 675,000
                                                                    ---------
                                                                    ---------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Twelve of the Amended and Restated Articles of Association of First Bank of South Dakota (National Association) provides as follows:

    TWELFTH. Any person, such person's heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil, criminal, or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association or of any firm, corporation, or organization which such person served in any such capacity at the request of the Association. Provided, however, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of such person's duties to the Association, or (2) which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding constituting a majority of the whole number of directors, or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to the Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

    Such expenses actually incurred by such person in connection with such action, suit, or proceeding may be paid by the Association in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) such person has a substantial likelihood of prevailing on the merits,
(2) in the event such person does not prevail, such person will have the financial capability to reimburse the Association, and (3) payment of such expenses by the Association will not adversely affect the safety and soundness of the Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, the Association shall cease paying such expenses. Further, the Association shall enter into a written agreement with such person specifying the conditions under which such person shall reimburse the Association.

    The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such directors, advisory directors, officers, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers, employees, or agents.

                            [End of Article Twelve]

    The effect of any such insurance described above would be to reduce the risk to shareholders and depositors of First Bank that any such indemnification payments might have a material adverse effect on the financial condition of First Bank. First Bank System, Inc., the holding company of First Bank, has purchased directors' and officers' liability insurance, which policy extends to directors and officers of First Bank.

ITEM 16. EXHIBITS


  NUMBER                DESCRIPTION
-----------

       1.1      --      Form of Underwriting Agreement*

       3.1      --      Amended and Restated Articles of Association of the Transferor*

       3.2      --      Bylaws of the Transferor*

       4.1      --      Form of Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee*

       4.2      --      Form of Series 1997-1 Supplement to the Pooling and Servicing Agreement among the Transferor, the
                        Servicer and the Trustee*

       4.3      --      Form of Class A Certificate (contained in Exhibit 4.2)*

       4.4      --      Form of Class B Certificate (contained in Exhibit 4.2)*

       5.1      --      Opinion of Dorsey & Whitney LLP re Legality*

       8.1      --      Opinion of Dorsey & Whitney LLP re Tax Matters*

      23.1      --      Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)*

      23.2      --      Consent of Dorsey & Whitney LLP (contained in Exhibit 8.1)*

        24      --      Powers of Attorney*


------------------------

*   Previously filed.

(b) Financial Statement Schedules
    Not applicable.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes as follows:

    (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con trolling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on February 18, 1997.


                                          FIRST BANK CORPORATE CARD MASTER TRUST

                                          By FIRST BANK OF SOUTH DAKOTA
                                             (NATIONAL ASSOCIATION)

                                By             /s/ DANIEL P. MURPHY*
                                     -----------------------------------------
                                                  Daniel P. Murphy
                                               Director and President

*By:    /s/ DAVID J. PARRIN
      ------------------------
         (David J. Parrin,
         Attorney in Fact)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on February 18, 1997.


                                          FIRST BANK OF SOUTH DAKOTA
                                          (NATIONAL ASSOCIATION)


                                By             /s/ DANIEL P. MURPHY*
                                     -----------------------------------------
                                                  Daniel P. Murphy
                                               Director and President

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ DANIEL P. MURPHY*       Director and President
------------------------------    (principal executive        February 18, 1997
      Daniel P. Murphy*           officer)

                                Executive Vice President
     /s/ SUSAN E. LESTER*         and Chief Financial
------------------------------    Officer (principal          February 18, 1997
       Susan E. Lester*           financial officer)

     /s/ DAVID J. PARRIN*       Senior Vice President and
------------------------------    Controller (principal       February 18, 1997
       David J. Parrin*           accounting officer)

     /s/ THOMAS J. FLYNN*       Director
------------------------------                                February 18, 1997
       Thomas J. Flynn*

     /s/ BARRY L. MARTIN*       Director
------------------------------                                February 18, 1997
       Barry L. Martin*

    /s/ CRAIG A. JOHNSON*       Director
------------------------------                                February 18, 1997
      Craig A. Johnson*

    /s/ PHILIP G. HEASLEY*      Director
------------------------------                                February 18, 1997
      Philip G. Heasley*



*By:    /s/ DAVID J. PARRIN
      ------------------------
         (David J. Parrin,
         Attorney in Fact)

                               INDEX TO EXHIBITS


                                                                                                            SEQUENTIALLY
  EXHIBIT                                                                                                     NUMBERED
  NUMBER                                             DESCRIPTION                                                PAGE
-----------  --------------------------------------------------------------------------------------------  ---------------

       1.1   Form of Underwriting Agreement*

       3.1   Amended and Restated Articles of Association of the Transferor*

       3.2   Bylaws of the Transferor*

       4.1   Form of Pooling and Servicing Agreement among the Transferor, the Servicer and the Trustee*

       4.2   Form of Series 1997-1 Supplement to the Pooling and Servicing Agreement among the
             Transferor, the Servicer and the Trustee*

       4.3   Form of Class A Certificate (contained in Exhibit 4.2)*

       4.4   Form of Class B Certificate (contained in Exhibit 4.2)*

       5.1   Opinion of Dorsey & Whitney LLP re Legality*

       8.1   Opinion of Dorsey & Whitney LLP re Tax Matters*

      23.1   Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)*

      23.2   Consent of Dorsey & Whitney LLP (contained in Exhibit 8.1)*

        24   Powers of Attorney*
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*   Previously filed.